As filed with the Securities and Exchange Commission on January 25, 2008

REGISTRATION NO. 333-148394

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM SB-2

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CORD BLOOD AMERICA, INC.

(Name of Small Business Issuer in its Charter)

Florida	8071	65-1078768
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

501 Santa Monica Blvd., Suite 700, Santa Monica, CA 90401
(310) 432-4090
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Schissler, Chief Executive Officer
501 Santa Monica Blvd., Suite 700
Santa Monica, California 90401
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
(212) 930-9700 (212) 930-9725 (fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $.0001 per share	37,184,339 (3)	$0.0165	$613,542	$18.84 *

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Estimated in accordance with Rule 457(c) of the Securities Act for the sole purpose of calculating the registration fee. We have based the fee calculation on the average of the high and low prices of our common stock on the OTC Bulletin Board on December 24, 2007.

(3) Represents the registration for resale by the selling stockholders listed in the table at page 9 of this prospectus (the “Selling Stockholders”) of shares of the Company’s common stock issuable to the Selling Stockholders upon conversion of warrants issued to the Selling Stockholders.

* Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED JANUARY 25, 2008

CORD BLOOD AMERICA, INC.
37,184,339 SHARES OF COMMON STOCK

PROSPECTUS

This prospectus relates to the public offering of an aggregate of 37,184,339 shares of our common stock which may be sold from time to time by the Selling Stockholders named in this prospectus. These shares represent shares of common stock issuable upon exercise of warrants issued to the Selling Stockholders in a private placement

Our common stock is traded on OTC Bulletin Board under the symbol “CBAI.OB.” The closing price of our common stock on January 24, 2008 was $0.01 per share.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 7 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____, 2008

As used in this prospectus, the terms “we”, “us”, “our,” the “Company” and “CBAI” means Cord Blood America, Inc., unless otherwise indicated.

PROSPECTUS SUMMARY

OUR COMPANY

We are engaged in the business of collecting, testing, processing and preserving umbilical cord blood, thereby allowing families to preserve cord blood at the birth of a child for potential use in future stem cell therapy. CBAI is primarily a holding company whose subsidiaries include Cord Partners, Inc., CorCell Co. Inc., CorCell Ltd., (“Cord”), CBA Professional Services, Inc. D/B/A BodyCells, Inc. ("BodyCells"), CBA Properties, Inc. ("Properties"), and Career Channel Inc, D/B/A Rainmakers International ("Rain")/ BodyCells is in development stage and is in the business of collecting, processing and preserving peripheral blood and adipose tissue stem cells allowing individuals to privately preserve their stem cells for potential use in stem cell therapy. Properties was formed to hold the corporate trademarks and any other intellectual property of CBAI and its subsidiaries. Rain was acquired in February 2005 and is engaged in the business of advertising. Rain specializes in delivering leads to corporate customers through national television and radio campaigns.

Our headquarters are located at 501 Santa Monica Blvd., Ste. 700, Santa Monica, CA 90401. Our website is located at www.cordblood-america.com. Our telephone number is 310-432-4090.

RECENT DEVELOPMENTS

On November 26, 2007, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which we issued and sold an aggregate of $1,931,106.20 principal amount of 0% Senior Convertible Notes (the “Notes”) to accredited investors (the “Purchasers”) in a private placement. The Notes were sold at a 20% discount. A portion of the principal amount of the Notes in the amount of $680,000 was paid by the Purchasers by converting $544,000 in interest owed by the Company on outstanding notes. We received gross proceeds of approximately $1,000,000.  As part of the transaction, the Purchasers were also issued warrants (the “Purchaser Warrants”) to purchase 48,277,655 shares of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), at the exercise price of $0.037 per share.

The 0% Senior Convertible Notes

The Notes are due on November 26, 2009.  So long as the registration statement that the Company is required to file pursuant to the Securities Purchase Agreement and the registration rights agreement entered into in connection therewith (the “Registration Rights Agreement”) (the “Registration Statement”), is effective, the Company will have the right to prepay, prior to the second year anniversary of the issuance of the Notes, in cash all or a portion of the Notes at 120% of the outstanding principal plus accrued interest to the date of the prepayment.  Beginning on May 26, 2008, and continuing on the same date of each successive month thereafter, the Company shall repay 1/18th of the original principal amount of the Notes either in cash or in Common Stock, at the Company’s option.  If the Company elects to repay the Notes in common stock, the number of shares issued will be based on the lesser of (i) 10% discount onto the weighted average price of the 10 trading days immediately preceding (but not including) the applicable repayment date or (ii) the then conversion price, as adjusted.

The initial conversion price of the Notes is $0.03 per share.  With certain exceptions set forth in the Notes, if the Company issues common stock at a price lower than the conversion price of the Notes, or issues convertible securities with a conversion price lower than the conversion price of the Notes , then the conversion price of the Notes will be reduced to such price.

If at any time from and after the issuance date of the Notes and prior to the maturity date (i) the closing sale price of our common stock for twenty trading days in any thirty consecutive trading day period following the issuance date exceeds 300% of the conversion price then in effect (after appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions), and (ii) the Registration Statement required to be filed pursuant to the Registration Rights Agreement shall have been effective for a period beginning at least thirty consecutive trading days immediately prior to the mandatory conversion notice date and ending on the later to occur of the mandatory conversion date and the last date on which the Registration Statement is required to remain effective and available for use pursuant to the Registration Rights Agreement, and is expected to remain effective and available for use until the earlier of thirty (30) days following the mandatory conversion date and the last date on which the Registration Statement is required to remain effective under the Registration Rights Agreement, the Company shall have the right to require the holder to convert all or any portion of the conversion amount then remaining under the Notes, in each case as designated in the mandatory conversion notice into shares of common stock at the conversion rate as of the mandatory conversion date.

The Notes contain certain covenants of the Company which the Company must adhere to while the Notes are outstanding, including that:

•

all payments due under the Notes (i) shall rank junior to all indebtedness of the Company and its subsidiaries as of the issuance date, (ii) shall rank pari passu with all other convertible notes and (iii) shall rank senior to all indebtedness of the Company and its subsidiaries incurred after the issuance date;

•

the Company and its subsidiaries shall not incur any indebtedness if such indebtedness (including the issuance of debt securities) will result in the ratio at the time of such event(s) to fall below the lesser of (i) 1.0 and (ii) the ratio existing as of the issuance date;

•

the Company shall not enter or incur any liens and shall not permit any subsidiary to incur indebtedness other than permitted indebtedness;

•

the Company and its subsidiaries shall not make any restricted payments, except for subordinated debt or subsidiaries of the Company may make restricted payments to the Company; and

•

the Company shall not pay dividends.

Defaults under the Notes include the following:

If the Registration Statement is required to be maintained effective and such effectiveness lapses;

•

If the Company’s common stock is suspended from trading on its principal trading market;

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A default under any notes executed by the Company;

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If the Company fails to pay interest or liquidated damages when due; and

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If the Company fails to perform any covenant.

If an event of default occurs, the holders of the Notes may require the Company to (i) redeem all or any portion of the Notes (ii) convert any portion of the Notes then held by the holders into shares of common stock, equal to a number of shares of common stock equal to the principal amount outstanding on the Notes divided by ninety six percent of the lowest daily volume weighted average price of the common stock during the thirty trading days immediately prior to the date of such conversion.  Each portion of the Notes subject to redemption by the Company shall be redeemed by the Company at a price equal to the conversion amount to be redeemed.  During the continuance of an event of default, the Notes shall accrue interest on any unpaid principal amount at an annual rate equal to 12%.

The holders of the Notes shall not have the right to convert the Notes, to the extent that after giving effect to such conversion, such holder would beneficially own in excess of 9.99% of the shares of the Company’s Common Stock immediately after giving effect to such conversion.

As previously mentioned, we issued the Purchasers warrants to purchase 48,277,655 shares of the Company’s Common Stock at an exercise price of $0.037 per share.  The Purchaser Warrants may be exercised any time until November 31, 2012.

The Purchaser Warrant holders may not exercise the Purchaser Warrants for a number of shares of common stock in excess of that number of shares which upon giving effect to such exercise would cause the aggregate number of shares beneficially owned by the holder to exceed 9.99% of the outstanding shares of the common stock following such exercise, except within 60 days of the expiration of the Warrants.

In connection with this transaction, we executed a security agreement pursuant to which we granted a security interest and lien on substantially all of our assets.  The lien shall terminate immediately when the Notes and all amounts due in connection with the Notes are satisfied.

In connection with the transaction, the Company paid Midtown Partners & Co., LLC, and RHK Midtown Partners

LLC, the placement agents, including their employees and affiliates, fees in the amount of $90,000. In addition, we issued the placement agents, including their employees and affiliates, 5,833,332 warrants (the “Broker Warrants”) to purchase the Company’s Common Stock. The Broker Warrants have the same terms as the Purchaser Warrants, except that, 2,916,666 of the Broker Warrants have an exercise price of $0.03.

Pursuant to the Registration Rights Agreement, we must file a registration statement to register the shares of common stock issuable upon exercise of the Purchaser Warrants and conversion of the Notes.  The initial registration statement must be filed by December 28, 2007 and declared effective by February 27, 2008.  In the event that the registration statement is not timely filed or declared effective, we will be subject to liquidated damages.  We may also be required under certain circumstances to pay the purchasers specified liquidated damages if we are unable to maintain the effectiveness of the registration statement.

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder. The transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about us and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks discussed in the section entitled “Risk Factors” that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

THE OFFERING

This prospectus relates to the resale of up to 37,184,339 shares of our common stock, representing (i) 33,175,752 shares of common stock which are issuable to the Selling Stockholders, upon exercise of warrants, issued to the purchasers pursuant to a securities purchase agreement dated November 26, 2007, and (ii) 4,008,587 shares of common stock which are issuable to the Selling Stockholders, upon exercise of warrants, issued to the placement agents (including their employees and affiliates) in connection with the securities purchase agreement, dated as of November 26, 2007. The 33,175,752 shares of common stock issuable upon exercise of the warrants issued to the purchasers represents a portion of the aggregate 48,277,655 shares issuable upon exercise of warrants issued to the purchasers under the Securities Purchase Agreement. This portion was calculated as approximately 29% of our public float of 115,217,948 shares as of December 19, 2007 (representing 151,610,492aggregate shares issued and outstanding less 36,392,544 shares held by affiliates). The 4,008,587 shares of common stock issuable upon exercise of warrants issued to the placement agents (including their employees and affiliates) represents a portion of the aggregate 5,833,332 shares issuable upon exercise of warrants issued to the placement agents (including their employees and affiliates). This portion was calculated as the placements agents’ pro rata share of the aggregate 54,110,987 shares issuable upon exercise of the warrants issued to the purchasers and the placement agents.

NUMBER OF SHARES OUTSTANDING

As of December 19, 2007, 151,610,492 shares of our common stock were issued and outstanding.

RISK FACTORS

An investment in our common stock involves a very significant risk. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Related To Our Business

We Have Been The Subject Of A Going Concern Opinion By Our Independent Auditors Who Have Raised Substantial Doubt As To Our Ability To Continue As A Going Concern

Our Independent Registered Public Accountants have added an explanatory paragraph to their audit opinions issued in connection with our consolidated financial statements which states that our financial statements raise substantial doubt as to our ability to continue as a going concern. We have experienced net losses from operations of $5,688,732 for the year ended December 31, 2006 and $4,187,878 for the nine months ended September 30, 2007. In addition, as of December 31, 2006 we had a working capital deficit of $6,878,777 and a working capital deficit of $9,108,976 as of September 30, 2007. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

We May Not Be Able To Increase Sales Or Otherwise Successfully Operate Our Business, Which Could Have A Significant Negative Impact On Our Financial Condition

We believe that the key to our success is to increase sales of our cord blood preservation services as well as our advertising services and thereby increase our revenues and available cash. Our success with regard to cord blood preservation services will depend in large part on widespread market acceptance of cryo-preservation of cord blood and our efforts to educate potential customers and sell our services. Broad use and acceptance of our service requires marketing expenditures and education and awareness of consumers and medical practitioners. We may not have the resources required to promote our services and their potential benefits. Successful commercialization of our services will also require that we satisfactorily address the needs of various medical practitioners that constitute a target market to reach consumers of our services and to address potential resistance to recommendations for our services. If we are unable to gain market acceptance of our services, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations.

Our efforts to increase our sales and revenues of advertising and direct response marketing services could be adversely impacted by the need for direct to consumer advertising services and the strength of the United States economy, especially for the small to mid-sized businesses that comprise the majority of our client base. Since downturns in the economy have generally had a more severe effect upon smaller companies, especially single-product companies, any changes or anticipated changes in the economy which cause these companies to reduce their advertising, marketing and promotion budget could negatively impact our advertising and direct response marketing business.

Because of our dependence on a limited number of customers, our failure to attract new clients for our advertising business could impair our ability to continue successful operations. The absence of a significant client base may impair our ability to attract new clients. Our failure to develop and sustain long-term relationships with our clients would impair our ability to continue our direct response marketing business, as a significant number of our agreements for advertising are for short-term or single project engagements. If our clients do not continue to use our services, and if we are unable to replace departing clients or generate new business in a timely or effective manner our business could be significantly and adversely affected.

We may not be able to increase our sales or effectively operate our business. To the extent we are unable to achieve sales growth, we may continue to incur losses. We may not be successful or make progress in the growth and operation of our business. Our current and future expense levels are based on operating plans and estimates of future sales and revenues and are subject to increase as strategies are implemented. Even if our sales grow, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Accordingly, any significant shortfall in revenues would likely have an immediate material adverse effect on our business, operating results and financial condition. Further, if we substantially increase our operating expenses to increase sales and marketing, and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely affected and, if sustained, could have a material adverse effect on our business. To the extent we implement cost reduction efforts to align our costs with revenue, our sales could be adversely affected.

We May Be Unable To Manage Growth, Which May Impact Our Potential Profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

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Establish definitive business strategies, goals and objectives

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Maintain a system of management controls

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Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

We Are Dependent Upon External Financing To Fund Our Ongoing Operations And Implement Our Business Plan.

Currently, we are dependent upon external financing to fund our operations. It is imperative that we receive this external financing to implement our business plan and to finance ongoing operations. New capital may not be available and adequate funds may not be sufficient for our operations, and may not be available when needed or on terms acceptable to our management. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our operations and may hinder our ability to expand or continue our business.

Any additional financing may involve dilution to our then-existing shareholders, which could result in a decrease in the price of our shares.

We Are Dependent Upon A Third Party Facility For The Storage Of Umbilical Cord Blood; If Our Storage Arrangements Terminate Or The Facility Fails For Any Reason, We May Not Be Able To Provide Cord Blood Banking Services For Some Period Of Time.

We do not own or operate a storage facility for umbilical cord blood. On August 1, 2007, CBAI entered into an agreement with Progenitor Cell Therapy, LLC (“PCT”) for testing, processing and storage of cord blood samples, and terminated an agreement with Bergen Community Regional Blood Center (“Bergen”). If our agreement with PCT were to terminate for any reason, we believe that comparable services could be secured from another provider at comparable cost within the contractual notice period. However, we may not be able to secure such terms or secure such terms within such time frame. In such event, we may not be able to continue to provide our cord blood banking services for some period of time or our expenses of storage may increase, or both. This would have an adverse effect on our financial condition and results of operations.

All cord blood collected from our customers is stored at in Paramus, New Jersey. If our storage arrangements with the facility terminate for any reason, we may not be able to continue to provide our cord blood banking services for some period of time. Even if we are able to negotiate an extension of our existing agreement or enter into one or more new agreements, we may not be able to obtain favorable terms.

Any material disruption in the ability to maintain continued, uninterrupted storage systems could have a material adverse effect on our business, operating results and financial condition. Our systems and operations are vulnerable to damage or interruption from fire, flood, break-ins, tornadoes and similar events for which we may not carry sufficient business interruption insurance to compensate us for losses that may occur.

We Are Dependent Upon A Patent License Agreement For Certain Technology And Processes Utilized To Collect, Process And Store Umbilical Cord Blood; If Our Licensing Arrangement Terminates For Any Reason, We May Not Be Able To Collect, Process Or Store Umbilical Cord Blood For Some Period Of Time.

Pursuant to the Patent License Agreement, we may, on a non-exclusive basis, collect, process and store cord blood utilizing PharmaStem technology and processes covered by its patents for so long as the patents remain in effect. If our licensing arrangement with PharmaStem terminates for any reason, then we may not be able to provide our cord blood banking services for some period of time, if at all. Even if we are able to negotiate a new agreement with PharmaStem, we may not be able to obtain favorable terms.

If We Do Not Obtain And Maintain Necessary Domestic Regulatory Registrations, Approvals And Comply With Ongoing Regulations, We May Not Be Able To Market Our Cord Blood Banking Services.

The cord blood banking services that we provide are currently subject to FDA regulations requiring infectious disease testing. The cord blood facility we use has registered with the FDA as a cord blood banking service, listed its products with the FDA, and will be subject to FDA inspection. In addition, the FDA has proposed new good tissue practice regulations that would establish a comprehensive regulatory program for human cellular and tissue-based products as well as proposed rules for donor suitability. Consistent with industry practice, our cord blood collection kits have not been cleared as a medical device. The FDA has announced that it will implement more regulatory procedures for cord blood banking in 2006. This new regulation may require medical device pre-market notification clearance or approval for the collection kits. Securing any necessary medical device clearance or approval for the cord blood collection kits may involve the submission of a substantial volume of data and may require a lengthy substantive review. This would increase costs and could reduce profitability. The FDA could also require that we cease using the collection kit and require medical device pre-market notification clearance or approval prior to further use of the kits. This could cause us to cease operations for some period of time.

We may not be able to comply with any future regulatory requirements, including product standards that may be developed after the date hereof. Moreover, the cost of compliance with government regulations may adversely affect revenue and profitability. Failure to comply with applicable regulatory requirements can result in, among other things, injunctions, operating restrictions, and civil fines and criminal prosecution. Delays or failure to obtain registrations could have a material adverse effect on the marketing and sales of services and impair the ability to operate profitably in the future.

Of the states in which we provide cord blood banking services, only New Jersey and New York currently require that cord blood banks be licensed. We maintain the required procurement service licenses of both the states of New York and New Jersey. If other states adopt requirements for the licensing of cord blood banking services, either the cord blood storage facility, or we may have to obtain licenses to continue providing services in those states.

Because Our Industry Is Subject To Rapid Technological And Therapeutic Changes And New Developments, Our Future Success Will Depend On The Continued Viability Of The Use Of Stem Cells And Our Ability To Respond To The Changes.

The use of stem cells in the treatment of disease is a relatively new technology and is subject to potentially revolutionary technological, medical and therapeutic changes. Future technological and medical developments could render the use of stem cells obsolete. In addition, there may be significant advances in other treatment methods, such as genetics, or in disease prevention techniques, which could significantly reduce the need for the services we provide. Therefore, changes in technology could affect the market for our services and necessitate changes to those services. We believe that our future success will depend largely on our ability to anticipate or adapt to such changes, to offer on a timely basis, services that meet these evolving standards and demand of our customers. Expectant parents may not use our services and our services may not provide competitive advantages with current or future technologies. Failure to achieve increased market acceptance could have a material adverse effect on our business, financial condition and results of operations.

Our Markets Are Increasingly Competitive And, In The Event We Are Unable To Compete Against Larger Competitors, Our Business Could Be Adversely Affected.

Cord blood banking and stem cell preservation is becoming an increasingly competitive business. Our business faces competition from other operators of cord blood and stem cell preservation businesses and providers of cord blood and stem cell storage services. Competitors with greater access to financial resources may enter our markets and compete with us. Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than we do. Established competitors, who have substantially greater financial resources and longer operating histories than us, are able to engage in more substantial advertising and promotion and attract a greater number of customers and business than we currently attract. While this competition is already intense, if it increases, it could have an even greater adverse impact on our revenues and profitability. In the event that we are not able to compete successfully, our business will be adversely affected and competition may make it more difficult for us to grow our revenue and maintain our existing business.

The advertising and direct marketing service industry is highly competitive. We compete with major national and international advertising and marketing companies and with major providers of creative or media services. The client’s perception of the quality of our creative product, our reputation and our ability to serve clients are, to a large extent, factors in determining our ability to generate and maintain advertising business. Our size and our lack of significant revenue may affect the way that potential clients view us.

Our Information Systems Are Critical To Our Business And A Failure Of Those Systems Could Materially Harm Us.

We depend on our ability to store, retrieve, process and manage a significant amount of information. If our information systems fail to perform as expected, or if we suffer an interruption, malfunction or loss of information processing capabilities, it could have a material adverse effect on our business.

We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations.

Our success largely depends on the efforts and abilities of our Chief Executive Officer, Matthew L. Schissler. The loss of his services could materially harm our business because of the cost and time necessary to find his successor. Such a loss would also divert management’s attention away from operational issues. We do not presently maintain key-man life insurance policies on our Chief Executive Officer. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to find and train their replacements. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract sufficient number and quality of staff.

Risks Related To This Offering

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline.

The Selling Stockholders intend to sell in the public market 37,184,339 shares of common stock being registered in this offering.  That means that up to 37,184,339 shares may be sold pursuant to this Prospectus.  Such sales may cause our stock price to decline.  Our officers and directors and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Our Shareholders’ Ability To Sell Shares Of Our Common Stock.

Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.  These factors may negatively impact shareholders’ ability to sell shares of our common stock.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering.

The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board.  Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the Selling Stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the Selling Stockholders and we will not receive any proceeds from the resale of the common stock by the Selling Stockholders. We did receive gross proceeds of approximately $1,000,000 (prior to deduction of our attorneys’ fees, printing fees and other miscellaneous fees related to the private placement) from the sale of the Notes to the Selling Stockholders. We are using the proceeds for working capital. We will incur all costs associated with this registration statement and prospectus, which are currently estimated to be approximately $40,420. If the Purchaser Warrants issued pursuant to the Securities Purchase Agreement and the Broker Warrants are completely exercised for cash, we would receive a maximum of $1,981,690 as a result of such exercises. Notwithstanding, there is no assurance that any of the warrants will be exercised. If we receive any proceeds from the exercise of the warrants, these proceeds will be used for general working capital purposes.

SELLING STOCKHOLDERS

The following table sets forth, as of December 19, 2007, information regarding the beneficial ownership of our common stock by the Selling Stockholders. In the table below, the percentage ownership after the offering is based upon the assumed sale by the Selling Stockholders of all shares they may offer for sale pursuant to this prospectus. Beneficial ownership is determined according to the rules of the Securities and Exchange Commission, and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days. The percentages for each Selling Stockholder are calculated based on 151,610,492 shares issued and outstanding, plus the additional shares that the Selling Stockholder is deemed to beneficially own as set forth in the table. The shares offered by this prospectus shall be deemed to include shares offered by any pledge, donee, transferee or other successor in interest of any of the Selling Stockholders below, provided that this prospectus is amended or supplemented if required by applicable law. Except as noted, none of the Selling Stockholders have had any material relationship with us or any of our predecessors or affiliates within the past three years.

The information in this table is based upon information provided by each respective Selling Stockholder.

	Beneficial Ownership Before This Offering			Beneficial Ownership After This Offering (1)

	# of Shares	% of Shares	Shares Being Offered	# of Shares	% of Shares
Enable Growth Partners LP + ** (2) (3) One Ferry Building, Ste. 255 San Francisco, CA 94111	16,826,895	9.99%	29,954,566 (4)	20,953,898	9.99%

Enable Opportunity Partners LP + ** (2) (5) One Ferry Building, Ste. 255 San Francisco, CA 94111	16,826,895	9.99%	2,147,458 (4)	20,953,898	9.99%

Pierce Diversified Strategy Master Fund LLC, Ena + ** (2) (6) One Ferry Building, Ste. 255 San Francisco, CA 94111	16,826,895	9.99%	1,073,728 (4)	20,953,898	9.99%

Midtown Partners & Co., LLC + ** (7) 4218 West Linebaugh Avenue Tampa, FL 33624	2,273,375(8)	1.5%	601,288 (9)	1,672,087(10)	*

RHK Midtown Partners LLC + ** (11) 134 Lords Highway Weston, CT 06883	2,507,750(8)	1.6%	601,288 (9)	1,906,462 (10)	*

Bruce Jordan + ** (12) 7491 Estrella Circle Boca Raton, FL 33433	2,739,500(13)	1.8%	200,429 (9)	2,539,071 (14)	1.3%

Richard Henri Kreger (15) 134 Lords Highway Weston, CT 06883	12,687,166(16)	8.1%	2,605,582 (9)	10,081,584(17)	5.3%

* Less than one percent.

+ The Notes issued to the Selling Stockholder provides that the holder of the Note shall not be entitled to convert the Notes, to the extent that after giving effect to such conversion, such holder would beneficially own in excess of 9.99% of the shares of the Company’s common stock immediately after giving effect to such conversion. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The holder shall have the authority and obligation to determine whether this restriction will limit any conversion hereunder and to the extent that the holder determines that the limitation contained in this Section applies, the determination of which portion of the Notes are convertible shall be the responsibility and obligation of the holder. The Holder may decide whether to convert a Note or exercise Warrants to achieve an actual 9.99% ownership position.

** The warrants issued to the Selling Stockholders provide that the holder of such warrant shall not be entitled to exercise the warrant on an exercise date in connection with that number of shares of common stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates on an exercise date, and (ii) the number of shares of common stock issuable upon the exercise of the warrant with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the outstanding shares of common stock of the Company on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act and Regulation 13d-3 thereunder. The holder may decide whether to exercise a warrant to achieve an actual 9.99% ownership position. The holders may waive the conversion limitation in whole or in part upon and effective after 61 days prior written notice to the Company.

(1) Assumes that all shares registered will be sold.

(2) The number and percentage of shares, that may be held by the Selling Stockholder at one time is limited to 9.99% of the aggregate shares issued and outstanding pursuant to the terms of the Notes and warrants. Enable Growth Partners LP, Enable Opportunity Partners LP and Pierce Diversified Strategy Master Fund LLC, Ena are affiliates of each other, and are deemed to beneficially own the same securities of the Company. The aggregate shares that may be owned by them in the aggregate is limited to 9.99%. The number and percentage of shares deemed beneficially owned is limited accordingly.

(3) Mitch Levine is the Managing Director of Enable Growth Partners LP and in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mitch Levine may be deemed to be a control person, with voting and investment control (directly or with others), of the securities owned by Enable Growth Partners LP. Mr. Levine disclaims beneficial ownership of these securities. Enable Growth Partners LP is not a broker-dealer or affiliate of a broker-dealer. Enable Growth Partners LP purchased Notes in the aggregate principal amount of $1,743,606.20 (convertible into 58,120,207 shares of common stock), and received 43,590,155 warrants.

(4) Represent the Selling Stockholder’s pro rata share of the 33,175,752 share portion of the aggregate 48,277,655 shares issuable upon exercise of the Purchaser Warrants.

(5) Mitch Levine is the Managing Director of Enable Opportunity Partners LP and in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mitch Levine may be deemed to be a control person, with voting and investment control (directly or with others), of the securities owned by Enable Opportunity Partners LP. Mr. Levine disclaims beneficial ownership of these securities. Enable Opportunity Partners LP is not a broker-dealer or affiliate of a broker-dealer. Enable Opportunity Partners LP purchased Notes in the aggregate principal amount of $125,000 (convertible into 4,166,667 shares of common stock), and received 3,125,000 warrants.

(6) Mitch Levine is the Managing Director of Pierce Diversified Strategy Master Fund LLC, Ena and in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mitch Levine may be deemed to be a control person, with voting and investment control (directly or with others), of the securities owned by Pierce Diversified Strategy Master Fund LLC, Ena. Mr. Levine disclaims beneficial ownership of these securities. Pierce Diversified Strategy Master Fund LLC, Ena is not a broker-dealer or affiliate of a broker-dealer. Pierce Diversified Strategy Master Fund LLC, Ena purchased Notes in the aggregate principal amount of $62,500 (convertible into 2,083,333 shares of common stock), and received 1,562,500 warrants.

(7) Bruce Jordan may be deemed to be a control person, with voting and investment control (directly or with others), of the securities owned by Midtown Partners & Co, LLC, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Mr. Jordan disclaims beneficial ownership of these securities. Midtown Partners & Co, LLC is a broker-dealer. Midtown Partners & Co, LLC received its securities to be resold as compensation for investment banking services.

(8) Includes 875,000 shares issuable upon exercise of warrants.

(9) Represents the Selling Stockholder’s pro rata share of the 4,008,587 share portion of the aggregate 5,833,332 shares issuable upon exercise of the Broker Warrants.

(10) Includes 273,712 shares issuable upon exercise of warrants.

(11) Richard Henri Kreger may be deemed to be a control person, with voting and investment control (directly or with others), of the securities owned by RHK Midtown Partners LLC, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Mr. Kreger disclaims beneficial ownership of these securities. RHK Midtown Partners LLC is a broker-dealer. RHK Midtown Partners LLC received its securities to be resold as compensation for investment banking services.

(12) Bruce Jordan is an affiliate of a broker-dealer. Mr. Jordan bought the securities to be resold in the ordinary course of business, and at the time of the purchase of the securities had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(13) Includes 2,273,375 shares (including 875,000 shares issuable upon exercise of warrants) beneficially owned by Midtown Partners & Co., LLC. Mr. Jordan disclaims beneficial ownership of the shares beneficially owned by Midtown Partners & Co., LLC. Also includes an additional 291,666 shares issuable upon exercise of warrants.

(14) Includes 91,237 shares issuable upon exercise of warrants.

(15) Richard Henri Kreger is an affiliate of a broker-dealer. Mr. Kreger bought the securities to be resold in the ordinary course of business, and at the time of the purchase of the securities had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(16) Includes 2,507,750 shares (including 875,000 shares issuable upon exercise of warrants) beneficially owned by RHK Midtown Partners & Co., LLC. Mr. Kreger disclaims beneficial ownership of the shares beneficially owned by RHK Midtown Partners & Co., LLC.  Also includes an additional 3,791,666 shares issuable upon exercise of warrants.

(17) Includes 1,186,084 shares issuable upon exercise of warrants.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the by the Selling Stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•

on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market;

•

in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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through the writing of options, whether such options are listed on an options exchange or otherwise;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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short sales;

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sales pursuant to Rule 144;

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broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the shares of common stock or warrants and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the Selling Stockholders will be entitled to contribution.  We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and quality.  Our Board of Directors elects our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

Our directors, executive officers and other significant employees, their ages and positions are as follows:

Name	Age	Position with the Company
Matthew L. Schissler	36	Chairman and Chief Executive Officer
Joseph R. Vicente	44	Director
Timothy McGrath	42	Director
Richard J. Neeson	57	Director

Matthew L. Schissler is one of our founders and has served as Chairman of the Board and Chief Executive Officer of since January 2003. From April 2001 until January 2003, Mr. Schissler was the President and Chief Executive Officer of Rain, an advertising agency which he founded. From 1994 through March 2001, Mr. Schissler held various management sales positions at TMP Worldwide, Inc., a personnel staffing company.

Joseph R. Vicente has been a director of CBAI since April 2004.  Since November 2004 Mr. Vicente has also served as a Vice President of CBAI. From July 2002 through October 2004, Mr. Vicente was an independent consultant where he provided strategic consulting services to organizations on acquisitions, operational practices and efficiencies, and sales management.  From July 1993 through April 2002, he was a Senior Vice President at TMP Worldwide, Inc. where he held various strategic, operational, and sales management positions.

Timothy McGrath has been a director of CBAI since March 2006. Mr. McGrath has served in an executive capacity for the past twelve years and is currently the Vice President of Finance and Accounting for BioE, Inc.  From October 1999 through September 2005 Mr. McGrath served as Vice President and Chief Financial Officer of Orphan Medical, Inc.

Richard J. Neeson has been a director of CBAI since June 2007.  Mr. Neeson has been with Independence Blue Cross (“IBC”) since November 1993, when he joined IBC as President and Chief Operating Officer of QCC, Inc., the holding company for IBC's for-profit subsidiaries.  At IBC, Mr. Neeson has been primarily responsible for acquisitions, joint ventures and strategic partnerships, including negotiation, contract development and oversight.  Mr. Neeson has also been responsible for oversight of IBC’s investments in several partially owned subsidiaries, including NewSeasons, since its formation in 1996.  Mr. Neeson has been actively involved in the management of New Season’s operations since inception.  IBC purchased its partners interest in NewSeasons in 2001, and at that time, Mr. Neeson took on the additional role of President and Chief Executive Officer of NewSeasons on a full-time basis. Since June 2004, Mr. Neeson has also been chairman of Vita34 International AG, a German umbilical cord blood blank.  Mr. Neeson is a 1972 graduate of the University of Notre Dame with a BA in Economics, and a 1981 graduate of the University of Connecticut with a MBA in Finance/Management.

Involvement In Certain Legal Proceedings

None of our officers, directors, promoters or control persons have been involved in the past five years in any of the following:

(1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 19, 2007 (unless otherwise indicated), certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

The applicable percentage of ownership is based on 151,610,492 shares of our Common Stock issued and outstanding as of December 19, 2007.

Name and Title	Amount and Nature of Beneficial Ownership	Percent of Class

Matthew L. Schissler Chairman and CEO	19,366,755 (1)	12.6%

Joseph R. Vicente Director	1,862,162 (2)	1.2%

Timothy McGrath Director	162,162	0.1%

Enable Growth Partners LP One Ferry Building, Ste. 255 San Francisco, CA 94111	16,826,895 (3)	9.99%

Enable Opportunity Partners LP One Ferry Building, Ste. 255 San Francisco, CA 94111	16,826,895 (3)	9.99%

Pierce Diversified Strategy Master Fund LLC, Ena One Ferry Building, Ste. 255 San Francisco, CA 94111	16,826,895 (3)	9.99%

Independence Blue Cross (4) 1901 Market Street Philadelphia, PA 19103	14,685,366	9.7%

CorCell, Inc. (5) 1717 Arch Street, Suite 1410 Philadelphia, PA 19103	27,757,802 (6)	17.3%

Fuselier Holdings 1207 Hampshire Lane Richardson, TX 75808	14,475,000	9.5%

Richard Henri Kreger 134 Lords Highway Weston, CT 06883	12,687,166 (7)	8.1%

All Executive Officers and Directors as a Group (3 Persons)	21,391,079	13.9%

(1) Includes 2,120,255 currently exercisable options held by Mr. Schissler, 5,318,290 shares owned by Mr. Schissler’s wife, and 676,255 options held by Schissler’s wife. Mr. Schissler disclaims beneficial ownership of the shares beneficially owned by his wife.

(2) Includes 700,000 currently exercisable options.

(3) Enable Growth Partners LP, Enable Opportunity Partners LP, and Pierce Diversified Strategy Master Fund LLC, Ena are affiliates of each other and beneficially own convertible notes and warrants pursuant to which they contractually agreed that their beneficial ownership in the aggregate shall not exceed 9.99% of the shares of the Company’s common stock immediately after giving effect to conversion or exercise of such notes and warrants.

(4) Richard J. Neeson, a director of CBAI, is a Senior Vice President of Independence Blue Cross. Mr. Neeson disclaims beneficial ownership of the shares owned by Independence Blue Cross.

(5) CorCell, Inc. is a wholly owned subsidiary of Vita34 International AG (“Vita34”). Richard J. Neeson, a director of CBAI, is the chairman of Vita34. Mr. Neeson disclaims beneficial ownership of the shares owned by CorCell, Inc.

(6) Includes 9,259,087 shares issuable upon conversion of a convertible note. Does not include 1,666,667 treasury shares held by Corcell, Inc. as collateral for a promissory note.

(7) Includes 2,507,750 shares (including 875,000 shares issuable upon exercise of warrants) beneficially owned by RHK Midtown Partners & Co., LLC. Mr. Kreger disclaims beneficial ownership of the shares beneficially owned by RHK Midtown Partners & Co., LLC.  Also includes an additional 3,791,666 shares issuable upon exercise of warrants.

The address for each of the named persons, unless otherwise indicated, is c/o Cord Blood America, Inc., 501 Santa Monica Blvd., Suite 700, Santa Monica, CA 90401.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock and the provisions of our Articles of Incorporation and By-Laws, each as amended, is only a summary.

Our Articles of Incorporation authorize the issuance of 300,000,000 shares of common stock, $0.0001 par value per share.  As of December 19, 2007, there were 151,610,492 outstanding shares of common stock.  We are authorized to issue 5,000,000 shares of preferred stock but to date we have not issued any shares of preferred stock.  Set forth below is a description of certain provisions relating to our capital stock.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders.  There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors.  In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock.  Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore.  It is our present intention to retain earnings, if any, for use in its business.  The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

We have 5,000,000 authorized shares of preferred stock with a par value of $0.0001 per share, issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine.  As of December 19, 2007, none of our preferred shares were outstanding.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval.  These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans.  The issuance of such shares may also be used to deter a potential takeover of CBAI that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with CBAI’s Board of Directors’ desires.  A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of CBAI by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of CBAI.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Cord Blood America, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

Cord Blood America, Inc. is a Florida corporation, which was formed in 1999.  We did not commence business operations until we acquired Cord Partners, Inc., (“Cord Partners”), a Florida corporation and wholly owned subsidiary of CBAI, as of March 31, 2004. CBAI is primarily a holding company whose subsidiaries include Cord Partners, CorCell Co. Inc., CorCell Ltd., (“Cord”), CBA Professional Services, Inc. D/B/A BodyCells, Inc. ("BodyCells"), CBA Properties, Inc. ("Properties"), and Career Channel Inc, D/B/A Rainmakers International ("Rain"). CBAI and its subsidiaries engage in the following business activities:

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Cord specializes in providing private cord blood stem cell preservation services to families.

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BodyCells is a developmental stage company and intends to be in the business of collecting, processing and preserving peripheral blood and adipose tissue stem cells allowing individuals to privately preserve their stem cells for potential future use in stem cell therapy.

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Properties was formed to hold the corporate trademarks and other intellectual property of CBAI.

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Rain specializes in creating direct response television and radio advertising campaigns, including media placement and commercial production.

An additional subsidiary, Family Marketing, Inc. (“Family Marketing”) was sold on September 5, 2006 in a Stock Purchase Agreement with Noah Anderson, the President of Family Marketing and is no longer owned by the Company.

We intend to continue the organic growth of CBAI through continued improvement of internal processes, expanded print, direct response and internet marketing efforts to facilitate increased prospective customer contact.  Additionally, we will be concentrating our efforts on building additional sales channels through obstetrics and gynecological practices and other healthcare professionals, hospitals and other health care influencers.  We also hope to leverage our growth through mergers and/or acquisitions of other stem cell preservation companies.  We negotiated two acquisitions in 2006, the first, Cryobank for Oncologic and Reproductive Donors (“Cryobank”) which closed on January 24, 2006 and the second, Corcell’s operating entity on October 13, 2006, and which closed on February 28, 2007.  On Aug 20, 2007, we completed the acquisition of specific assets from CureSource, Inc. We are currently exploring various acquisition opportunities and will continue to do so.  We intend to continue fund mergers and acquisitions from monies received from debt placements and/or private placements.

In addition to our current plans related to cord blood banking, we will continue to implement various growth strategies at Rain which continues to post increasing profitability.  We will focus on increasing revenues while keeping operating expenses to a minimum.

Industry Background of Cord

Stem cells. The human body is comprised of many types of cells with individual characteristics and specific functions. Cells with a defined or specialized function are referred to as differentiated. Examples of differentiated cells include nerve cells, red blood cells and skin cells. Differentiated cells are replaced and renewed over time from a population of rare, undifferentiated cells known as stem cells. As stem cells grow and proliferate, they are capable of producing both additional stem cells as well as cells that have differentiated to perform a specific function. Stem cell differentiation is prompted by specific cell-to-cell interactions or other molecular signals. These signals trigger a change in the cell’s genetic profile, causing specific genes to become active and others to become inactive. As a result, the cell develops specialized structures, features and functions representative of its differentiated cell type.

There are many types of stem cells in the human body. These stem cells are found in different concentrations and in different locations in the body during a person’s lifetime. Current thinking suggests that each organ and tissue in the body is founded, maintained and possibly rejuvenated to different degrees, on a more or less continual basis, by specific stem cell populations naturally present in the body. Types of stem cells include:

Hematopoietic stem cells. Hematopoietic, or blood, stem cells reside in the bone marrow, umbilical cord and placenta. They can also be found in an infant’s umbilical cord as well as circulating in very small numbers in the blood. Hematopoietic stem cells generate all other blood and immune system cells in the body.

Neural stem cells. Neural stem cells can be found in the brain and spinal cord and are capable of differentiating into nerve and brain tissue.

Mesenchymal stem cells. Mesenchymal stem cells can be found in bone marrow and differentiate into bone, cartilage, fat, muscle, tendon and other connective tissues.

Pancreatic islet stem cells. Pancreatic islet stem cells can be found in the pancreas and differentiate into specialized cells of the pancreas including cells that secrete insulin.

The ability of a stem cell to differentiate into multiple types of cells of a certain tissue is referred to as pluripotency. For example, a hematopoietic stem cell has the ability to differentiate into many types of blood and immune system cells. However, stem cells of one tissue type may also generate specialized cells of another tissue type, a characteristic referred to as plasticity. For example, under specific conditions, hematopoietic stem cells have been shown to generate specialized cells of other systems, including neural, endocrine, skeletal, respiratory and cardiac systems. These characteristics make stem cells highly flexible and very useful for a number of applications, including the potential use as therapeutics.

Cell therapy. Cell therapy is the use of live cells as therapeutic agents to treat disease. This therapy involves the introduction of cells to replace or initiate the production of other cells that are missing or damaged due to disease. Currently, the most common forms of cell therapy include blood and platelet transfusions and bone marrow transplants.

Bone marrow transplantation is a medical procedure in which hematopoietic stem cells are introduced into the body in order to regenerate healthy, functioning bone marrow. In this procedure, stem cells are obtained from a donor through a surgical procedure to remove approximately one liter of bone marrow. The donated bone marrow, including any “captured” stem cells, is then transfused into the patient. Stem cells for transplantation may also be obtained from peripheral blood or umbilical cord blood donations. Sometimes the stem cells used in the procedure are obtained from the patient’s own bone marrow or blood.

Bone marrow transplantation has been successfully employed in the treatment of a variety of cancers and other serious diseases since the 1960s. According to the International Bone Marrow Transplant Registry, over 45,000 bone marrow and other hematopoietic (blood) stem cell transplant procedures were performed worldwide in 2002.

The flexibility and plasticity of stem cells has led many researchers to believe that stem cells have tremendous promise in the treatment of diseases other than those currently addressed by stem cell procedures. Researchers have reported progress in the development of new therapies utilizing stem cells for the treatment of cancer, neurological, immunological, genetic, cardiac, pancreatic, liver and degenerative diseases.

Umbilical Cord Blood Banking

The success of current and emerging cell therapies is dependent on the presence of a rich and abundant source of stem cells. Umbilical cord blood has been emerging as an ideal source for these cells. As information about the potential therapeutic value of stem cells has entered the mainstream, and following the first successful cord blood transplant performed in 1988, cord blood collection has grown.

In the past decade, several public and private cord blood banks have been established to provide for the collection and preservation of these cells. Public cord blood banks collect and store umbilical cord blood donated by women at the birth of the child. This blood is preserved and made available for a significant fee to anyone who needs it in the future. We do not currently collect or store donated cord blood units. Private, or family, cord blood banks such as Cord, collect and store umbilical cord blood on a fee-for-service basis for families. This blood is preserved and made available to the family in the event the family needs stem cells for a transplant. Stem cells have been successfully recovered from cord blood after at least fifteen years of storage in liquid nitrogen. However, these cells may be able to retain their usefulness at least as long as the normal life span of an individual.

CORD

Services Provided By Cord

Cord’s customers are typically expectant parents who choose to collect and store umbilical cord blood at the birth of their child for potential use in a stem cell transplant at a later date for that child or for another family member.  Through partnering with Bergen Community Regional Blood Center, Cord Partners is able to provide services to collect, test, process and preserve umbilical cord blood.

Private cord blood banking has been growing in acceptance by the medical community and has become increasingly popular with families. For an initial fee of approximately $1,695 and an annual storage fee of approximately $125 for each year thereafter, Cord Partners provides the following services to each customer:

Collection. We provide a kit that contains all of the materials necessary for collecting the newborn’s umbilical cord blood at birth and packaging the unit for transportation. The kit also provides for collecting a maternal blood sample for later testing.

Full-Time Physician and Customer Support. We provide 24-hour consulting services to customers as well as to physicians and labor and delivery personnel, providing any instruction necessary on the collection of the cord blood.

Transportation.  We manage all logistics for transporting the cord blood unit to our centralized facility immediately following birth. This procedure ensures chain-of-custody control during transportation for maximum security.

Comprehensive Testing. At the laboratory, the cord blood sample is tested for stem cell concentration levels and blood type. The cord blood sample and the maternal blood sample are also tested for infectious diseases. We report these results to both the mother and her doctor.

Cord Blood Preservation. After processing and testing, the cord blood unit is cryogenically frozen in a controlled manner and stored in liquid nitrogen for potential future use. Data indicates that cord blood retains viability and function for at least fifteen years when stored in this manner and theoretically could be maintained at least as long as the normal life span of an individual.

At present, all of our cord blood units are tested, processed and stored at, Bergen Community Regional Blood Center in Paramus, New Jersey.

Explanation of Material Agreements

Blood Bank Service Agreement

Pursuant to our Service Agreement with Bergen Community Regional Blood Center (“Bergen”), the blood center would test all cord blood received from CBAI and stores the cord blood in computerized, temperature monitored liquid nitrogen vapor tanks or other suitable storage units. Individual cord blood samples can be retrieved upon request. Bergen would be compensated for its services based upon the number of umbilical cord blood units stored with it by Cord each month.

On August 1, 2007, CBAI entered into an agreement with Progenitor Cell Therapy, LLC (“PCT”) for testing, processing and storage of cord blood samples.  Accordingly, the agreement with Berger was terminated. The Company believes this transition from Bergen to PCT will provide additional leverage to operating costs and efficiencies while maintaining the highest of quality standards. Several other blood centers also provide the services currently provided to us by PCT. If our agreement with PCT were to terminate for any reason, we believe that comparable services could be secured from another provider at comparable cost within the contractual notice period. However, we may not be able to secure such terms or secure such terms within such time frame. In such event, we may not be able to continue to provide our cord blood banking services for some period of time or our expenses of storage may increase, or both. This would have an adverse effect on our financial condition and results of operations.

Patent License Agreement

PharmaStem Therapeutics holds certain patents relating to the storage, expansion and use of hematopoietic stem cells. In the past two years, PharmaStem has commenced suit against numerous companies involved in cord blood collection and preservation alleging infringement of its patents. In October 2003, after a jury trial, judgment was entered against certain of our competitors and in favor of PharmaStem in one of those suits. In February 2004, PharmaStem commenced suit against Cord Partners and certain of its competitors alleging infringement of its patents. Management of Cord Partners determined to settle, rather than to litigate, this matter. As a result, PharmaStem and Cord Partners entered into a Patent License Agreement in March 2004. Pursuant to the Patent License Agreement, Cord Partners may, on a non-exclusive basis, collect, process and store cord blood utilizing PharmaStem technology and processes covered by its patents for so long as the patents may remain in effect. All of the patents are scheduled to expire in 2010. Cord Partners is obligated under the Patent License Agreement to pay royalties to PharmaStem of 15% of all revenues generated by Cord Partners from the collection and storage of cord blood on and after January 1, 2004. Other than royalties, no amount is payable by Cord Partners to PharmaStem. All litigation between the parties was dismissed and all prior claims were released.

Corcell Acquisition

On October 13, 2006, we entered into an Asset Purchase Agreement with Vita34 for the assets of CorCell, Inc., to begin the process of acquiring the business of collection, processing and storage of blood taken from umbilical cord after a child is born. On February 28, 2007, we completed the acquisition. The acquisition related to all rights to possession and custody of all acquired samples owned by CorCell, Inc. and associated with the operations of CorCell, Inc. which is predominantly the current customer base and revenues. The deal also included the purchase of cryogenic freezers and other fixed assets used in this umbilical cord blood samples business. Corcell is not PharmaStem licensed.

Cornell Capital Transactions

In March 2005, CBAI entered into a Standby Equity Distribution Agreement (the "Equity Agreement") with Cornell Capital Partners L.P. ("Cornell") whereby CBAI could sell up to $5,000,000 of CBAI's common stock to Cornell at CBAI's discretion over a 24-month period. The Equity Agreement and the respective rights and obligations was terminated on December 26, 2005. Prior to termination, the Equity Agreement allowed the Company to sell shares of common stock to the investor group in incremental advances not to exceed $250,000. The shares of common stock issued at each advance were calculated based on 98% of the lowest volume weighted average price of CBAI's common stock for the five day period after the request for an advance was received. The investment company also received a 5% fee for each advance. The Equity Agreement called for the issuance of 1,239,029 shares of common stock as a one time commitment fee. Prior to any advances, the Securities and Exchange Commission declared effective a registration statement registering the resale of CBAI's securities in accordance with the Equity Agreement.

In connection with the Equity Agreement, CBAI entered into a placement agency agreement (the "Agent Agreement") with a registered broker-dealer to act as the placement agent for CBAI. The Agent Agreement called for a placement agent fee of $10,000 paid by the issuance of 51,626 shares of CBAI's common stock.

On April 27, 2005, CBAI issued a promissory note to Cornell in the amount of $350,000. The promissory note accrued interest at a rate of 12% per annum and was due and payable nine months from the date of issuance. On April 28, 2005, $175,000 of the $350,000 loan was funded by Cornell. Pursuant to the terms of the note CBAI issued Cornell a detachable warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.20 per share. The estimated relative fair value of the warrants of approximately $163,000 was recorded as interest expense. In July 2005, Cornell exercised its right to purchase 1,000,000 shares at $0.20 per share.

On June 21, 2005, CBAI issued an Amended and Restated Promissory Note to Cornell in the amount of $600,000 which replaced the Promissory Note dated April 27, 2005 and received $300,000 towards this amended and restated Promissory Note. The Promissory Note accrued interest at 12% per annum. These promissory notes were re-paid with the proceeds of a stock issuance in 2005.

On July 13, 2005 Cornell was issued a promissory note in the amount of $500,000. The principal amount of $500,000 was funded to CBAI on July 14, 2005. The promissory note was non-interest bearing unless an event of default occurred. The note was due and payable on or before August 1, 2005. Full payment was made on July 25, 2005 from the proceeds of a stock issuance.

On September 9, 2005, CBAI re-paid $1,360,553 in interest and principal on an outstanding loan with Cornell through the proceeds of issuing 3,568,734 shares of common stock. At December 31, 2005, all of the loans relating to the Equity Agreement had been paid.

On December 26, 2005, CBAI and Cornell amended and restated the $3,500,000 Debentures dated September 9, 2005 and funded the $1,500,000 Debentures pursuant to the Second Closing on December 28, 2005. The securities purchase agreement ("SP Agreement") and the registration rights agreement dated September 9, 2005 were also amended. The amended agreement stated that Cornell would purchase $5,000,000 of secured convertible debentures, which were convertible into shares of CBAI's common stock. $3,500,000 was funded as of September 9, 2005, and $1,500,000 was funded on December 28, 2005. The interest rate remains unchanged at 10% per annum and the principal together with accrued but unpaid interest is due on or before December 23, 2008.

The SP Agreement was amended to state CBAI shall pay Cornell or its designees a non refundable commitment fee of $375,000 (equal to 7.5% of the $5,000,000 Purchase Price), all of which has been paid. It also states CBAI agrees to take any and all appropriate action necessary to increase its authorized common stock from 100 million to at least 200 million shares by March 1, 2006. This was approved by the Company's shareholders at its annual meeting on August 31, 2006.

The registration rights agreement that was entered into by CBAI and Cornell concurrently with the SP Agreement was amended to state the number of shares to be registered on the initial registration statement to be filed pursuant to the registration rights agreement, is to be 60,000,000 shares underlying the Debentures. The initial registration statement was filed on February 13, 2006. The number of shares to be registered on the second registration statement, to be filed pursuant to the registration rights agreement, to be filed no later than thirty (30) days after CBAI has increased its authorized common stock to at least 200 million shares, are as follows:

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Such number of shares of common stock equal to five (5) times the total principal balance of the Convertible Debentures remaining at the time the second registration statement is filed divided by the conversion price in effect at the time the second registration statement is filed.

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7,000,000 shares underlying the Warrant dated 9/9/05

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7,285,000 shares underlying the Warrant dated 9/9/05

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8,285,000 shares underlying the Warrant dated 9/9/05

On June 27, 2006, CBAI entered into an agreement with Cornell. The agreement amends certain terms of the SP Agreement, the registration rights agreement and the pledge and escrow agreement entered into on September 9, 2005. Pursuant to the agreement, the following changes were agreed to by both parties. First, the time for CBAI to increase its authorized common stock to 200 million was postponed to August 18, 2006. Second, the deadline for CBAI to have the second registration statement declared effective by the SEC was postponed to September 30, 2006. Third, CBAI waived the conversion restriction which restricts Cornell from converting any amounts of the outstanding principal of the Debentures at the market conversion price prior to September 9, 2006. Fourth, in the event that CBAI does not have a sufficient number of authorized shares of common stock to issue conversion shares upon a conversion of the Debentures, CBAI is authorized to issue to Cornell such number of shares otherwise reserved as pledge shares to Cornell and reduce the number of pledged shares by the amount of such issuance. The number of shares included in the amended registration statement has been reduced to 56,543,966.

On October 13, 2006, CBAI entered into an agreement with Cornell. The agreement adjusts certain terms as a result of such issuances by the Company described below: Secured Convertible Debenture issued on September 9, 2005; Secured Convertible Debenture issued on December 23, 2005; Common Stock Purchase Warrant issued September 9, 2005; Common Stock Purchase Warrant issued September 9, 2005; Common Stock Purchase Warrant issued September 9, 2005; Pursuant to the agreement, the following changes have been agreed to by both parties: The conversion price and the warrant exercise price were reduced to $0.101 per share.  In addition, Cornell converted $25,000 of its Note in exchange for CBAI issuing 299,043 common shares from treasury at a share price of $0.084.

On November 27, 2006, Cornell converted a further $50,000 of its note in exchange for CBAI issuing 519,751 common shares from treasury at a share price of $0.0962.

On November 26, 2007, Cornell transferred 60% of the outstanding principal and accrued and unpaid interest to Enable Growth Partners LP, consisting of $2,337,300 in principal and $544,000 in interest. The $544,000 in accrued and unpaid interest was converted into a portion of newly issued convertible notes (see discussion of Enable Transaction below).

Strategic Working Capital Fund Transaction

On August 2, 2006, CBAI entered into a subscription agreement with Strategic Working Capital Fund, L.P. ("Strategic"). Pursuant to the subscription agreement, CBAI (i) issued to Strategic a Promissory Note bearing interest at the rate of 8% with an aggregate principal amount of $285,000 and (ii) delivered 500,000 unregistered shares of its Common Stock (the "Shares") to Strategic. The Promissory Note is due one year from the date of issuance, unless redeemed prior by Strategic but in any event no earlier than the third month following issuance of the note. The Promissory Note also is subject to acceleration upon an event of default. Pursuant to the subscription agreement, Strategic was granted registration rights for the Shares in the event that CBAI proposes to register any other shares of its common stock.

On December 5, 2006, CBAI issued 1,239,000 restricted common shares in exchange for Strategic providing a three month extension on the promissory note. As of December 31, 2006, the outstanding balance on the note including accrued and unpaid interest was $288,685.

Collections Factoring

On September 5, 2006, we received a $93,000 advance on future credit card sales. Repayment terms on this advance call for the 20% capture of certain credit card sales until the sum of $130,200 has been paid. At December 31, 2006, the outstanding principal balance was $88,774.

Enable Transaction

On November 26, 2007, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which we issued and sold an aggregate of $1,931,106.20 principal amount of 0% Senior Convertible Notes (the “Notes”) to accredited investors (the “Purchasers”) in a private placement. The Notes were sold at a 20% discount. A portion of the principal amount of the Notes in the amount of $680,000 was paid by the Purchasers by converting $544,000 in interest owed by the Company on outstanding notes. We received gross proceeds of approximately $1,000,000.  As part of the transaction, the Purchasers were also issued warrants (the “Purchaser Warrants”) to purchase 48,277,655 shares of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), at the exercise price of $0.037 per share.

The 0% Senior Convertible Notes

The Notes are due on November 26, 2009.  So long as the registration statement that the Company is required to file pursuant to the Securities Purchase Agreement and the registration rights agreement entered into in connection therewith (the “Registration Rights Agreement”) (the “Registration Statement”), is effective, the Company will have the right to prepay, prior to the second year anniversary of the issuance of the Notes, in cash all or a portion of the Notes at 120% of the outstanding principal plus accrued interest to the date of the prepayment.  Beginning on May 26, 2008, and continuing on the same date of each successive month thereafter, the Company shall repay 1/18th of the original principal amount of the Notes either in cash or in Common Stock, at the Company’s option.  If the Company elects to repay the Notes in common stock, the number of shares issued will be based on the lesser of (i) 10% discount onto the weighted average price of the 10 trading days immediately preceding (but not including) the applicable repayment date or (ii) the then conversion price, as adjusted.

The initial conversion price of the Notes is $0.03 per share.  With certain exceptions set forth in the Notes, if the Company issues common stock at a price lower than the conversion price of the Notes, or issues convertible securities with a conversion price lower than the conversion price of the Notes , then the conversion price of the Notes will be reduced to such price.

The Notes contain certain covenants of the Company which the Company must adhere to while the Notes are outstanding, including that:

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all payments due under the Notes (i) shall rank junior to all indebtedness of the Company and its subsidiaries as of the issuance date, (ii) shall rank pari passu with all other convertible notes and (iii) shall rank senior to all indebtedness of the Company and its subsidiaries incurred after the issuance date;

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the Company and its subsidiaries shall not incur any indebtedness if such indebtedness (including the issuance of debt securities) will result in the ratio at the time of such event(s) to fall below the lesser of (i) 1.0 and (ii) the ratio existing as of the issuance date;

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the Company shall not enter or incur any liens and shall not permit any subsidiary to incur indebtedness other than permitted indebtedness;

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the Company and its subsidiaries shall not make any restricted payments, except for subordinated debt or subsidiaries of the Company may make restricted payments to the Company; and

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the Company shall not pay dividends.

Defaults under the Notes include the following:

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If the Registration Statement is required to be maintained effective and such effectiveness lapses;

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If the Company’s common stock is suspended from trading on its principal trading market;

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A default under any notes executed by the Company;

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If the Company fails to pay interest or liquidated damages when due; and

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If the Company fails to perform any covenant.

If an event of default occurs, the holders of the Notes may require the Company to (i) redeem all or any portion of the Notes (ii) convert any portion of the Notes then held by the holders into shares of common stock, equal to a number of shares of common stock equal to the principal amount outstanding on the Notes divided by ninety six percent of the lowest daily volume weighted average price of the common stock during the thirty trading days immediately prior to the date of such conversion.  Each portion of the Notes subject to redemption by the Company shall be redeemed by the Company at a price equal to the conversion amount to be redeemed.  During the continuance of an event of default, the Notes shall accrue interest on any unpaid principal amount at an annual rate equal to 12%.

The holders of the Notes shall not have the right to convert the Notes, to the extent that after giving effect to such conversion, such holder would beneficially own in excess of 9.99% of the shares of the Company’s Common Stock immediately after giving effect to such conversion.

As previously mentioned, we issued the Purchasers warrants to purchase 48,277,655 shares of the Company’s Common Stock at an exercise price of $0.037 per share.  The Purchaser Warrants may be exercised any time until November 31, 2012.

The Purchaser Warrant holders may not exercise the Purchaser Warrants for a number of shares of common stock in excess of that number of shares which upon giving effect to such exercise would cause the aggregate number of shares beneficially owned by the holder to exceed 9.99% of the outstanding shares of the common stock following such exercise, except within 60 days of the expiration of the Warrants.

In connection with this transaction, we executed a security agreement pursuant to which we granted a security interest and lien on substantially all of our assets.  The lien shall terminate immediately when the Notes and all amounts due in connection with the Notes are satisfied.

In connection with the transaction, the Company paid placement agent fees in the amount of $90,000.   In addition, we issued the placement agents, including their employees and affiliates, an aggregate of 5,833,332 warrants (the “Broker Warrants”) to purchase the Company’s Common Stock. The Broker Warrants have the same terms as the Purchaser Warrants, except that, 2,916,666 of the Broker Warrants have an exercise price of $0.03.

Pursuant to the Registration Rights Agreement, we must file a registration statement to register the shares of common stock issuable upon exercise of the Purchaser Warrants and conversion of the Notes.  The initial registration statement must be filed by December 28, 2007 and declared effective by February 27, 2008.  In the event that the registration statement is not timely filed or declared effective, we will be subject to liquidated damages.  We may also be required under certain circumstances to pay the purchasers specified liquidated damages if we are unable to maintain the effectiveness of the registration statement.

Shelter Island Line of Credit

On November 26, 2007, the Company entered into a Second Amendment (the “Second Amendment”) to the Securities Purchase Agreement,  dated as of February 14, 2007, as amended by the First Amendment, dated as of April 9, 2007, by and among Corcell, Ltd., a Nevada corporation (a subsidiary of the Company) (“Corcell”), the Company, and Shelter Island Opportunity Fund, LLP (“Shelter Island”), pursuant to which the Company may borrow an amount not to exceed $1,000,000, exercisable at its option.  Such funds may be drawn down in installments by the Company is amounts of at least $200,000, or an integral multiple in excess thereof. In connection with the transaction, the Company issued, executed and delivered to the Shelter Island the following:

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A Security Agreement (the “Corcell Security Agreement”);

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A Secured Original Issue Discount Debenture with a principal amount not to exceed $1,000,000 (the “Debentures”);

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A Common Stock Purchase Warrant to purchase 20,270,270 shares of Common Stock (the “Shelter Island Warrants”);

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A Put Option Agreement; and

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A Subordination Agreement

In the event the Company draws down on the line of credit, it will issue the Debenture, which matures on May 26, 2010 (the “Maturity Date”).  Annual interest on the Debenture is the greater of (i) the sum of 4.00% plus the Prime Rate on such date or (ii) 11.75%.  Interest on the Debenture is payable in arrears (x) prior to the Maturity Date, on the last trading day of the second month immediately succeeding the month in which the first advance is made and on the last trading day of each month thereafter until the Maturity Date, (y) in full on the Maturity Date and (z) on demand after the Maturity Date.

The Company issued the Purchasers Shelter Island warrants to purchase 20,270,270 shares of the company’s Common Stock at a purchase price of $0.037 per share.  The Shelter Island warrants may be exercised any time until November 31, 2012.

The Company has also granted Shelter Island a put option pursuant to the Second Amendment pursuant to which Shelter Island can sell the shares issued to Shelter Island under the Second Amendment back to the Company for the product of (i) the aggregate of all advances made (whether or not they are then outstanding) by Shelter Island to Corcell under the Debenture, and (ii) 60.00% (or, on a per put share basis, such product divided by the total number of put shares) at any time during the earlier to occur of the following put option exercise periods: (a) the ten business day period commencing on the first anniversary of the closing date, or (b) the ten business day period commencing on the date which is nine months after the date that the registration statement for the registration of the issued shares is declared effective by the Securities and Exchange Commission.

In addition, Corcell, a subsidiary of the Company, entered into a Subordination Agreement in which the Purchasers under the Enable transaction subordinated to Shelter Island any security interest or lien that Purchasers may have in the collateral of Corcell.  The security interest of Shelter Island shall at all times be senior to the security interest of the Purchasers.

CureSource Asset Acquisition

On Aug 20, 2007, we completed the acquisition of specific assets from CureSource, Inc., for the aggregate purchase price of $106,500  in cash and $10,000 value paid in common restricted shares of the company, for a total purchase price of $116,500. The asset purchase related to the existing customer samples owned by CureSource, Inc. and associated with the operations of CureSource, Inc., which predominantly is the current customer base and revenues.

BODYCELLS

BodyCells is a developmental stage company in the business of collecting, processing and preserving peripheral blood and adipose tissue stem cells that allows individuals to privately preserve their stem cells for potential future use in stem cell therapy.

PROPERTIES

Properties holds all of the trademarks and other intellectual property of CBA and its subsidiaries. The trademarks were applied for in the fourth quarter of 2004. The trademark, “Cord Partners” was registered with the United States Patent and Trademark office on January 17, 2006.

RAIN

Rain was acquired on February 28, 2005 and is in the business of advertising.  Sources of revenue for Rain include:  procuring and placing radio and television advertising; per-inquiry advertising on radio and television; production of radio and television commercials, procuring and setting up call centers; editing, dubbing and distribution of radio and television commercials; and procuring and placing print advertising.

Costs of services associated with the revenues of Rain are as follows:  set up and per minute charges from the procured call center; set up, filming, recording, creating graphics, editing, dubbing and distribution of commercials produced; media venue fees for advertising procured; and media venue fees for sales leads generated via per inquiry advertising.

FAMILY MARKETING

Family Marketing specializes in delivering leads generated through various forms of internet advertising to corporate customers in the business of family based products and services. In the summer of 2006, Company management decided to sell this business and to redeploy resources to other areas.  As a result, on September 5, 2006, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Noah Anderson, the President of Family Marketing and at the time the Chief Technology Officer of the Company.  Pursuant to the Purchase Agreement, the Company sold all assets including customers, websites and related software and trademarks along with liabilities of Family Marketing to Mr. Anderson, in exchange for a credit of $82,500 against receivables that Cord Partners owed Family Marketing and the cancellation of $32,500 in severance compensation to Mr. Anderson (the “Sale”).

The primary purpose of Family Marketing was to be the internet marketing arm for CBAI.  Company management maintains the ability to utilize the services of Family Marketing or the services of comparable providers, and expects no adverse financial or strategic impact from the decision to divest of this business unit.

Advertising And Direct Marketing

Rain offers its advertising and direct marketing customers a range of services including:

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The placement of advertising in television and radio outlets;

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The production of advertising content, including television commercials, and radio copy

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Advertising and marketing consulting services relating to the customer’s marketing campaign.

In performing its advertising agency services, Rain outsources commercial production services to third party production companies.

Rain’s advertising clients are typically small companies for whom its range of services include, in addition to the placement of advertising, a range of consulting services which can include assistance in not only developing an advertising program, but helping the client to design or develop the particular product or service, determine the appropriate market and design and implement an overall marketing program and strategy.

Competition

The marketing communications business is highly competitive, with agencies of all sizes and disciplines competing primarily on the basis of reputation and quality of service to attract and retain clients and personnel. Companies such as Integrated Media, Last Second Media, Media Associates, RevShare, Mercury Media, ChoicePoint Precision Marketing and E&M Advertising generally serve large corporations.  We intend to seek a market niche by providing a full level of service quality that users of direct marketing services may not receive from our larger competitors.  Most of our advertising clients are smaller companies that would not typically be sought by the major advertising and marketing companies.

Our customers compete with products of many large and small companies, including well-known global competitors.  We market our customers with advertising, promotions and other vehicles to build awareness of their brands in conjunction with an extensive sales force including direct response advertising.  We believe this combination provides the most efficient method of marketing for these types of products.  We believe that we gain a certain level of competitive advantage by utilizing cost savings from our direct response advertising sector for multiple customers.

Government Regulation

The Federal Trade Commission establishes and enforces various regulations put in place to ensure fair advertising. Because we are not marketing our own products, and only buying media for other customer products, our liabilities under such practices are decreased and we protect against advertising any product that does not meet the highest standards of the FTC guidelines.

Dependence on One or a Few Major Customers

Currently Rain is dependent on a few large customers, including Tax, Inc., Debt Relief USA, Merit Financial and Mobile Sidewalk.

Employees

As of December 19, 2007, we have thirteen employees, all of whom are full time.  Our full time employees include our Chairman of the Board and Chief Executive Officer, and customer service and sales personnel.  We believe our relations with all of our employees are good.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

Summary and Outlook of the Business

CBAI is an umbilical cord blood stem cell preservation company with a particular focus on the acquisition of customers in need of family based products and services. We also provide television, radio and internet advertising services to businesses that sell family based products and services.

We operate two core businesses:

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Cord operates the umbilical cord blood stem cell preservation operations,

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Rain operates the television and radio advertising operations

Cord

The umbilical cord blood stem cell preservation operations provide umbilical cord blood banking services to expectant parents throughout all 50 United States. Our corporate headquarters are located in Los Angeles, CA. Cord also maintains offices in Philadelphia, Pennsylvania, which were the former offices of the CorCell operations and are leased from CorCell, Inc. Cord earns revenue through a one-time enrollment and processing fee, and through an annually recurring storage and maintenance fee. Cord blood testing, processing, and storage is conducted by our outsourced laboratory partner, Bergen Community Regional Blood Services, located in Paramus, New Jersey. On August 1, 2007, CBAI entered into an agreement with Progenitor Cell Therapy, LLC, (PCT) for testing, processing and storage of cord blood samples.  The Company believes this transition from Bergen to PCT will provide additional leverage to operating costs and efficiencies while maintaining the highest of quality standards. We provide the following services to each customer. In addition, some storage services are provided by ThermoFisher of Rockville, Maryland.

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Collection Materials. We provide a medical kit that contains all of the materials necessary for collecting the newborn’s umbilical cord blood at birth and packaging the unit for transportation. The kit also provides for collecting a maternal blood sample for later testing.

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Physician And Customer Support. We provide 24-hour consulting services to customers as well as to physicians and labor and delivery personnel, providing any instruction necessary for the successful collection, packaging, and transportation of the cord blood & maternal blood samples.

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Transportation. We coordinate the transportation of the cord blood unit to our laboratory partner, Community Blood Services, immediately following birth. This process utilizes a private medical courier, Quick International, for maximum efficiency and security.

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Comprehensive Testing. At the laboratory, the cord blood sample is tested for stem cell concentration levels, bacteria and blood type.  The maternal blood sample is tested for infectious diseases. We report these results to the newborn’s mother.

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Cord Blood Preservation. After processing and testing, the cord blood unit is cryogenically frozen in a controlled manner and stored in liquid nitrogen for potential future use. Data indicates that cord blood retains viability and function for at least fifteen years when stored in this manner and theoretically could be maintained at least as long as the normal life span of an individual.

We believe Cord’s revenue and gross profit will benefit from the asset purchase of CorCell. Going forward, management will continue to assess the market conditions, particularly related to the cost of customer acquisition, and whether organic growth or continued M&A activity will lead CBAI closer to profitability.

Rain

Rain, the television and radio advertising operations, are located in the corporate headquarters in Los Angeles, CA. The offices were relocated from Carlsbad, CA in September 2006. Rain provide advertising and direct marketing customers a range of services including:

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the placement of advertising in television and radio outlets

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the production of advertising content, including television commercials and radio copy, which is outsourced to third party production companies; and

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advertising and marketing consulting services which can include assistance in not only developing an advertising program, but helping the client to develop the particular product or service, determine the appropriate market and design and implement an overall marketing program and strategy.

A majority of Rain's revenues are earned via direct response media buys and per inquiry campaigns. For direct response, we currently buy television and radio schedules for our clients on a national and local level. Our national television outlets include Directv, DISH Network, Comcast Digital, national cable networks and various local cable interconnects. We buy time with numerous national radio networks including Premiere Radio, Clear Channel, Westwood One and Jones Radio Network, along with a variety of local radio stations. For per inquiry advertising, we focus on national campaigns. The placements are made using our internal media buyers and other agencies with which we have formed strategic marketing alliances. We also generate revenues through the commercial production aspect of our business using production partners in Florida and California.

During 2006, Rain focused on the development of a new sales channel, referred to as "remnant radio", which is unsold radio inventory from radio networks that is available at a deeply discounted rate. In the past, this unsold inventory was available to us on nationally syndicated radio shows. This new channel involves unsold inventory at the local radio station level. We have developed relationships with the top three firms in this space and now offer discounted unsold radio inventory to our clients on a local level. The ability to purchase this local remnant radio inventory is made possible in large part due to the utilization of the internet as a supply chain management tool, allowing local radio station managers to sell their unsold inventory at the last minute. The development of this service benefits us in two ways:

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we are now able to offer a lower entry point for new clients wishing to test radio which has provided us the opportunity to pursue business that we were unable to serve in the past; and

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we are now able to target specific cities or states which has been a common request by our prospective clients

By being able to offer our clients these new services, we have been able to increase our customer base as well as an increase in media buys from existing clients. We believe this will continue to be a trend over the next twelve months.

BodyCells

We are continuing to pursue other growth opportunities by acquisition or internal growth. The development of BodyCells, which is anticipated to facilitate the collecting, processing and preserving of peripheral blood and adipose tissue stem cells allowing individuals to privately preserve their stem cells for potential future use in stem cell therapy, is currently suspended pending the identification of an alternative lab to partner.

Consolidation

Effective February 28, 2005, Cord Blood entered into a purchase and sale agreement to purchase 100% of the outstanding shares of Rain through a share exchange.  Because Cord Blood and Rain were entities under common control, this transaction was accounted for in a manner similar to a pooling of interests.  The shareholders of Rain were issued 3,656,000 shares of common stock in Cord Blood for all of their outstanding shares of Rain.

Going Concern

Our consolidated financial statements have been prepared assuming we will continue as a going concern.  We had net losses of $5,688,732 for the year ended December 31, 2006.  We had an accumulated deficit of approximately $13,800,000 and a working capital deficit of approximately $6,900,000 as of December 31, 2006.  These factors, among others, raise substantial doubt about our ability to continue as a going concern.  Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.  Assurances cannot be given that adequate financing can be obtained to meet our capital needs.  If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether.  Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability.  Should any of these events not occur, the accompanying financial statements will be adversely effected and we may have to cease operations.

Critical Accounting Policies

We define critical accounting policies as those that are important to the portrayal of our financial condition and results of operations and require estimates and assumptions based on our judgment of changing market conditions and the performance of our assets and liabilities at any given time. In determining which accounting policies meet this definition, we considered our policies with respect to the valuation of our assets and liabilities and estimates and assumptions used in determining those valuations. We believe the most critical accounting issues that require the most complex and difficult judgments and that are particularly susceptible to significant change to our financial condition and results of operations include the following:

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determination of the level of allowance for bad debt;

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deferred revenue; and

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revenue recognition

Accounts Receivable

Accounts receivable consist of the amounts due for the processing and storage of umbilical cord blood, advertising, commercial production and internet lead generation. Accounts receivable relating to deferred revenues are netted against deferred revenue for presentation purposes. The allowance for doubtful accounts is estimated based upon historical experience. The allowance is reviewed periodically and adjusted for accounts deemed uncollectible by management. Amounts are written off when all collection efforts have failed.

Deferred Revenue

Deferred revenue for Cord consists of payments for enrollment in the program and processing of umbilical cord blood by customers whose samples have not yet been collected, as well as the pro-rata share of annual storage fees for customers whose samples were stored during the year. For Cord customers who have enrolled in the Annual Payment Option, revenue is recognized in the amount of each payment, as received. Deferred revenue for Rain consists of payments for per inquiry leads that have not yet been delivered or media buys that have not yet been placed.

Revenue Recognition

We recognize revenue under the provisions of Staff Accounting Bulletin (“SAB”) 104 “Revenue Recognition”. Cord provides a combination of products and services to customers. This combination arrangement is evaluated under Emerging Issues Task Force (Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables,” (“EITF 00-21”). EITF 00-21 addresses certain aspects of accounting for arrangements under multiple revenue generating activities. Cord elected early adoption of EITF 00-21.

Cord Blood recognizes revenue from both enrollment fees and processing fees upon the completion of processing. Storage fees are recognized ratably over the contractual storage period, unless the customer enrolls in the Annual Payment Option. For Cord customers who have enrolled in the Annual Payment Option, revenue is recognized in the amount of each payment as received.

Rain generates revenue from packaged advertising services, including media buying, marketing and advertising production services. Rain’s advertising service revenue is recognized when the media ad space is sold and the advertising occurs. Rain’s advertising production service revenue is derived through the production of an advertising campaign including, but not limited to audio and video production, establishment of a target market and the development of an advertising campaign.

During the first quarter of fiscal 2005, we reevaluated our application of Emerging Issues Task Force No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (EITF 99-19), to the presentation of our revenues generated from packaged advertising services provided to our clients. Based on our evaluation, we have changed the manner in which we report revenues earned from certain client contracts in the Statement of Operations to the “Gross” basis. Prior to the first quarter of 2005, we reported such revenues on a “Net” basis. In order to provide consistency in all periods presented, revenues and costs of revenues for all prior periods have been reclassified to conform to the current period presentation. Such reclassifications had no effect on previously reported results of operations, total assets or accumulated deficit.

Our revenue recognition policy involves significant judgments and estimates about the ability to collect. We assess the probability of collection based on a number of factors, including past transaction history and/or the creditworthiness of our clients’ customers, which is based on current published credit ratings, current events and circumstances regarding the business of our client’s customer and other factors that we believe are relevant. If we determine that collection is not reasonably assured, we defer revenue recognition until such time as collection becomes reasonably assured, which is generally upon receipt of cash payment.

Completion of Acquisition or Disposition of Assets

Cryobank

On January 24, 2006, CBAI completed the acquisition of certain assets from Cryobank for Oncologic and Reproductive Donors, Inc., a New York corporation, for the purchase price of $120,000 in cash and $140,000, or 703,518, unregistered shares of CBAI's common stock. The acquisition related to our collecting, testing, processing and preserving umbilical cord blood and included the assets and liabilities associated with approximately 750 umbilical cord blood samples, as well as three cryogenic freezers used for the storage of such umbilical cord blood samples.

CorCell

On February 28, 2007, CBAI completed the acquisition of specific assets from Corcell for the aggregate purchase price of $1,841,308 in cash and $2,319,078 value paid in restricted common stock of the Company. The acquisition related to existing customer samples owned by Corcell and the associated operations of Corcell, which predominantly is the current customer base and its related revenues.

On February 28, 2007, and related to this transaction, the Company entered into a Promissory Note with CorCell whereby, the Company (i) issued to CorCell a Promissory Note bearing interest at the rate of 10.5% with an aggregate principal amount of $250,000, due 4 months from the date of issuance, unless redeemed prior thereto by CorCell.  The Promissory Note is subject to acceleration upon an event of default, as defined in the Promissory Note. CorCell was also granted 1,666,667 shares of restricted common stock of the Company as collateral.

On February 28, 2007, and related to this transaction, the Company entered into a Convertible Note with CorCell. Pursuant to the Convertible Note, the Company (i) issued to CorCell a Convertible Note bearing interest at the rate of 9% with an aggregate principal amount of $212,959, due 6 months from the date of issuance, unless redeemed prior by CorCell. The Convertible Note also is subject to acceleration upon an event of default, as defined in the Convertible Note. At the option of CorCell, the Convertible Note may be converted into restricted common stock at $0.101 per share, with possible adjustment.

CureSource

On Aug 20, 2007, we completed the acquisition of specific assets from CureSource, Inc., for the aggregate purchase price of $106,500  in cash and $10,000 value paid in common restricted shares of the company, for a total purchase price of $116,500. The asset purchase related to the existing customer samples owned by CureSource, Inc. and associated with the operations of CureSource, Inc., which predominantly is the current customer base and revenues.

Results of Operations for the Nine-Months Ended September 30, 2007

For the nine months ended September 30, 2007, our total revenue increased $3,115,269 or 121% to $5,697,701 due to three factors: Rain’s revenues increased $939,068, or 56%, as a result of additional marketing and exposure for our Radio and Television Advertising services, which resulted in the addition to our customer base and increased revenue from existing customers. Cord’s revenues increased $2,176,201 or 241% to $3,079,919, primarily due to the Company’s acquisition of more umbilical cord samples along with customer lists and marketing efforts.

Cost of services increased by $1,258,339 as a result of substantially higher revenues, but Gross Profit increased from 20.4% of revenues to 41.8% as economies of scale, especially for the Company’s Cord division, start impacting the Company’s results. The Company anticipates that through the continued growth and expansion of its Cord business, they will increasingly benefit from economies of scale in that business segment.

Administrative and selling expenses increased by approximately $440,000 or 13.7% from the prior comparative period to $3,659,000. With the acquisition of CorCell, the Company has temporarily increased some of its administrative expenses, until it completes its integration plans. On the other hand, the cost-cutting measures implemented in 2006 are now being felt for the entire period. These include a decrease in total labor costs of $222,000, a reduction in marketing costs of $694,000, partially offset by an increase in capital raising expenses and financial consulting charges and fees of $667,000, loan discounts expensed of $147,000, office, rent and related expenses of $150,000 and increases of $350,000 in depreciation and amortization, a consequence of the acquisition of additional equipment and customer lists.  The Company has had to raise additional debt to finance both its acquisitions as well as its operating losses. Consequently, interest costs increased 133% from $1,565,000 to $3,654,000. A significant part of this increase is associated with the amortization of the deferred consideration, resulting from the new warrants issued in the first quarter. All interest charges during the period have been accrued.

Our net loss from continuing operations did not significantly change from the comparative period, declining 1.8% to $4,188,000.

Results of Operations for the Three-Months Ended September 30, 2007

For the three months ended September 30, 2007, our total revenue increased $511,000 or 44.7% to $1,654,494 due to three factors: Cord’s revenues increased $746,000 or 267% to $1,025,000 primarily due to the Company’s acquisition of more umbilical cord samples along with customer lists and marketing efforts. This was offset by a decline in Rain’s revenues of $421,000 or approximately 49%, as a result of re-inventing the focus of RainMakers to create a residual income company that can stand alone.  As CBAI evaluates its position in the stem cell market, it believes that both Rain and Cord need to operate on their own and are positioning these companies to have recurring revenue streams that allow for predictable, strategic income.

Cost of services decreased by $233,000 primarily due to the significant decrease in Rain’s revenues, which has a substantially lower gross margin than the Company’s cord division, and consequently the overall Gross Profit increased significantly from 22% of revenues to 60% as economies of scale for the Company’s Cord division starts impacting the Company’s results. The Company anticipates that through the continued growth and expansion of its Cord business, they will increasingly benefit from economies of scale in that business segment.

Administrative and selling expenses were $1,062,000, or an increase of $230,000 from the three month comparative period in 2006. Financial consulting and capital raising expenses increased by $136,000 over the prior period, as did health insurance costs by $26,000, office, rent and related expenses by $82,000 and increases of $140,000 in depreciation and amortization, a consequence of the acquisition of additional equipment and customer lists. These increases were partially offset by a decrease in marketing costs of $234,000. Interest costs increased $473,000 over the prior year’s comparative period, an increase of 87%. The amortization of the deferred consideration associated with the warrants issued to fund the acquisition, along with the costs of the increased debt incurred by the Company to shore up its working capital are the primary reasons behind this increase.

Liquidity and Capital Resources

We have experienced net losses from continuing operations of $4,187,878 and $4,228,672 for the nine months ended September 30, 2007 and 2006, respectively. At September 30, 2007, we had $107,343 in cash and $100,000 cash in escrow, which relates to the financing by Shelter. Under the terms of the Agreement, this money will be released to CBAI once the Company can demonstrate collection of most of CorCell’s inherited accounts receivable. During the three months ending September 30, 2007, $150,000 of the original escrowed amount was released. We currently collect cash receipts from operations through both of our subsidiaries: Cord and Rain. In addition, the CorCell business also collects cash receipts through its Pennsylvania office. However, all corporate expenses such as legal, auditing, investor relations and interest are currently being paid through Cord. Cord's cash flows from operations are not currently sufficient to fund operations in combination with these corporate expenses. Because of this shortfall, we have had to obtain additional capital through other sources as discussed in Note 5, Notes and Loans Payable.

Since inception, we have financed cash flow requirements through the issuance of common stock and warrants for cash, services and loans. As we expand our operational activities, we may continue to experience net negative cash flows from operations and we will be required to obtain additional financing to fund operations through equity offerings and borrowings to the extent necessary to provide working capital. Financing may not be available, and, if available, it may not be available on acceptable terms. Should we secure such financing, it could have a negative impact on our financial condition and our shareholders. The sale of debt would, among other things, adversely impact our balance sheet, increase our expenses and increase our cash flow requirements. The sale of equity would, among other things, result in dilution to our shareholders. If our cash flows from operations are significantly less than projected, then we would either need to cut back on our budgeted spending, look to outside sources for additional funding or a combination of the two. If we are unable to access sufficient funds when needed, obtain additional external funding or generate sufficient revenue from the sale of our products, we could be forced to curtail or possibly cease operations.

Results Of Operations For The Year Ended December 31, 2006 Compared To The Year Ended December 31, 2005

For the year ended December 31, 2006, revenue from continuing operations increased 57% to approximately $3.3 million, compared to approximately $2.1 million for the year ended December 31, 2005. There was a slight increase in revenue in Cord but the majority of the increase was due to increased revenue of Rain.

We believe Rain experienced an increase in revenue due to:

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a number of existing customers increasing their direct response weekly budgets after successful campaigns on national radio and television outlets with Rain;

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the Company’s shift in focus to more media buys and less per inquiry buys; and

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the addition of two new major customers, Debt Relief USA and Mobile Sidewalk

For the year ended December 31, 2006, cost of services increased 76% to approximately $3.0 million compared to approximately $1.7 million for the year ended December 31, 2005. $350,000 of the increase relates to the issuance of common shares to a major supplier of Cord as a show of good faith. The balance of the increase was due to costs directly associated with increased sales of Rain. In addition, the shift in revenue mix within Rain from per inquiry buys to media buys resulted in incremental increases in the cost of services.

For the year ended December 31, 2006, gross profit decreased 20% to approximately $281,000 compared to approximately $352,000 for the year ended December 31, 2005. Excluding the $350,000 relating to the issuance of shares referred to in the preceding paragraph, gross profit would have increased 80% to approximately $631,000. This is primarily due to the increase in revenues. However, the gross margins on media buys are less than per inquiry buys within Rain, Cord increased its overall prices thereby increasing gross margins by approximately 2 percentage points. Because both revenue and cost of services increased at the same rate, gross profit increased at the same rate, as well.

For the year ended December 31, 2006, administrative and selling expenses decreased 19% to approximately $3.8 million as compared to approximately $4.7 million for the year ended December 31, 2005.

Administrative and selling expenses decreased primarily as a result of cost cutting measures taken to preserve cash. First, compensation expense decreased by approximately $224,000 in 2006, as the Company reduced its labor force within the year by six people in Cord, offset by one additional hire in Rain. This should have a greater impact in 2007 as the effect of the layoffs will be for a full year. The Company cut its marketing costs by approximately $81,000, along with a further $9,000 in advertising. The Company also substantially decreased its activities with investor relations firms, resulting in a decrease in expenditures of approximately $175,000. Professional fees declined by approximately $307,000; in 2005, the Company performed a multi-year audit as a consequence of acquiring Rain. Finance charges and fees decreased by approximately $320,000 primarily due to one-time fee arrangements incurred in 2005. Similarly, the Company incurred capital-raising fees in 2005 of $241,000, the extent of which was not repeated in 2006. Independent contractor expenses increased by approximately $163,000 as the Company engaged a new contractor in January for numerous business channels. Insurance expense increased by approximately $20,000 and the Company had a net increase in its bad debt reserves of approximately $31,000. Depreciation and amortization increased by approximately $32,000, partly due to the amortization of customer contracts relating to the acquisition of Cryobank. There were smaller increases in various expenses, including web hosting and travel, for a total of approximately $200,000, to account for the total decrease in administrative and selling expenses for the year of approximately $900,000.

For the year ended December 31, 2006, interest expense increased 13% to approximately $2,112,000 as compared to approximately $1,868,000 for the year ended December 31, 2005. The increase was in relation to promissory notes issued as part of an equity distribution agreement and interest on a convertible debenture agreement.

Financial Condition And Results Of Operations as of December 31, 2006

As of December 31, 2006, total assets decreased 67% to $731,000, compared to approximately $2.2 million as of December 31, 2005. Items of significant decrease included a 99% decrease in cash and a 70% decrease in accounts receivable. The decrease in cash was due to the Company continuing to incur significant losses. The Company also acquired certain Cryobank assets, resulting in an increase in customer contracts and relationships of approximately $234,000.

As of December 31, 2006, total liabilities increased 27% to approximately $6,945,000 as compared to approximately $5,471,000 as of December 31, 2005. Significant items include increases in accounts payable and accrued expenses of approximately 151%, to approximately $1,291,000, which is attributable to the Company’s substantial decrease in cash and its being forced to stretch payments. There was also a 14% increase in promissory notes payable, or approximately $664,000 which is primarily as a result of the Company raising a further $415,000 during the year.

At December 31, 2006, we had a working capital deficit of approximately $6.9 million. We will continue to carry a deficit until such time, if ever, that we can increase our assets and reduce our significant liabilities which are currently composed of notes payable, accounts payable and accrued expenses. While reducing the working capital deficit is our long-term goal, we do not foresee this occurring in the near future.

DESCRIPTION OF PROPERTY

Our principal office is located at 501 Santa Monica Blvd., Suite 700, Santa Monica, CA 90401.  The property is a suite of approximately 2,200 square feet. The property is leased from an unaffiliated third party for a period of 5 years ending September 2012. The monthly lease payments are approximately $5,000.

A second office is located at 1717 Arch Street, Suite 1410, Philadelphia, PA 90401. The property is a suite of approximately 7,000 square feet. The property is leased from an unaffiliated third party for a period of 5 years, renewable annually in September, ending in September 2012. The monthly lease payments are approximately $14,000 per month. The Company is currently in negotiations to terminate this lease and relocate to smaller space prior to the September 2008 renewal date.

We maintain fire and casualty insurance on our leased property in an amount deemed adequate by management.

CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE

Transactions with Related Persons, Promoters and Certain Control Persons

On January 1, 2006, we entered into a one year consulting agreement with Stephanie Schissler, our former President and Chief Operating Officer, and the wife of our Chairman and Chief Executive Officer.  The agreement entitles Ms. Schissler to a $10,000 per month retainer and stock option incentives for her services in relation to strategic corporate planning and other business related matters.  The agreement automatically renews for a second year, unless a 60 day written notice of cancellation is provided by us or Ms. Schissler.

On May 11, 2007, we entered into a Promissory Note to Stephanie Schissler, in the principal amount of $121,500, with interest in the amount of ten percent (10%) per annum, due on or before May 11, 2010.  Said principal and interest shall be paid to in equal installment payments of $ 4,492.13 on the 11th day of each month for a term of 36 months, commencing June 11, 2007 and ending on or before the maturity date.

On June 11, 2007, we entered into a Promissory Note to Stephanie Schissler, in the principal amount of $76,950, with interest in the amount of ten percent (10%) per annum, due on or before June 11, 2010.  Said principal and interest shall be paid to in equal installment payments of $ 2,845.01 on the 11th day of each month for a term of 36 months, commencing July 11, 2007 and ending on or before the maturity date.

On June 11, 2007, we entered into a Promissory Note with Matthew Schissler, our Chairman and Chief Executive Officer, in the principal amount of $25,650.00, with interest in the amount of ten percent (10%) per annum, due on or before June 11, 2010.  Said principal and interest shall be paid in equal installment payments of $ 948.34 on the 11th day of each month for a term of 36 months, commencing July 11, 2007 and ending on or before the maturity date.

On September 28, 2007, both Matthew and Stephanie Schissler entered into pledge agreements for security of their loans to the Company.

CBAI subleases office space in Philadelphia, PA from CorCell, Inc., which beneficially holds approximately 17.3% of CBAI’s outstanding stock. The annual rent is approximately $168,000 and is equal to the amount that CorCell pays to the landlord in rent for such space. CBAI expects to leave this space in 2008.

On October 13, 2006, we entered into a stock purchase agreement with Independence Blue Cross, pursuant to which we agreed to sell to Independence Blue Cross (“IBC”), and IBC agreed to purchase, shares of common stock to be purchased on a monthly basis at a purchase price per share equal to the closing bid price on the trading day immediately preceding each purchase, for an aggregate purchase price for all such purchases of up to $1,000,000. Pursuant to the stock purchase agreement, we have issued to Independence Blue Cross an aggregate of 14,685,366 shares of common stock for an aggregate purchase price of $939,162.

IBC promotes CBAI’s services to its members. IBC does not receive any consideration from CBAI for such promotion. IBC members are eligible to receive discounts on CBAI’s services.

Richard J. Neeson, a Senior Vice President at Independence Blue Cross, has been a director of CBAI since June 2007. As of December 19, 2007, Independence Blue Cross beneficially owns 14,685,366 shares of our common stock, equal to approximately 9.7% of our outstanding common stock. In addition, Mr. Neeson is the chairman of Vita34. CorCell, Inc. is a wholly owned subsidiary of Vita34.

Board determination of independence.

Mr. McGrath is “independent” as that term is defined under the National Association of Securities Dealers Automated Quotation system.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information. Our Common Stock is traded on the OTC Bulletin Board, under the symbol CBAI.OB.

The following table sets forth, for the periods indicated, the high and low bid prices of the Company’s Common Stock traded on the OTC Bulletin Board for fiscal years ended December 31, 2007, and December 31, 2006. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Common Stock
Fiscal Year 2007	High	Low
First Quarter	$0.24	$0.087
Second Quarter	$0.11	$0.041
Third Quarter	$0.065	$0.034
Fourth Quarter	$0.055	$0.016
	Common Stock
Fiscal Year 2006	High	Low
First Quarter	$0.20	$0.13
Second Quarter	$0.27	$0.13
Third Quarter	$0.15	$0.07
Fourth Quarter	$0.15	$0.09

Fiscal Year 2005	High	Low
First Quarter **	$0.31	$0.16
Second Quarter	$0.66	$0.08
Third Quarter	$0.70	$0.22
Fourth Quarter	$0.24	$0.18

** Our common stock began trading on the OTC Bulletin Board on January 21, 2005.

(b) Holders. As of December 19, 2007, our Common Stock was held by approximately 643 shareholders of record. Our transfer agent is Interwest Transfer Company, Inc., with offices at 1981 East 4800 South, Suite 100, P.O. Box 17136, Salt Lake City, Utah 84117,  phone number 801-272-9294. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares of stock.

(c) Dividends. We have never declared or paid a cash dividend. There are no restrictions on the common stock or otherwise that limit our ability to pay cash dividends if declared by the Board of Directors. We do not anticipate declaring or paying any cash dividends in the foreseeable future.

On April 2, 2004, we declared and paid a two for one stock split, effected as a stock dividend

(d) Securities Authorized for Issuance Under Equity Compensation Plans.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the information indicated with respect to our compensation plans as of December 31, 2006, under which our common stock is authorized for issuance.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	5,461,189	$0.28	2,538,811
Equity compensation plans not approved by security holders	N/A
Total	5,461,189

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our chief executive officer for each of our last two completed fiscal years. No other officer received compensation greater than $100,000 for either fiscal year.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Matthew L. Schissler	2006	150,000	25,000	10,000	55,068	0	0	0	240,068
Chairman, Chief
Executive Officer	2005	125,000	36,000	0	0	0	0	0	161,000

Outstanding equity awards at fiscal year end.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying of Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Matthew L. Schissler	250,000	0	250,000	0.25	4/29/14	0	0	0	0
	20,255	0	0	0.18	7/1/15	0	0	0	0
	1,600,000	0	0	0.31	9/12/15	0	0	0	0
	250,000	0	0	0.20	12/31/15	0	0	0	0

COMPENSATION OF DIRECTORS

Director Compensation for year ending December 31, 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Joseph R. Vicente	--	$10,000	--	--	--	--	$10,000
Stephen Weir	--	$10,000	--	--	--	--	$10,000
Gayl Chrysler	--	$10,000	--	--	--	--	$10,000
Joseph R. Vicente	--	$10,000	--	--	--	--	$10,000

In January 2006, we implemented a standard arrangement for the compensation of our directors. In April 2004, as recognition of their service, each of our then two non-management directors, Joseph R. Vicente and Stephen Weir, were each granted options to purchase 50,000 shares of our common stock at an exercise price of $0.25 per share. The options vest 25% per year over a four year period and expire April 29, 2014. In addition, we reimburse our directors for their out-of-pocket expenses necessary to attend meetings of the Board of Directors. In August 2005, as recognition of their service, each of our two then serving non-management directors, Joseph R. Vicente and Stephen Weir, each were granted an option to purchase 50,000 shares of our common stock at an exercise price of $0.25 per share. 25,000 of such options vested immediately while the remaining 25,000 vest on the one year anniversary of the grant date. The options expire August 1, 2015. In August 2005, our then new non-management director, Gayl Chrysler, was granted options to purchase 100,000 shares of our common stock at an exercise price of $0.25 per share. 50,000 options vested immediately while the remaining 50,000 vest on the one year anniversary of the grant date. The options expire August 1, 2015.

On January 26, 2006 the Company’s board of directors approved a board compensation plan through 2008. Shares issued as compensation for one year of service in 2006 are based on the closing stock price on January 25, 2006 divided by $10,000. Shares issued as compensation for one year of service in 2007 and 2008 will be based on the closing stock price of the last business day of 2006 and 2007, respectively, divided by $10,000.

EMPLOYMENT AGREEMENTS

On January 1, 2006, we entered into one year employment agreements with executive officer, Matthew L. Schissler. Pursuant to the employment agreement with Matthew L. Schissler, Mr. Schissler serves as our Chairman and Chief Executive Officer at an annual salary of $150,000 through December 31, 2006.  The agreement entitles Mr. Schissler to receive a net year-end performance bonus of $25,000 as well as certain other benefits.  Mr. Schissler is subject to non-competition and confidentiality requirements.  We may terminate this Agreement at any time without cause.  In such event, not later than the termination date specified in the termination notice, we shall pay to Mr. Schissler an amount in cash equal to the sum of the Mr. Schissler’s Compensation determined as of the date of such termination notice through the remaining term of the agreement.

CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Tedder, James, Worden and Associates, P.A., was dismissed on December 9, 2005. During our two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Tedder, James, Worden and Associates, P.A., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by Tedder, James, Worden and Associates, P.A., for either of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that Tedder, James, Worden and Associates, P.A. expressed in their report substantial doubt about our ability to continue as a going concern. The decision to change accountants was determined by the Board of Directors to be in our best interests at the current time given the geographic challenges we faced by being located in Los Angeles, CA while Tedder, James, Worden and Associates, P.A. is located in Orlando, FL.

On December 14, 2005 we engaged the firm of Rose, Snyder and Jacobs. Rose, Snyder and Jacobs was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

EXPERTS

The consolidated financial statements for the fiscal years ended December 31, 2006 and 2005, included in this registration statement, have been audited by Rose, Snyder & Jacobs, as stated in their independent auditor’s reports appearing with the financial statements, and included an emphasis paragraph relating to the uncertainty as to the Company’s ability to continue as a going concern.  These financial statements are included in reliance upon their reports, given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Cord Blood America, Inc. by Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statement and other information with the Securities and Exchange Commission. You may read and copy any report and any document we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock to be sold by the Selling Stockholders. This prospectus is part of that registration statement and, as permitted by the Commission’s rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission’s web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET (UNAUDITED)

AS OF SEPTEMBER 30, 2007

ASSETS
Current assets:
Cash	$107,343
Cash in Escrow	100,000
Accounts receivable, net of allowance for doubtful accounts of $204,993	419,214
Inventory	9,151
Deposits	34,081
Prepaid expenses	233,313
Total current assets	903,102
Property and equipment, net of accumulated depreciation and amortization of $179,154	164,022

Customer contracts and relationships, net of amortization of $315,098	4,817,724
Domain name, net of amortization of $63	337
Other assets	670
Total assets	$5,885,855
LIABILITIES AND CAPITAL DEFICIT
Current liabilities:
Accounts payable	$1,014,001
Accrued expenses	1,050,100
Deferred revenue	964,259
Advances from Officers	206,468
Capital lease obligations, current portion	4,694
Promissory notes payable, net of unamortized discount of $366,745	6,772,556
Total current liabilities	10,012,078
Capital lease obligations, net of current portion	1,041
Total liabilities	10,013,119
Capital deficit:
Preferred stock, $.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	--
Common stock, $.0001 par value, 300,000,000 shares authorized, 165,372,807 shares issued and outstanding, inclusive of treasury shares	16,547
Additional paid-in capital	37,657,012
Deferred Consideration	(5,460,100)
Prepaid Services	(1,155,843)
Common stock held in treasury stock, 46,166,667 shares	(17,159,833)
Accumulated deficit	(18,025,047)
Total capital deficit	(4,127,264)
Total liabilities and capital deficit	$5,885,855

See the accompanying notes to condensed consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

	NINE-MONTH PERIOD	NINE-MONTH PERIOD
	ENDED	ENDED
	SEPTEMBER 30,	SEPTEMBER 30,
	2007	2006
Revenue	$5,697,701	$2,582,432
Cost of services	(3,313,701)	(2,055,362)
Gross profit	2,384,000	527,070
Administrative and selling expenses	(3,659,485)	(3,219,204)
Loss from Operations	(1,275,485)	(2,692,134)
Interest expense	(2,912,393)	(1,536,538)
Net loss before income taxes	(4,187,878)	(4,228,672)
Income taxes	--	--
Loss from Continuing Operations	$(4,187,878)	$(4,228,672)
Discontinued Operations (see Note – 11)	--	(33,037)
Net loss	(4,187,878)	(4,261,709)
Basic and diluted loss per share	$(0.05)	$(0.11)
Weighted average common shares outstanding	88,278,103	40,534,395

See the accompanying notes to condensed consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

	THREE-MONTH PERIOD	THREE-MONTH PERIOD
	ENDED	ENDED
	SEPTEMBER 30,	SEPTEMBER 30,
	2007	2006
Revenue	$1,654,494	$1,143,390
Cost of services	(660,045)	(893,286)
Gross profit	994,449	250,104
Administrative and selling expenses	(1,061,531)	(831,498)
Loss from Operations	(67,082)	(581,394)
Interest expense	(1,040,892)	(556,839)
Net loss before income taxes	(1,107,974)	(1,138,233)
Income taxes	--	--
Loss from Continuing Operations	$(1,107,974)	$(1,138,233)
Discontinued Operations (see Note – 11)	--	(142,358)
Net loss	(1,107,974)	(1,280,591)
Basic and diluted loss per share	$(0.01)	$(0.03)
Weighted average common shares outstanding	114,319,626	40,866,021

See the accompanying notes to condensed consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) FOR

THE NINE MONTHS ENDED SEPTEMBER 3O, 2007 AND 2006

	NINE-MONTH	NINE-MONTH
	PERIOD ENDED	PERIOD ENDED
	SEPTEMBER 30,	SEPTEMBER 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(4,187,878)	$(4,261,709)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of Deferred Consideration	2,190,509	945,647
Provision for uncollectible accounts	--	10,731
Issuance of stock for services	761,694	54,799
Loan costs	--	39,337
Amortization of shares issued for services	262,522	--
Depreciation and amortization	622,594	11,819
Amortization of discount on warrants		146,602
Fixed Asset write off	--	16,616
Customer contracts and relationships		13,378
Share based compensation	15,558	243,986
Net change in operating assets and liabilities	343,136	674,410
Net cash used in (provided by) operating activities	8,135	(2,104,384)
Cash flows from investing activities:
Purchase of property and equipment	(2,937)	(13,515)
Purchase of CorCell	(239,085)	--
Purchase of CureSource	(106,500)	--
Proceeds from Escrow	150,000	--
Purchase of Cryobank	--	(120,000)
Net cash provided by investing activities	(198,522)	(133,515)
Cash flows from financing activities:
Repayments on loans payable	(668,487)	(52,801)
Payments on capital lease obligations	(4,379)	(2,961)
Proceeds from issuance of notes	450,000	374,422
Proceeds from advances from officers	223,725	--
Proceeds from issuance of common stock	275,305	--
Net cash provided by (used in) financing activities	276,164	318,660
Net increase (decrease) in cash	85,777	(1,919,239)
Cash and cash equivalents, at beginning of period	21,566	2,015,187
Cash and cash equivalents, at end of period	$107,343	$95,948

See the accompanying notes to condensed consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

	NINE-MONTH	NINE-MONTH
	PERIOD ENDED	PERIOD ENDED
	SEPTEMBER 30,	SEPTEMBER 30,
	2007	2006
Supplemental disclosures of cash flow information:
Cash paid for interest	$173,540	$1,348
Supplemental disclosures of non-cash investing and financing activities:
Discount on issuance of debt with detachable warrants	4,845,000	97,735
Shares issued for the purchase of CureSource	10,000	--
	-
Shares issued for the purchase of CorCell business	1,761,077	--
Shares issued for future services	1,418,365	--
lease obligations	--	2,567
Debt repaid through issuance of common stock	$822,916	$--

See the accompanying notes to condensed consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2007

NOTE 1.

ORGANIZATION AND DESCRIPTION OF BUSINESS

Cord Blood America, Inc. ("CBAI"), formerly D&A Lending, Inc., was incorporated in the State of Florida on October 12, 1999. CBAI's headquarters are located in Los Angeles, California. CBAI is primarily a holding company whose subsidiaries include Cord Partners, Inc., CorCell Co. Inc., CorCell Ltd., (“Cord”), CBA Professional Services, Inc. D/B/A BodyCells, Inc. ("BodyCells"), CBA Properties, Inc. ("Properties"), Career Channel Inc, D/B/A Rainmakers International ("Rain"), and Family Marketing, Inc. ("Family"). CBAI and its subsidiaries engage in the following business activities:

•

Cord specializes in providing private cord blood stem cell preservation services to families.

•

BodyCells is a developmental stage company and intends to be in the business of collecting, processing and preserving peripheral blood and adipose tissue stem cells allowing individuals to privately preserve their stem cells for potential future use in stem cell therapy.

•

Properties was formed to hold the corporate trademarks and other intellectual property of CBAI.

•

Rain specializes in creating direct response television and radio advertising campaigns, including media placement and commercial production.

•

Family specialized in delivering leads through internet based lead generation to incorporate customers in the business of family based products and services. Family was disposed of through a sale in September, 2006.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that may be necessary in the event CBAI cannot continue as a going concern.

NOTE 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements of Cord Blood America, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The consolidated financial statements reflect all normal recurring adjustments, which, in the opinion of management, are considered necessary for a fair presentation of the results for the periods shown. The results of operations for the periods presented are not necessarily indicative of the results expected for the full fiscal year or for any future period. Certain prior period amounts have been reclassified to conform to the current period presentation. The information included in these unaudited consolidated financial statements should be read in conjunction with Management's Discussion and Analysis and Plan of Operations contained in this report and the audited consolidated financial statements and accompanying notes included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

Basis of Consolidation

The consolidated financial statements include the accounts of CBAI and its wholly owned subsidiaries, Cord, CorCell Co, CorCell Ltd., BodyCells, Properties, Rain and Family. Significant inter-company balances and transactions have been eliminated upon consolidation.

Deferred Revenue

Deferred revenue for Cord consists of payments for enrollment in the program and processing of umbilical cord blood by customers whose samples have not yet been collected, as well as the pro-rata share of annual storage fees for customers whose samples were stored during the year. For Cord customers who have enrolled in the Annual Payment Option, revenue is recognized in the amount of each payment as received. Deferred revenue for Rain consists of payments for per inquiry leads that have not yet been delivered or media buys that have not yet been placed.

Revenue Recognition

CBAI recognizes revenue under the provisions of Staff Accounting Bulletin ("SAB") 104 "Revenue Recognition". Cord provides a combination of products and services to customers. This combination arrangement is evaluated under Emerging Issues Task Force (Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables," ("EITF 00-21"). EITF 00-21 addresses certain aspects of accounting for arrangements under multiple revenue generating activities. CBAI elected early adoption of EITF 00-21.

Cord recognizes revenue from both enrollment fees and processing fees upon the completion of processing while storage fees are recognized ratably over the contractual storage period unless the customer enrolls in the Annual Payment Option. For Cord customers who have enrolled in the Annual Payment Option, revenue is recognized in the amount of each payment as received.

Rain generates revenue from packaged advertising services, including media buying, marketing and advertising production services. Rain's advertising service revenue is recognized when the media ad space is sold and the advertising occurs. Rain's advertising production service revenue is derived through the production of an advertising campaign including, but not limited to, audio and video production, establishment of a target market and the development of an advertising campaign. Rain recognizes revenue generated from packaged advertising services provided to our clients using the "Gross" basis of Emerging Issues Task Force No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent" (EITF 99-19).

Rain's revenue recognition policy involves significant judgments and estimates about the ability to collect. We assess the probability of collection based on a number of factors, including past transaction history and/or the creditworthiness of our clients' customers, which is based on current published credit ratings, current events and circumstances regarding the business of our client's customer and other factors that we believe are relevant. If we determine that collection is not reasonably assured, we defer revenue recognition until such time as collection becomes reasonably assured, which is generally upon receipt of cash payment. Rain recognizes revenue generated through per inquiry advertising as the per inquiry leads are delivered to the customer.

Cost of Services

Costs for Cord are incurred as umbilical cord blood is collected. These costs include the transport of the umbilical cord blood from the hospital to the lab, the labs processing fees, and royalties. Cord expenses costs in the period incurred and does not defer any costs of sales. Costs for Rain include commercial productions costs, lead generation costs and media buys.

Net Loss Per Share

Net loss per common share is calculated in accordance with SFAS No. 128, Earnings per Share. Basic net loss per share is computed by dividing the net loss by the weighted average common shares outstanding of 88,278,103 and 40,534,395 for the nine-months ended September 30, 2007 and 2006, respectively. Outstanding options to acquire common stock and warrants are not included in the computation of net loss per common share because the effects of inclusion are anti-dilutive.

Recent Accounting Pronouncements

On September 15, 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not expect SFAS No. 157 will have a significant impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on the Company’s consolidated financial statements.

Going Concern

CBAI's consolidated financial statements have been prepared assuming it will continue as a going concern. CBAI has experienced recurring net losses from operations, which losses have caused an accumulated deficit of approximately $18 million as of September 30, 2007. In addition, CBAI has a working capital deficit of approximately $9.1 million as of September 30, 2007. These factors, among others, raise substantial doubt about CBAI's ability to continue as a going concern.

Management has been able, thus far, to finance the losses and the growth of the business, through private placements of its common stock, the issuance of debt and proceeds from the Equity Distribution Agreement (See Note 5 – Cornell) and Securities Purchase Agreement (see Note 5- Shelter Island Opportunity Fund) . CBAI is continuing to attempt to increase revenues within its core businesses. In addition, CBAI is exploring alternate ways of generating revenues through acquiring other businesses in the stem cell industry. As well, the Company has taken steps to reduce its overall spending through the reduction of headcount. The ongoing execution of CBAI's business plan is expected to result in operating losses over the next twelve months. There are no assurances that CBAI will be successful in achieving its goals of increasing revenues and reaching profitability.

In view of these conditions, CBAI's ability to continue as a going concern is dependent upon its ability to meet its financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event CBAI cannot continue as a going concern.

NOTE 3.

ACQUISITION

On October 13, 2006, the Company entered into an agreement with CorCell, Inc. under which CBAI started the process of acquiring the CorCell Business of collection, processing and storage of blood taken from umbilical cord after a child is born . On February 28, 2007, the Company completed the acquisition of certain assets from CorCell, Inc., (a Delaware Company) a subsidiary of Vita34 A.G., in exchange for $ 1,550,000 in cash (see Note 5 – Shelter Island), two promissory notes totaling $462,959 (see Note 5 – CorCell, Inc.), $1,761,077 value paid in common restricted shares of the company (18,498,715 shares) and the assumption of net liabilities in the amount of $1,118,506. The Acquisition related to all rights to possession and custody of all acquired samples owned by CorCell, Inc., and associated with the operations of CorCell, Inc. which is predominantly the current customer base and revenues. The deal also included the purchase of cryogenic freezers and other fixed assets used in this umbilical cord blood samples business. Pursuant to the terms of the acquisition agreement, Cord Blood registered the resale of the common stock CORD received in the Acquisition on a Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on December 15, 2006.

.

Pro-forma Financial Information

These unaudited consolidated financial statements account only for the historical financial results of CBAI, along with the results of CorCell only from the date of acquisition. Accordingly, the results presented below give effect to the transaction as if it had occurred on January 1, 2006. Adjustments necessary to present fairly the pro-forma consolidated Statement of Operations have been made based on available information and assumptions that management believes are reasonable. The pro-forma unaudited consolidated Statement of Operations has been prepared for information purposes only and does not purport to present what our results would actually have been had the transaction occurred on the date in question or to project our results of operations for any future periods.

Pro-forma Statement of Operations

For the Nine-months ended September 30, 2007

	CBAI	CorCell	Adjustments	Pro-Forma

Revenues	$5,697,701	$296,370	--	$5,994,071
Cost of Services	(3,313,701)	(180,420)	--	(3,494,121)
Gross Profit	2,384,000	115,950		2,499,950
Administrative and Selling Expenses	(3,659,485)	(289,777)	(77,087) (1)	(4,026,349)
Interest Expense	(2,912,393)		(41,875) (2)	(2,954,268)

Net loss for the period	(4,187,878)	(173,827)	(118,962)	(4,480,667)

For the Nine-months ended September 30, 2006

	CBAI	CorCell	Adjustments	Pro-Forma

Revenues	$2,582,432	$2,194,439	--	$4,776,871
Cost of Services	(2,055,362)	(958,555)	--	(3,013,917)
Gross Profit	527,070	1,235,884		1,762,954
Administrative and Selling Expenses	(3,219,204)	(2,671,211)	(346,895) (3)	(6,237,310)
Interest Expense	(1,536,539)	(141,048)	(188,437) (4)	(1,866,024)

Net loss from continuing operations for the period	(4,228,673)	(1,576,375)	(535,332)	(6,340,380)

For the Three-months ended September 30, 2006

	CBAI	CorCell	Adjustments	Pro-Forma

Revenues	$1,143,390	$ 589,808	--	$1,733,198
Cost of Services	(893,286)	(265,547)	--	(1,158,833)
Gross Profit	250,104	324,261		574,365
Administrative and Selling Expenses	(831,498)	(762,068)	(115,631) (5)	(1,709,197)
Interest Expense	(556,839)	(44,892)	(62,813) (6)	(664,544)

Net loss for the period	(1,138,233)	(482,699)	(178,444)	(1,799,376)

Adjustments

1/ To record amortization of the purchased customer list for 2 months

2/ To record the interest on the promissory notes issued to pay for the transaction for 2 months

3/ To record amortization of the purchased customer list for 9 months

4/ To record the interest on the promissory notes issued to pay for the transaction for 9 months

5/ To record the amortization of the purchased customer list for 3 months

6/ To record the interest on the promissory notes issued to pay for the transaction for 3 months

Acquisition of the Assets of CureSource, Inc.

On August 20, 2007, CBAI completed the acquisition of certain assets from CureSource, Inc., a South Carolina corporation for the purchase price of $106,500 in cash and $10,000 in stock, or 196,080, unregistered shares of CBAI's common stock (the "Acquisition"). The Acquisition related to the purchase of approximately 340 umbilical cord blood samples, as well as one cryogenic freezer used for the storage of such umbilical cord blood samples. The entire purchase price was allocated to customer contracts and relationships, which are being amortized over 18 years.

NOTE 4.

ACCRUED EXPENSES

The components of accrued expenses at September 30, 2007 are summarized as follows:

September 30,
2007
Accrued salaries and benefits	$34,906
Accrued interest	862,090
Deferred Rent	10,077
Other	143,027
$1,050,100

NOTE 5.

NOTES AND LOANS PAYABLE

Cornell

In March 2005, CBAI entered into a Standby Equity Distribution Agreement (the "Equity Agreement") with Cornell Capital Partners L.P. ("Cornell") whereby CBAI could sell up to $5,000,000 of CBAI's common stock to Cornell at CBAI's discretion over a 24-month period. The Equity Agreement and the respective rights and obligations was terminated on December 26, 2005. Prior to termination, the Equity Agreement allowed the Company to sell shares of common stock to the investor group in incremental advances not to exceed $250,000. The shares of common stock issued at each advance were calculated based on 98% of the lowest volume weighted average price of CBAI's common stock for the five day period after the request for an advance was received. The investment company also received a 5% fee for each advance. The Equity Agreement called for the issuance of 1,239,029 shares of common stock as a one time commitment fee. Prior to any advances, the Securities and Exchange Commission declared effective a registration statement registering the resale of CBAI's securities in accordance with the Equity Agreement.

In connection with the Equity Agreement, CBAI entered into a Placement Agency Agreement (the "Agent Agreement") with a registered broker-dealer to act as the placement agent for CBAI. The Agent Agreement called for a placement agent fee of $10,000 paid by the issuance of 51,626 shares of CBAI's common stock.

On April 27, 2005, CBAI issued a promissory note to Cornell in the amount of $350,000. The promissory note accrued interest at a rate of 12% per annum and was due and payable nine months from the date of issuance. On April 28, 2005, $175,000 of the $350,000 loan was funded by Cornell. Pursuant to the terms of the note CBAI issued Cornell a detachable warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.20 per share. The estimated relative fair value of the warrants of approximately $163,000 was recorded as interest expense. In July 2005, Cornell exercised its right to purchase 1,000,000 shares at $0.20 per share.

On June 21, 2005, CBAI issued an Amended and Restated Promissory Note to Cornell in the amount of $600,000 which replaced the Promissory Note dated April 27, 2005 and received $300,000 towards this amended and restated Promissory Note. The Promissory Note accrued interest at 12% per annum. These promissory notes were re-paid with the proceeds of a stock issuance in 2005.

On July 13, 2005 Cornell issued a promissory note in the amount of $500,000. The principal amount of $500,000 was funded to CBAI on July 14, 2005. The promissory note was non-interest bearing unless an event of default occurred.

The note was due and payable on or before August 1, 2005. Full payment was made on July 25, 2005 from the proceeds of a stock issuance.

During the three months ended September 30, 2005, CBAI re-paid $1,360,553 in interest and principal on an outstanding loan with Cornell through the proceeds of issuing 3,568,734 shares of common stock. At September 30, 2005, all of the loans relating to the Equity Agreement had been paid.

On December 26, 2005, CBAI and Cornell amended and restated the $3,500,000 Debentures dated September 9, 2005 and funded the $1,500,000 Debentures pursuant to the Second Closing on December 28, 2005. The Securities Purchase Agreement ("SP Agreement") and the Registration Rights Agreement dated September 9, 2005 were also amended. The amended agreement stated that Cornell would purchase $5,000,000 of secured convertible debentures, which were convertible into shares of CBAI's common stock. $3,500,000 was funded as of September 9, 2005, and $1,500,000 was funded on December 28, 2005.  In the fourth quarter of 2006, the Cornell exercised its rights by converting $75,000 of this debenture in exchange for 818,794 common shares. The interest rate remains unchanged at 10% per annum and the principal together with accrued but unpaid interest is due on or before December 23, 2008. Throughout the first nine months of 2007, Cornell has converted a further $822,916 of this debenture in exchange for 13,339,629 registered and unregistered common shares. The balance outstanding on the debenture at September 30, 2007 is $4,102,084.

The Investor Registration Rights Agreement that was entered into by CBAI and Cornell concurrently with the SP Agreement was amended to state the number of shares to be registered on the Initial Registration Statement, as defined in the Registration Right Agreement, is to be 60,000,000 shares underlying the Debentures. The initial registration statement was filed on February 13, 2006. The number of shares to be registered on the Second Registration Statement, as defined in the Registration Right Agreement, to be filed no later than thirty (30) days after CBAI has increased its authorized common stock to at least 200 million shares, are as follows:

-

Such number of shares of Common Stock equal to five (5) times the total principal balance of the Convertible Debentures remaining at the time the Second Registration Statement is filed divided by the conversion price in effect at the time the Second Registration Statement is filed.

-

7,000,000 Shares underlying the Warrant dated 9/9/05

-

7,285,000 Shares underlying the Warrant dated 9/9/05

-

8,285,000 Shares underlying the Warrant dated 9/9/05

As of September 30, 2007, the Company is in default on the secured convertible debenture issued by Cornell Capital on December 28, 2005, due to the company’s inability to register all of the shares as required by the debenture.  The company first attempted to register all of the securities on February 13, 2006.  Due to SEC comments, the company was only able to register 8,751,962 shares with the SEC, declared effective on January 25, 2007. An unregistered amount of  shares remains to satisfy the outstanding debt. As of September 30, 2007, both parties are still seeking a workable solution to remedy the agreement.

Bergen

On November 7, 2006, Bergen Community Regional Blood Center (“Bergen”), one of the Company’s principal suppliers, converted $250,000 of the amount due from CBAI in exchange for a promissory note payable. The promissory note accrues interest at a rate of 12% per annum and is repayable in twelve equal monthly installments of principal (no payments however have been made as of March 31, 2007). The promissory note is due on November 7, 2007. In addition, CBAI issued 2,500,000 common shares from treasury to Bergen. It has also pledged as security 5,000,000 common shares to be held in escrow. In April and May, 2007, the Company, in two tranches, repaid in its entirety the Bergen note.

Strategic

On August 2, 2006, CBAI entered into a Subscription Agreement with Strategic Working Capital Fund, L.P. ("Strategic"). Pursuant to the Subscription Agreement, CBAI (i) issued to Strategic a Promissory Note bearing interest at the rate of 8% with an aggregate principal amount of $285,000 and (ii) delivered 500,000 unregistered shares of its Common Stock (the "Shares") to Strategic. The Promissory Note is due two years from the date of issuance, unless redeemed prior by Strategic but in any event no earlier than the third month following issuance of the note. The Promissory Note also is subject to acceleration upon an event of default, as defined in the Note. Pursuant to the Subscription Agreement, Strategic was granted registration rights for the Shares in the event that CBAI proposes to register any other shares of its common stock.

On December 5, 2006, CBAI issued 1,239,000 restricted common shares in exchange for Strategic providing a three month extension on the promissory note.  On February 2, 2007, CBAI  issued 880,000 restricted common shares in exchange for Strategic providing a further three month extension on the promissory note. On May 4, 2007, CBAI  issued an additional 1,287,000 restricted common shares in exchange for Strategic providing a further three month extension on the promissory note. As of September 30, 2007 the outstanding balance on the note including accrued and unpaid interest was $311,532.

Collections Factoring

On September 5, 2006, Cord received a $93,000 advance on future credit card sales. Repayment terms on this advance call for the 20% capture of certain credit card sales until the sum of $130,200 has been paid. At September 30, 2007, the outstanding principal balance was $19,299.

Shelter Island Opportunity Fund

On February 14, 2007, Cord Blood America, Inc. (the “Company”) entered into a Securities Purchase Agreement with Shelter Island Opportunity Fund, LLP (the “Subscriber”). Pursuant to the Securities Purchase Agreement, the Company (i) issued to Subscriber a Secured Original Issue Discount Debenture bearing interest at the rate of 11.25% (or Prime +3%) with an aggregate principal amount of $2,300,000 and (ii) delivered 1,000,000 unregistered shares of its Common Stock (the “Shares”) to Subscriber. The Debenture is due 30 months from the date of issuance. The Debenture is also subject to acceleration upon an event of default, as defined in the note. Pursuant to the Securities Purchase Agreement, Subscriber was granted registration rights for the Shares in the event that the Company proposes to register any other shares of its common stock. The Securities Purchase Agreement, along with the Registration Rights agreement, Put Option agreement, Warrant Agreement, Stock Pledge Agreement, Security Agreement, Personal Guaranty, Control Account Agreement, Blocked Account Agreement, Collateral Monitoring Agreement, and Pledge Agreement by Matthew Schissler, were filed with the Commission on February 20, 2007 as exhibits and incorporated by reference.

On February 14, 2007, Cord Blood America, Inc. (the “Company”) entered into an Advisory Fee Agreement, Registration Rights Agreement, Put Option Agreement, and Warrant Agreement with Ascendiant Securities, LLP (the “Subscriber”). Pursuant to the Securities Purchase Agreement signed with the Shelter Island Opportunity Fund referenced, Ascendiant receives a 3.75% advisory fee for their services.  In addition, they are entitled to the same benefits as Shelter Island Opportunity fund for Registrations Rights, Put Option and Warrant agreements.

On April 12, 2007, the Company entered into a First Amendment to the Securities Purchase Agreement with Shelter Island Opportunity Fund, LLP (the “Subscriber”), whereby the Company issued a Secured Original Issue Discount Debenture bearing interest at the rate of 11.25% (or Prime +3%) with an aggregate principal amount of $230,000, in exchange for pledging shares of the Company’s wholly-owned subsidiary, Rain. The Agreement also entitles the Subscriber with the same benefits as the original Securities Purchase Agreement signed on February 14, 2007. As of September 30, 2007 the outstanding balance on the notes including accrued and unpaid interest was $2,405,426.

CorCell, Inc.

Pursuant to the acquisition of the business from CorCell, Inc (see Note 3 – Acquisition), the Company issued one Promissory Note to CorCell, Inc. bearing interest at the rate of 10.5% with an aggregate principal amount of $250,000, due July 1, 2007. Interest payments of $2,187 are due monthly, commencing on April 1, 2007. The Promissory Note is subject to acceleration upon an event of default, as defined in the Promissory Note. The Company issued 1,666,667 shares as security for this Note. During the third quarter of 2007, the Company negotiated an alternative payment schedule of $50,000 monthly, and subsequently made total payments of $150,000, reducing the balance owing to $100,000.

On March 1, 2007, the Company issued a Convertible Note to CorCell, Inc. bearing interest at a rate of 9% with an aggregate principal amount of $212,959, due September 1, 2007. The Convertible Note also is subject to acceleration upon an event of default, as defined in the Convertible Note. At the option of CorCell, the Convertible Note may be converted into restricted common stock at $0.101 per share, with possible adjustment. Interest is accrued and payable at maturity.  The Company has agreed to pay off the Note within a six month period, commencing in December, 2007.

NOTE 6.

COMMITMENTS AND CONTINGENCIES

Agreements

Bergen

Cord is operating under an agreement with a not-for-profit company, Bergen Community Regional Blood Center, to process, test and store all umbilical cord blood samples collected. The agreement has a 10-year term, beginning June 30, 2002, and can be terminated by either party with 90-day notice. The Company notified Bergen of its intent to terminate the agreement during the third quarter.

Progenitor Cell Therapy, LLC -  The Company entered into an agreement on August 1, 2007, with Progenitor Cell Therapy, LLC (PCT) to process, test and store all umbilical cord blood samples collected.  The agreement has a five year term and contains termination provisions for each party.  The Company believes this change provides additional opportunities to leverage operating costs and efficiencies, while maintaining the highest of quality standards. The company is working with both PCT and Bergen to enact the change, and expects to complete the conversion no later than December 31, 2007.

Pharmastem

In March 2004, Cord entered into a Patent License Agreement with the holder of patents utilized in the collection, processing, and storage of umbilical cord blood to settle litigation against Cord for alleged patent infringements. The Patent License Agreement calls for royalties of 15% of processing and storage revenue, with a minimum royalty of $225 per specimen collected, on all specimens collected after January 1, 2004 until the patents expire in 2010. During the three months ended June 30, 2007 and 2006, Cord incurred approximately $14,952 and $65,561 respectively, in royalties to the Patent License Agreement. During the six months ended June 30, 2007 and 2006, Cord incurred approximately $48,748 and $119,613 respectively, in royalties to the Patent License Agreement. At June 30, 2007, approximately $206,092 is included in accounts payable relating to these fees.

In July, 2007, Pharmastem lost a suit of patent infringement in the U.S. Court of Appeals brought against a Company in a similar situation to Cord, as described above. Through the end of the third quarter of 2007, CBAI has decided to continue accruing the royalty amounts, as it follows the reaction to the decision by Pharmastem.

Operating Lease

In 2005 and 2004, CBAI entered into non-cancelable operating leases for office space and computer software which expire through October 2009. On October 1, 2006, the Company signed a one-year renewable operating lease for office space with Vita34 A.G, which it has not renewed. In September, 2007, the Company signed a new five-year operating lease and re-located its head office to Santa Monica, California. The Company entered into a sub-lease agreement for its previous head office space that runs through the balance of the term (expiring in August, 2009). Net commitments for minimum future rental payments, by year and in the aggregate, to be paid under the operating leases as of September 30, 2007, are as follows:

Year	Future Payments	Future Rental Income	Net
2007 ( 3 months)	$116,008	$18,630	$97,378
2008	227,980	90,616	137,364
2009	199,250	62,000	137,250
2010	143,093		143,093
2011	146,685		146,685
2012	106,090		106,090
Total	$939,106	$171,246	$767,860

The total lease payments are recorded as rent expense on a straight-line basis over the lease periods, resulting in a deferred rent liability of $10,076, which is included in accrued expenses in the accompanying balance sheet. Total lease expense for operating leases, including those with terms of less than one year, amounted to approximately $166,370 and $54,087 for the nine months ended September 30, 2007 and 2006, respectively.

Employment Agreements

On January 1, 2006, CBAI entered into a one-year employment agreement with Matthew L. Schissler (the "Executive Agreement"). Pursuant to his Executive Agreement, Mr. Schissler serves as Chairman and Chief Executive Officer of CBAI at an annual salary of $150,000 through December 31, 2006. The Executive Agreement entitles Mr. Schissler to receive a net year-end performance bonus of $25,000 as well as certain other benefits. Mr. Schissler is subject to non-competition and confidentiality requirements. CBAI may terminate Mr. Schissler's Executive Agreement at any time without cause. In such event, no later than the Termination Date specified in the Termination Notice (both as defined in the Executive Agreement), CBAI shall pay to Mr. Schissler an amount in cash equal to the sum of his Compensation determined as of the date of such Termination Notice through the remaining term of the Executive Agreement. This arrangement is continuing for 2007, although the one-year renewal under the same terms has not yet been signed.

Compensation of the Board of Directors

On January 26, 2006, CBAI's Board of Directors approved a Board Compensation Plan (the “Plan”) effective through 2008. The Plan calls for shares of the Company’s common stock to be issued as compensation for the second year of service in 2007 in an amount equal to $10,000. The number of shares is determined by dividing by the closing stock price on December 31, 2006, which was $0.093, and equaled 324,324 shares. Shares issued as compensation for one year of service in 2008 will be based on $10,000 divided by the closing stock price of the last business day of 2007.

NOTE 7.

RELATED PARTY TRANSACTIONS AND COMMITMENTS

Advances from Officers

In prior years, the Company received non-interest bearing advances from officers of CBAI. During the nine months ended September 30, 2007, $42,499 of this advance was repaid and the balance remaining amounted to $2,684. In addition, on May 11, 2007, Ms. Stephanie Schissler, CBAI's former President and Chief Operating Officer, who is the spouse of the Company's Chief Executive Officer, loaned $121,500 to the Company, to be repaid in 36 equal monthly installments of $3,908. The Company signed a Promissory Note, which carries interest at the rate of 10% per annum. In addition, the Company pledged as security 2,500,000 common shares to be held in treasury until the loan is paid off. At September 30, 2007, the balance remaining on this loan was $108,945.

On June 14, 2007, Mr. Matt Schissler loaned $25,650 to the Company, to be repaid in 36 equal monthly installments of $828. The Company signed a Promissory Note, which carries interest at the rate of 10% per annum. In addition, the Company pledged as security 750,000 common shares to be held in treasury until the loan is paid off. At September 30, 2007, the balance remaining on this loan was $23,710.

On June 14, 2007, Ms. Stephanie Schissler loaned a further $76,950 to the Company, to be repaid in 36 equal monthly installments of $2,483. The Company signed a Promissory Note, which carries interest at the rate of 10% per annum. In addition, the Company pledged as security 2,250,000 common shares to be held in treasury until the loan is paid off. At September 30, 2007, the balance remaining on this loan was $71,129.

The total balance owing to the officers of CBAI at September 30, 2007 was $206,468.

Consulting Agreement

On January 1, 2006, CBAI entered into a one-year consulting agreement with Stephanie Schissler, The agreement entitles Ms. Schissler to a $10,000 per month retainer and stock option incentives for her services in relation to strategic corporate planning and other business related matters. The agreement automatically renewed for a second year.

Sale of Family Subsidiary

On September 5, 2006, the Company entered into a Stock Purchase Agreement (the “Anderson Agreement”) with Noah Anderson, the President of Family Marketing, Inc., a wholly-owned subsidiary of the Company (“Family”), and Chief Technology Officer of the Company. Mr. Anderson also is the spouse of Ms. Anderson, the Company’s former Chief Financial Officer. Pursuant to the Anderson Agreement, the Company sold all assets and liabilities of Family to Mr. Anderson, in exchange for a credit of $82,500 in receivables that Cord Partners, Inc. had outstanding invoices from Family, and cancellation of $32,500 in severance compensation. (see Note 11, Discontinued Operations)

NOTE 8.

SHARE BASED COMPENSATION

Stock Option Plan

The Company's Stock Option Plan permits the granting of stock options to its employees, directors, consultants and independent contractors for up to 8.0 million shares of its common stock. The Company believes that such awards encourage employees to remain employed by the Company and also to attract persons of exceptional ability to become employees of the Company.

Stock options that vest at the end of a one-year period are amortized over the vesting period using the straight-line method. For stock options awarded using graded vesting, the expense is recorded at the beginning of each year in which a percentage of the options vests.

In the first nine months of 2007, there were no options granted, forfeited or expired. The number of outstanding options at September 30, 2007 remains at 5,461,189, with an exercisable price of $0.28 and approximately 7.5 years remaining. The number of exercisable options at September 30, 2007 remains at 4,423,689 with an exercise price of $0.29 and approximately 5.75 years remaining.

NOTE 9.

STOCK OPTION AND WARRANT AGREEMENTS

As previously mentioned above, CBAI did not issue any new stock options during the nine months ending September 30, 2007.

In connection with the Shelter Island Agreement (See Note 4), a warrant was issued to Shelter Island for the purchase of approximately 36 million of the Company’s common shares. The warrant is immediately exercisable for a five-year period, expiring on February 12, 2012, at an exercise price of $0.101 per share. The estimated fair value of the warrants is approximately $4,845,000 and was recorded as deferred compensation against equity; it is being amortized to interest expense over the life of the debenture (30 months). At the date of issuance, the common stock was trading at $0.125 per share. Similarly, Ascendiant Securities, providing advisory services in connection with the Shelter Island debenture, received a warrant to purchase 4,000,000 of the Company’s common shares at the same exercise price and under the same conditions as the Shelter Island warrant.

The following table summarizes the warrants outstanding and exercisable at September 30, 2007:

WARRANTS OUTSTANDING	EXERCISE PRICE	MATURITY DATE
1,000,000	$0.1875	09/19/2009
14,285,000	$ 0.101	09/09/2010
8,285,000	$ 0.101	09/09/2010
40,000,000	$ 0.101	02/12/2012
Total 63,570,000

NOTE 10.

STOCKHOLDER’S EQUITY

Preferred Stock

CBAI has 5,000,000 shares of $.0001 par value preferred stock authorized. No preferred stock has been issued to date.

Common Stock

During the nine months ended September 30, 2007, CBAI issued a total of 324,324 shares to its directors as compensation. The total cash value of the stock on the issue date was $42,162.

On February 2, 2007, CBAI signed a consulting agreement with Shaub Williams to provide legal services primarily in respect of the acquisition of the business of CorCell, Inc. In exchange for these services, valued at $120,000, the Company issued 1,000,000 fully registered common shares.

On February 14, 2007, CBAI entered into a Securities Purchase Agreement (see Note 4 – Shelter Island Opportunity Fund) whereby the Company issued 1,000,000 deposit shares and a warrant to purchase up to 36,000,000 shares of common stock along with a put option by CBAI to repurchase the same in exchange for financing a Debenture of $2.3 million, used to purchase the CorCell business. Concurrently, Ascendiant Securities, LLC, a financial advisor, received a Warrant to purchase up to 4,000,000 common shares and a Put Option by CBAI to repurchase the same.

On February 16, 2007, the Company terminated its agreement with Gecko Media. In exchange for early termination of this Agreement, and as part of the consideration, CBAI issued 480,000 registered common shares to Gecko Media.

On February 21, 2007, CBAI issued 150,000 registered shares in exchange for legal services rendered and to be rendered. The value of the shares and services was $19,125.

On February 23, 2007, CBAI signed an Agreement with Capital Growth Resources which allows for Capital Growth Resources to act as lead placement agent for a private placement to be executed by Cord Blood America in 2007, in exchange for 150,000 of un-registered securities of the CBAI’s common stock.  Capital Growth Resources will be paid a placement agent fee of 10% of the equity capital raised in the private placement and 3% non-accountable fee for costs of services.  Capital Growth Resources will also have the option to purchase up to 13% of the value of the placement in CBAI warrants. No funds had been raised as at March 31, 2007.  On May 11, 2007, the company terminated its agreement with Capital Growth Resources.  Capital Growth Resources received no additional compensation.

On March 1, 2007, CBAI issued 1,666,667 common shares to Vita34 A.G. as security, along with the $250,000 Promissory Note, all related to the purchase of the CorCell business (see Note 2 – Acquisition). The Company also issued 18,498,715 as part of the consideration for this same purchase.

As mentioned in Note 3 above, on May 4, 2007, CBAI issued 1,287,000 common shares to Strategic Working Capital in exchange for Strategic providing a further three month extension on its promissory note.

On May 21, 2007, CBAI entered into a placement agent agreement with RHK Midtown Partners, LLC, for providing financial consulting services, at a value of $150,000, in exchange for the issuance of 1,875,000 common shares of the Company.

On May 21, 2007, CBAI signed an exclusive Consulting Agreement with Fuselier & Associates 1, L.P., whereby the consultant will negotiate creditor claims and attempt to effect settlements of these claims (currently in Accounts Payable on the Company’s Balance Sheet). In exchange, the Company issued 15,000,000 restricted common shares with a value of $1,200,000. Creditor claims that go unassigned to the consultant will result in a share reduction equivalent to a set formula, as outlined in the Agreement, on file with the SEC. On July 23, 2007, CBAI signed an amendment to this agreement, which provided for an additional issuance of 871,945 restricted common shares, for no additional consideration.

On the same date, the Company also entered into an exclusive Consulting Agreement with Dr. Jean Fuselier Sr. (“Fuselier”) for advisory services over a 36 month term, at $15,000 monthly, payable in registered S-8 shares of the Company. The terms call for these fees to be paid seven months in advance; accordingly, the Company issued 1,312,500 common shares to Fuselier.

On June 20, 2007, the Company issued 2,000,000 unregistered common shares to Bergen Community Regional Blood Center in consideration for extending the credit terms on its outstanding balance in accounts payable.

On July 23, 2007, CBAI signed consulting agreements with certain of its professional consultants to provide legal and financial advisory services valued at approximately $75,000 in exchange for the issuance of 1,600,000 unrestricted common shares.

On July 31, 2007 and August 31, 2007, CBAI issued 969,400 and 1,473,429 restricted common shares to Independent Blue Cross in exchange for a total cash consideration of $129,768.

On September 21, 2007, CBAI issued 150,000 restricted common shares to RHK Midtown Partners, LLC, valued at $7,050 in exchange for providing financial advisory services.

In the third quarter of 2007, CBAI issued a total of 222,006 restricted common shares to an employee with a value of approximately $12,000.

As of September 30, 2007 CBAI had 119,206,140 shares of Common Stock outstanding. An additional 46,166,667 shares has been issued and remains in the Company’s treasury.

NOTE 11.

DISCONTINUED OPERATIONS

The Company follows the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No.144"), related to the accounting and reporting for segments of a business to be disposed of. In accordance with SFAS No. 144, the definition of discontinued operations includes components of an entity whose cash flows are clearly identifiable.

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue	--	558,260	$--	$93,487
Cost of services	--	--	--	--
Operating Expenses	--	591,297	--	235,845
Net Loss from Discontinued Operations	--	(33,037)	$--	$(142,358)

NOTE 12.

SEGMENT REPORTING

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information," requires that public business enterprises report financial and descriptive information about its reportable operating segments. CBAI has two operating segments. Cord generates revenues related to the processing and preservation of umbilical cord blood. Rain generates revenues related to television and radio advertising. All of its long-lived assets are located in, and substantially all of its revenues are generated from within, the United States of America.

The table below presents certain financial information by business segment for the nine months ended September 30, 2007:

		Adipose/	Radio/
	Umbilical	Peripheral	Television	Segments	Consolidated
	Cord Blood	Blood	Advertising	Total	Total
Revenue from External Customers	$3,079,919	$0	$2,617,782	$5,697,701	$5,697,701
Interest Expense	2,910,818	0	1,575	2,912,393	2,912,393
Depreciation and Amortization	374,089	0	0	374,089	374,089
Segment Income (Loss)	(4,421,592)		233,714	(4,187,878)	(4,187,878)
Segment Assets	$5,771,093	$197	$114,565	$5,885,855	$5,885,855

The table below presents certain financial information by business segment for the nine months ended September 30, 2006:

		Adipose/	Radio/
	Umbilical	Peripheral	Television	Segments	Consolidated
	Cord Blood	Blood	Advertising	Total	Total
Revenue from External Customers	$903,718	$0	$1,678,714	$2,582,432	$2,582,432
Interest Expense	1,535,720	0	819	1,536,539	1,536,539
Depreciation and Amortization	13,766	0	32	13,798	13,798
Segment Income (Loss)	(4,303,857)	(61,330)	136,515	(4,228,672)	(4,228,672)
Segment Assets	$547,066	$196	$166,056	$713,318	$713,318

The table below presents certain financial information by business segment for the three months ended September 30, 2007:

		Adipose/	Radio/
	Umbilical	Peripheral	Television	Segments	Consolidated
	Cord Blood	Blood	Advertising	Total	Total
Revenue from External Customers	$1,211,023	$0	$443,471	$1,654,494	$1,654,494
Interest Expense	1,039,557	0	1,335	1,040,892	1,040,892
Depreciation and Amortization	151,550	0	0	151,550	151,550
Segment Income (Loss)	(1,071,858)		(36,116)	(1,107,974)	(1,107,974)
Segment Assets	$5,771,093	$197	$114,565	$5,885,855	$5,885,855

The table below presents certain financial information by business segment for the three months ended September 30, 2006:

		Adipose/	Radio/
	Umbilical	Peripheral	Television	Segments	Consolidated
	Cord Blood	Blood	Advertising	Total	Total
Revenue from External Customers	$278,888	$0	$864,502	$1,143,390	$1,143,390
Interest Expense	556,839	0		556,839	556,839
Depreciation and Amortization	11,410	0	11	11,421	11,421
Segment Loss)	(1,237,254)	(1,726)	100,747	(1,138,233)	(1,138,233)
Segment Assets	$547,066	$196	$166,056	$713,318	$713,318

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
DECEBEMBER 31, 2006 AND 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Cord Blood America, Inc.

We have audited the accompanying consolidated balance sheet of Cord Blood America, Inc. and Subsidiaries as of December 31, 2006, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years ended December 31, 2006 and 2005.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards established by the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cord Blood America, Inc. and Subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has sustained recurring operating losses, continues to consume cash in operating activities, and has insufficient working capital and an accumulated deficit at December 31, 2006.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

April 12, 2007

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2006

ASSETS
Current assets:
Cash	$21,566
Accounts receivable, net of allowance for doubtful accounts of $12,811	45,087
Total current assets	66,653
Property and equipment, net of accumulated depreciation and amortization of $29,539	15,115
Deposits	22,933
Prepaid expenses	659
Customer contracts and relationships, net of amortization of $20,051	233,934
Domain name, net of amortization of $31	369
Deferred costs, note 13	91,000
Deposit on CorCell acquisition, note 16	300,000
Other assets	670
Total assets	$731,333
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$731,019
Accrued expenses	626,503
Deferred revenue	264,609
Due to stockholders	45,183
Capital lease obligations, current portion	5,061
Promissory notes payable, net of unamortized discount of $285,151	5,273,055
Total current liabilities	6,945,430
Capital lease obligations, net of current portion	1,948
Total liabilities	6,947,378
Stockholders’ deficit:
Preferred stock, $.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	--
Common stock, $.0001 par value, 300,000,000 shares authorized, 88,118,075 shares issued and outstanding	8,811
Additional paid-in capital	26,973,756
Deferred Consideration	(2,813,029)
Common stock held in treasury, 39,000,000 shares	(16,560,000)
Accumulated deficit	(13,825,583)
Total stockholders’ deficit	(6,216,045)
Total liabilities and stockholders’ deficit	$731,333

See the accompanying notes to consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Year Ended December 31,
	2006	2005

Revenue	$3,328,336	$2,099,463
Cost of services	3,047,423	1,747,244
Gross Profit	280,913	352,219

Administrative and selling expenses	3,816,565	4,679,793

Loss from operations	(3,535,652)	(4,327,574)

Interest expense	(2,112,505)	(1,867,844)
Other income	2,755	7,433

Net loss before income taxes	(5,645,402)	(6,187,985)

Income taxes	0	0

Loss from Continuing Operations	(5,645,402)	(6,187,985)
Discontinued Operations (see Note 14)	(43,330)	61,854
Net Loss	$(5,688,732)	$(6,126,131)
Basic and diluted loss per share:
Continuing operations	$(0.14)	$(0.18)
Discontinued operations	(0.00)	0.01
Net Loss	$(0.14)	$(0.17)
Weighted average common shares outstanding	41,469,655	35,261,989

See the accompanying notes to consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Stock		Additional Paid-in Capital	Treasury Stock	Deferred Consideration	Accumulated Deficit
	Shares	Amount					Total

Balance, December 31, 2004	26,599,777	$3,713	$419,112	-	$-	$(2,010,720)	$(1,587,895)
Sale of common stock	185,000	18	52,982	-	-	-	53,000
Issuance of common stock upon loan conversion	3,568,734	357	1,360,196	-	-	-	1,360,553
Recapitalization of Cord to RainMakers	2,485,823	(804)	804	-	-	-	-
Stock issued for services	4,832,523	483	999,152	-	-	-	999,635
Shares issued as compensation	800,000	80	127,920	-	-	-	128,000
Issuance of debt with detachable warrants	-	-	4,339,068	-	(4,339,068)	-	-
Issuance of debt with conversion features	-	-	200,000	-	-	-	200,000
Issuance of options to employees	-	-	113,153	-	(113,153)	-	-
Warrant exercise	1,000,000	100	199,900	-	-	-	200,000
Issuance of options for services	-	-	995,172	-	(995,172)	-	-
Treasury shares	34,000,000	3,400	11,556,600	(11,560,000)	-	-	-
Amortization of deferred consideration	-	-	-	-	1,531,810	-	1,531,810
Net Loss	-	-	-	-	-	(6,126,131)	(6,126,131)
Balance, December 31, 2005	73,471,857	7,347	20,364,059	(11,560,000)	(3,915,583)	(8,136,851)	(3,241,028)
Issuance of common stock upon loan conversion	818,794	82	74,918				75,000
Stock issued for services	321,270	32	49,218				49,250
Shares issued for Cryobank asset purchase	703,518	70	139,930				140,000
Shares issued in connection with debt	500,000	50	59,950				60,000
Shares issued in connection with modification of debt terms	1,239,000	124	136,166				136,290
Shares issued to vendor	2,500,000	250	349,750				350,000
Shares issued as deposit on CorCell acquisition	2,563,636	256	299,744				300,000
Shares issued as fees in connection with raising capital	1,000,000	100	90,900				91,000
Share based compensation			251,313				251,313
Treasury shares	5,000,000	500	4,999,500	(5,000,000)			-
Amortization of deferred consideration			158,308		1,102,554		1,260,862
Net Loss						(5,688,732)	(5,688,732)
Balance, December 31, 2006	88,118,075	$8,811	$26,973,756	(16,560,000)	$(2,813,029)	$(13,825,583)	$(6,216,045)

See the accompanying notes to consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
Cash Flows from Operating Activities
Net Loss	$(5,688,732)	$(6,126,131)
Adjustments to reconcile net loss to net cash used in operating activities
Issuance of stock for services and interest	535,540	999,635
Conversion feature	-	200,000
Loan costs paid in cash	-	(416,790)
Amortization of loan costs	-	63,025
Share based compensation	251,313	128,000
Amortization of deferred consideration	1,260,862	1,531,810
Provision for uncollectible accounts	19,420	(25,377)
Depreciation	39,752	8,463
Amortization of debt discount	165,784	25,855
Loss on disposal of assets	16,354	-
Changes in operating assets and liabilities
Accounts receivable	89,867	(29,595)
Other assets	6,729	(8,929)
Accounts payable	663,023	(72,241)
Accrued expenses	403,344	(25,173)
Deferred revenue	30,767	8,120

Net cash used in operating activities	(2,205,977)	(3,739,328)
Cash Flows from Investing Activities
Purchase of property and equipment	(16,083)	(10,110)
Acquisition of Cryobank	(120,000)	-
Redemption of certificates of deposit	-	75,000

Net cash (used in) provided by investing activities	(136,083)	64,890
Cash Flows from Financing Activities
Proceeds from the issuance of notes payable	415,000	6,360,553
Payments on notes payable	(31,794)	(1,000,000)
Payments on capital lease obligations	(804)	(2,034)
Net repayments on line of credit		(6,484)
Proceeds from advance from officer	15,974	-
Payments on advance from officer	(49,937)	(19,442)
Proceeds from issuance of common stock		236,816
Net cash provided by financing activities	348,439	5,569,409
Net (decrease) increase in cash and cash equivalents	(1,993,621)	1,894,971
Cash and Cash Equivalents, beginning of year	2,015,187	120,216
Cash and Cash Equivalents, end of year	$21,566	$2,015,187

See the accompanying notes to consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,482	$220,022
Supplemental Schedule of Non-Cash Investing and Financing Activities:
Discount on issuance of debt with detachable warrants	$-	$4,339,071
Debt and accounts payable repaid through issuance of common stock	$-	$1,360,553
Shares issued for purchase of Cryobank assets	$140,000	$-
Shares issued for debt issuance costs	$60,000	$-
Shares issued to vendor	$350,000	$-
Shares issued as deposit for Corcell	$300,000	$-
Shares issued as fees for raising capital	$91,000	$-

See the accompanying notes to consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Note 1.

Organization and Description of Business

Cord Blood America, Inc. ("CBAI", or “the Company”), formerly D&A Lending, Inc., was incorporated in the State of Florida on October 12, 1999. CBAI's headquarters are located in Los Angeles, California. CBAI is primarily a holding company whose subsidiaries include Cord Partners, Inc. ("Cord"), CBA Professional Services, Inc. D/B/A BodyCells, Inc. ("BodyCells"), CBA Properties, Inc. ("Properties"), Career Channel Inc, D/B/A Rainmakers International ("Rain") and Family Marketing, Inc. ("Family"). CBAI and its subsidiaries engage in the following business activities:

•

Cord specializes in providing private cord blood stem cell preservation services to families.

•

BodyCells is a developmental stage company and intends to be in the business of collecting, processing and preserving peripheral blood and adipose tissue stem cells allowing individuals to privately preserve their stem cells for potential future use in stem cell therapy.

•

Properties was formed to hold the corporate trademarks and other intellectual property of CBAI.

•

Rain specializes in creating direct response television and radio advertising campaigns, including media placement and commercial production.

•

Family specialized in delivering leads through internet based lead generation to corporate customers in the business of family based products and services. Family was disposed of through a sale, which was completed in the third quarter of this year. (see Note 14, Discontinued Operations)

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that may be necessary in the event CBAI cannot continue as a going concern. CBAI continues to search for additional capital to allow it to focus on successfully reaching its objectives and being profitable (see Note 16, Subsequent Events).

Note 2.

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of Cord Blood America, Inc. and Subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. CBAI has experienced recurring net losses from operations, which losses have caused an accumulated deficit of approximately $13,800,000 as of December 31, 2006. In addition, CBAI has consumed cash in its operating activities of approximately $2,200,000 for the year ending December 31, 2006 and has a working capital deficit of approximately $6,900,000 as of December 31, 2006. These factors, among others, raise substantial doubt about CBAI's ability to continue as a going concern.

Management has been able, thus far, to finance the losses and the growth of the business, through private placements of its common stock, the issuance of debt and proceeds from the Equity Distribution Agreement and Securities Purchase Agreement, and expects to continue to raise funds through debt and equity instruments. CBAI is continuing to attempt to increase revenues within its core businesses. In addition, CBAI is exploring alternate ways of generating revenues through acquiring other businesses in the stem cell industry. As well the Company has taken steps to reduce its overall spending through the reduction of headcount. The ongoing execution of CBAI's business plan is expected to result in operating losses over the next twelve months. There are no assurances that CBAI will be successful in achieving its goals of increasing revenues and reaching profitability.

In view of these conditions, CBAI's ability to continue as a going concern is dependent upon its ability to meet its financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event CBAI cannot continue as a going concern.

Principles of Consolidation

The consolidated financial statements include the accounts of CBAI and its wholly owned subsidiaries, Cord, BodyCells, Properties, Rain and Family. Significant inter-company balances and transactions have been eliminated upon consolidation.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ materially from those estimates.

Cash equivalents

The Company considers temporary liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consist of the amounts due for the processing and storage of umbilical cord blood, advertising, commercial production and internet lead generation. Accounts receivable relating to deferred revenues are netted against deferred revenues for presentation purposes. The allowance for doubtful accounts is estimated based upon historical experience. The allowance is reviewed periodically and adjusted for accounts deemed uncollectible by management. Amounts are written off when all collection efforts have failed.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred while major replacement and improvements are capitalized as additions to the related assets. Sales and disposals of assets are recorded by removing the cost and accumulated depreciation from the related asset and accumulated depreciation accounts with any gain or loss credited or charged to income upon disposition.

Intangible Assets

Intangible assets include customer contracts and relationships, and a domain name acquired as part of the acquisition of Cryobank assets in 2006 (Note 3). Intangible assets are stated at cost. Amortization of intangible assets is computed using the sum of the years digits method, over an estimated useful life of 18 years. Estimated amortization expense for the next five years is as follows: 2007:$25,300; 2008: $23,800; 2009: $22,300; 2010: $20,800; 2011: $19,300.

Impairment of Long-Lived Assets

Long-lived assets, other than goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. The Company does not perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and fair value.

Deferred Revenue

Deferred revenue for Cord consists of payments for enrollment in the program and processing of umbilical cord blood by customers whose samples have not yet been collected, as well as the pro-rata share of annual storage fees for customers whose samples were stored during the year. For Cord customers who have enrolled in the Annual Payment Option, revenue is recognized in the amount of each payment, as received. Deferred revenue for Rain consists of payments for per inquiry leads that have not yet been delivered or media buys that have not yet been placed.

Warrants and Beneficial Conversion Features

During 2005, the Company issued warrants in connection with the issuance of convertible debt. The unamortized portion of the value of the warrants and the beneficial conversion feature of the debentures is presented as deferred consideration in the statement of stockholders’ equity, as management believes the presentation as a discount against notes payable would reduce the carrying amount of the liability to a level that would be misleading. Amortization of the warrants and the beneficial conversion feature are presented as a component of interest expense.

Revenue Recognition

CBAI recognizes revenue under the provisions of Staff Accounting Bulletin ("SAB") 104 "Revenue Recognition". Cord provides a combination of products and services to customers. This combination arrangement is evaluated under Emerging Issues Task Force (Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables," ("EITF 00-21"). EITF 00-21 addresses certain aspects of accounting for arrangements under multiple revenue generating activities.

Cord recognizes revenue from both enrollment fees and processing fees upon the completion of processing while storage fees are recognized ratably over the contractual storage period unless the customer enrolls in the Annual Payment Option. For Cord customers who have enrolled in the Annual Payment Option, revenue is recognized in the amount of each payment as received.

Rain generates revenue from packaged advertising services, including media buying, marketing and advertising production services. Rain's advertising service revenue is recognized when the media ad space is sold and the advertising occurs. Rain's advertising production service revenue is derived through the production of an advertising campaign including, but not limited to, audio and video production, establishment of a target market and the development of an advertising campaign. Rain recognizes revenue generated from packaged advertising services provided to our clients using the "Gross" basis of Emerging Issues Task Force No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent", (“EITF 99-19”).

Rain's revenue recognition policy involves significant judgments and estimates about the ability to collect. We assess the probability of collection based on a number of factors, including past transaction history and/or the creditworthiness of our clients' customers, which is based on current published credit ratings, current events and circumstances regarding the business of our client's customer and other factors that we believe are relevant. If we determine that collection is not reasonably assured, we defer revenue recognition until such time as collection becomes reasonably assured, which is generally upon receipt of cash payment. Rain recognizes revenue generated through per inquiry advertising as the per inquiry leads are delivered to the customer.

Cost of Services

Costs for Cord are incurred as umbilical cord blood is collected. These costs include the transportation of the umbilical cord blood from the hospital to the lab, the labs’ processing fees, and royalties. Cord expenses costs in the period incurred and does not defer any costs of sales. Costs for Rain include commercial productions costs, lead generation costs and media buys.

Advertising

Advertising costs are expensed when incurred. Advertising expense totaled approximately $756,000 and $731,000 for the years ended December 31, 2006 and 2005, respectively.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance based on the portion of tax benefits that more likely than not will not be realized. There was a valuation allowance equal to 100% of deferred tax assets as of December 31, 2006.

Accounting for Stock Option Plan

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123(R), Share-Based Payment, using the modified prospective application transition method. Prior to January 1, 2006, it accounted for share-based compensation with employees using the intrinsic value based method of accounting, under which no compensation expense was recognized for stock option awards granted at fair market value. With the adoption of SFAS No. 123(R), there was an increase in compensation expense. The increase has had an impact on the results of operations but not on cash flows. The following table illustrates the effect on net loss and loss per share if the fair value based method had been applied to all outstanding awards in 2005:

Year Ended
December 31,
2005
Net loss, as reported	$(6,126,131)
Add: stock-based compensation expense included in reported net loss net of related tax effects	15,226
Deduct: total stock-based compensation expense determined under the fair value method for all awards, net of related tax effects	(102,179)
Pro forma net loss	$(6,213,084)
Basic and diluted loss per common share, as reported	$(0.17)
Basic and diluted loss per common share, pro forma	$(0.18)

Net Loss Per Share

Net loss per common share is calculated in accordance with SFAS No. 128, Earnings per Share. Basic net loss per share is computed by dividing the net loss by the weighted average common shares outstanding of 41,469,655 and 35,261,989 for the years ended December 31, 2006 and 2005, respectively. Outstanding options to acquire common stock and warrants are not included in the computation of net loss per common share because the effects of inclusion are anti-dilutive.

Concentration of Risk

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet their contractual obligations to be similarly affected by changes in economic or other conditions described below.

Relationships and agreements which could potentially expose the Company to concentrations of credit risk consist of the use of one source for the processing and storage of all umbilical cord blood and one source for the development and maintenance of a website. The Company believes that alternative sources are available for each of these concentrations.

Financial instruments that subject the Company to credit risk could consist of cash balances maintained in excess of federal depositary insurance limits. The Company maintains its cash and cash equivalent balances with high credit quality financial institutions. At times, cash and cash equivalent balances may be in excess of Federal Deposit Insurance Corporation limits. To date, the Company has not experienced any such losses, and believes it is not exposed to any credit risk related to such balances.

Recently Issued Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and SFAS No. 140, Accounting or the Impairment or Disposal of Long-Lived Assets. Specifically, SFAS No. 155 amends SFAS No. 133 to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided the whole instrument is accounted for on a fair value basis. Additionally, SFAS No. 155 amends SFAS No. 140 to allow a qualifying special purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with early application allowed. The adoption of SFAS No. 155 is not expected to have a material impact on the Company’s results of operations or financial position.

In July 2006, the FASB issued FASB Interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. If there are changes in net assets as a result of application of FIN 48, these will be accounted for as an adjustment of retained earnings. The Company has not yet determined the financial statement impact of adopting FIN 48.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” ( SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; however, the standard will impact how other fair value based GAAP is applied. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years with early adoption encouraged. The Company is currently assessing the impact this statement will have on its financial statements and results of operations.

Note 3.

Acquisition of Cryobank Assets

On January 13, 2006, Cord, a Florida corporation and wholly-owned subsidiary of CBAI, a Florida corporation, completed the acquisition of certain assets from Cryobank for Oncologic and Reproductive Donors, Inc., a New York corporation ("Cryobank"), for the purchase price of $120,000 in cash and $140,000 in stock, or 703,518, unregistered shares of CBAI's common stock (the "Acquisition"). The Acquisition related to collecting, testing, processing and preserving umbilical cord blood and included the assets and liabilities associated with approximately 750 umbilical cord blood samples, as well as three cryogenic freezers used for the storage of such umbilical cord blood samples. $254,386 of the purchase price was allocated to customer contracts and relationships, which are being amortized over 18 years. The balance of the purchase price was allocated to property and equipment. Pursuant to the terms of the acquisition agreement, CBAI registered the resale of the common stock Cryobank received in the Acquisition on a Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on February 13, 2006.

Note 4.

Property and Equipment

         At December 31, 2006, property and equipment consist of:

	Useful Life (Years)

Furniture and fixtures	5	$11,132
Computer equipment	3	18,827
Freezer equipment	2	14,695
		44,654
Less accumulated depreciation		29,539

		$15,115

For the years ended December 31, 2006 and 2005, depreciation expense totaled $19,669 and $8,463 respectively.

Note 5.

Accrued Expenses

The components of accrued expenses at December 31, 2006 are summarized as follows:

Accrued salaries and benefits	$47,167
Accrued interest	500,000
Deferred Rent	11,006
Accrued professional fees and other	68,330
$626,503

Note 6.

Capital Lease Obligations

Through December 31, 2006, Cord Blood entered into capital leases for computer equipment. The capital leases expire at various dates in 2007, 2008 and 2009. Assets under capital lease are capitalized using interest rates appropriate at the inception of the lease. At December 31, 2006 and 2005, these leased assets are included in property and equipment as computer equipment amounting to $13,420 and $12,933 respectively.

Accumulated amortization and amortization expense related to these assets amounted to $11,729 and $4,259, respectively,as of and for the year ended December 31, 2006. Accumulated amortization and amortization expense amounted to $7,470 and $6,850, respectively, as of and for the year ended December 31, 2005. Amortization expense is included as a component of depreciation expense. As of December 31, 2006, future minimum lease payments under capital lease obligations are as follows:

TWELVE-MONTHS ENDED DECEMBER 31,
2007	$7,490
2008	1,696
2009	237
Total minimum lease payments	9,423
Less amounts representing interest	(2,414)
7,009
Less current portion	(5,061)
$1,948

Note 7.

Notes and Loans Payable

At December 31, 2006, notes and loans payable consist of:

Secured Convertible Debenture payable to Cornell Capital Partners, secured by substantially all of the Company's assets, interest at 10% per annum, principal and interest due on December 23, 2008	$4,925,000
Promissory Note payable to Strategic Working Capital Fund, L.P., interest at 8% per annum, due August 2, 2008	294,432
Secured promissory note payable to Bergen Community Regional Blood Center, interest at 12% per annum, repayable in twelve monthly installments, due November 7, 2007	250,000
Advance on credit card sales	88,774
5,558,206
Less: unamortized discount	285,151

$5,273,055

Following are the significant terms of the above notes and loans payable:

Cornell

In March 2005, CBAI entered into a Standby Equity Distribution Agreement (the "Equity Agreement") with Cornell Capital Partners L.P. ("Cornell") whereby CBAI could sell up to $5,000,000 of CBAI's common stock to Cornell at CBAI's discretion over a 24-month period. The Equity Agreement and the respective rights and obligations was terminated on December 26, 2005. Prior to termination, the Equity Agreement allowed the Company to sell shares of common stock to the investor group in incremental advances not to exceed $250,000. The shares of common stock issued at each advance were calculated based on 98% of the lowest volume weighted average price of CBAI's common stock for the five day period after the request for an advance was received. The investment company also received a 5% fee for each advance. The Equity Agreement called for the issuance of 1,239,029 shares of common stock as a one time commitment fee. Prior to any advances, the Securities and Exchange Commission declared effective a registration statement registering the resale of CBAI's securities in accordance with the Equity Agreement.

In connection with the Equity Agreement, CBAI entered into a Placement Agency Agreement (the "Agent Agreement") with a registered broker-dealer to act as the placement agent for CBAI. The Agent Agreement called for a placement agent fee of $10,000 paid by the issuance of 51,626 shares of CBAI's common stock.

On April 27, 2005, CBAI issued a promissory note to Cornell in the amount of $350,000. The promissory note accrued interest at a rate of 12% per annum and was due and payable nine months from the date of issuance. On April 28, 2005, $175,000 of the $350,000 loan was funded by Cornell. Pursuant to the terms of the note CBAI issued Cornell a detachable warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.20 per share. The estimated relative fair value of the warrants of approximately $163,000 was recorded as interest expense. In July 2005, Cornell exercised its right to purchase 1,000,000 shares at $0.20 per share.

On June 21, 2005, CBAI issued an Amended and Restated Promissory Note to Cornell in the amount of $600,000 which replaced the Promissory Note dated April 27, 2005 and received $300,000 towards this amended and restated Promissory Note. The Promissory Note accrued interest at 12% per annum. These promissory notes were re-paid with the proceeds of a stock issuance in 2005.

On July 13, 2005 Cornell issued a promissory note in the amount of $500,000. The principal amount of $500,000 was funded to CBAI on July 14, 2005. The promissory note was non-interest bearing unless an event of default occurred.

The note was due and payable on or before August 1, 2005. Full payment was made on July 25, 2005 from the proceeds of a stock issuance.

On September 9, 2005, CBAI re-paid $1,360,553 in interest and principal on an outstanding loan with Cornell through the proceeds of issuing 3,568,734 shares of common stock. At December 31, 2005, all of the loans relating to the Equity Agreement had been paid.

On December 26, 2005, CBAI and Cornell amended and restated the $3,500,000 Debentures dated September 9, 2005 and funded the $1,500,000 Debentures pursuant to the Second Closing on December 28, 2005. The Securities Purchase Agreement ("SP Agreement") and the Registration Rights Agreement dated September 9, 2005 were also amended. The amended agreement stated that Cornell would purchase $5,000,000 of secured convertible debentures, which were convertible into shares of CBAI's common stock. $3,500,000 was funded as of September 9, 2005, and $1,500,000 was funded on December 28, 2005. The interest rate remains at 10% per annum and the principal together with accrued but unpaid interest is due on December 23, 2008.

The SP Agreement was amended to state CBAI shall pay Cornell or its designees a non refundable commitment fee of $375,000 (equal to 7.5% of the $5,000,000 Purchase Price), all of which has been paid. It also states CBAI agrees to take any and all appropriate action necessary to increase its authorized common stock from 100 million to at least 200 million shares by March 1, 2006. This was approved by the Company's shareholders at its annual meeting on August 31, 2006.

The Investor Registration Rights Agreement that was entered into by CBAI and Cornell concurrently with the SP Agreement was amended to state the number of shares to be registered on the Initial Registration Statement, as defined in the Registration Right Agreement, is to be 60,000,000 shares underlying the Debentures. The initial registration statement was filed on February 13, 2006. The number of shares to be registered on the Second Registration Statement, as defined in the Registration Right Agreement, to be filed no later than thirty (30) days after CBAI has increased its authorized common stock to at least 200 million shares, are as follows:

-

Such number of shares of Common Stock equal to five (5) times the total principal balance of the Convertible Debentures remaining at the time the Second Registration Statement is filed divided by the conversion price in effect at the time the Second Registration Statement is filed.

-

7,000,000 Shares underlying the Warrant dated 9/9/05

-

7,285,000 Shares underlying the Warrant dated 9/9/05

-

8,285,000 Shares underlying the Warrant dated 9/9/05

On June 27, 2006, CBAI entered into an agreement with Cornell. The agreement amends certain terms of the SP Agreement, the Registration Rights Agreement and the Pledge and Escrow Agreement entered into on September 9, 2005. Pursuant to the agreement, the following changes were agreed to by both parties. First, the time for CBAI to increase its authorized common stock to 200,000 million was increased to August 18, 2006. Second, the deadline for CBAI to have the second Registration Statement declared effective by the SEC was increased to September 30, 2006. Third, CBAI waived the Conversion Restriction which restricts Cornell from converting any amounts of the outstanding principal of the Debentures at the Market Conversion Price prior to September 9, 2006. Fourth, in the event that CBAI does not have a sufficient number of authorized shares of Common Stock to issue Conversion Shares upon a conversion of the Debentures, CBAI is hereby authorized to issue to Cornell such number of shares otherwise reserved as Pledge Shares to Cornell and reduce the number of Pledged Shares by the amount of such issuance. The number of shares included in the amended registration statement has been reduced to 55,840,448.

On October 13, 2006, CBAI entered into an agreement with Cornell. The agreement adjusts certain terms as a result of such issuances by the company described below: Secured Convertible Debenture issued on September 9, 2005; Secured Convertible Debenture issued on December 23, 2005; Common Stock Purchase Warrant issued September 9, 2005; Common Stock Purchase Warrant issued September 9, 2005; Common Stock Purchase Warrant issued September 9, 2005; Pursuant to the agreement, the following changes have been agreed to by both parties: The Conversion Price (as defined in the Convertible Debentures) shall be adjusted pursuant to Section 3(c)(iv) of the convertible debentures such that the Conversion Price in effect from this date forward shall be equal to $0.101 per share.  The Warrant Exercise Price and the number of Warrant Shares (each as defined in the warrants) shall be adjusted pursuant to Section 8(a) of the Warrant such that the Warrant Exercise Price in effect from this date forward shall be equal to $0.101 per share. All other terms and conditions of the referenced agreements remain unchanged. In addition, Cornell converted $25,000 of its Note in exchange for CBAI issuing 299,043 common shares from treasury at a share price of $0.084.

On December 8, 2006, Cornell converted a further $50,000 of its Note in exchange for CBAI issuing 519,751 common shares from treasury at a share price of $0.0962. At December 31, 2006, the outstanding balance on the Note payable to Cornell was $4,925,000.

Bergen

On November 7, 2006, Bergen Community Regional Blood Center (“Bergen”), one of the Company’s principal suppliers, converted $250,000 of the amount due from CBAI into a promissory note payable. The note accrues interest at the rate of 12% per annum and is repayable in twelve equal monthly installments of principal. The promissory note is due November 7, 2007. Bergen has the right to accelerate the maturity at any time. In addition, CBAI issued 2,500,000 common shares from treasury to Bergen. It has also pledged as security 5,000,000 common shares to be held in escrow.

Strategic

On August 2, 2006, CBAI entered into a Subscription Agreement with Strategic Working Capital Fund, L.P. ("Strategic"). Pursuant to the Subscription Agreement, CBAI (i) issued to Strategic a Promissory Note bearing interest at the rate of 8% with an aggregate principal amount of $285,000 and (ii) delivered 500,000 unregistered shares of its Common Stock (the "Shares") to Strategic. The Promissory Note is due one year from the date of issuance, unless redeemed prior by Strategic but in any event no earlier than the third month following issuance of the note. The Promissory Note also is subject to acceleration upon an event of default, as defined in the Note. Pursuant to the Subscription Agreement, Strategic was granted registration rights for the Shares in the event that CBAI proposes to register any other shares of its common stock.

On December 5, 2006, CBAI issued 1,239,000 restricted common shares in exchange for Strategic providing a three month extension on the promissory note.  As of December 31, 2006 the outstanding balance on the note including accrued and unpaid interest was $294,432.

Advance on Credit Card Sales

On September 5, 2006, Cord received a $93,000 advance on future credit card sales. Repayment terms on this advance call for the 20% capture of certain credit card sales until the sum of $130,200 has been paid. At December 31, 2006, the outstanding principal balance was $88,774.

Note 8.

Commitments and Contingencies

Agreements

Bergen

Cord is operating under an agreement with a not-for-profit company, Bergen Community Regional Blood Center, to process, test and store all umbilical cord blood samples collected. The agreement has a 10-year term, beginning June 30, 2002, and can be terminated by either party with 90-day notice. If the agreement is not terminated within 120-days of the end of the initial term, the agreement will renew on an annual basis for successive one-year terms.

Pharmastem

In March 2004, Cord entered into a Patent License Agreement with the holder of patents utilized in the collection, processing, and storage of umbilical cord blood to settle litigation against Cord for alleged patent infringements. The

Patent License Agreement calls for royalties of 15% of processing and storage revenue, with a minimum royalty of $225 per specimen collected, on all specimens collected after January 1, 2004 until the patents expire in 2010. During the year ended December 31, 2006 and 2005, Cord incurred $211,395 and $192,500 respectively, in royalties to the Patent License Agreement. At December 31, 2006,  $157,344 is included in accounts payable relating to these fees.

Operating Leases

CBAI leases office space, computer software and office equipment which expires at various times through 2011. Commitments for minimum future rental payments, by year and in the aggregate, to be paid under the operating leases as of December 31, 2006, are as follows:

2007	$108,729
2008	104,003
2009	68,325
2010	7,892
2011	7,892
$296,841

The total lease payments are recorded as rent expense on a straight-line basis over the lease periods, resulting in a deferred rent liability of $11,006, which is included in accrued expenses in the accompanying Balance Sheet. Total lease expense for operating leases, including those with terms of less than one year, amounted to approximately $120,527 and $98,300 for the years ended December 31, 2006 and 2005, respectively.

Employment Agreements

On January 1, 2006, CBAI entered into one-year employment agreements with three executive officers, Matthew L. Schissler, Sandra D. Anderson and Noah J. Anderson (the "Executive Agreements"). Pursuant to the Executive Agreements with Matthew L. Schissler, Mr. Schissler serves as Chairman and Chief Executive Officer of CBAI at an annual salary of $150,000 through December 31, 2006. The Executive Agreement entitles Mr. Schissler to receive a net year-end performance bonus of $25,000, which is included in accrued expenses as part of wages payable in the accompanying Balance Sheet, as well as certain other benefits. Mr. Schissler is subject to non-competition and confidentiality requirements. CBAI may terminate Mr. Schissler's Executive Agreement at any time without cause. In such event, no later than the Termination Date specified in the Termination Notice (both as defined in the Executive Agreement), CBAI shall pay to Mr. Schissler an amount in cash equal to the sum of his Compensation determined as of the date of such Termination Notice through the remaining term of the Executive Agreement.

Pursuant to the Executive Agreement with Sandra Anderson, Ms. Anderson will serve as Chief Financial Officer of CBAI at an annual salary of $108,000 through December 31, 2006. The Executive Agreement entitles Ms. Anderson to receive a quarterly performance bonus of up to $5,500 as well as certain other benefits. Ms. Anderson is subject to non-competition and confidentiality requirements. CBAI may terminate this Executive Agreement at any time without cause. In such event, not later than the Termination Date specified in the Termination Notice (both as defined in the Executive Agreement, CBAI shall pay to Ms. Anderson an amount in cash equal to the sum of her Compensation for 90 days determined as of the date of such Termination Notice Agreement (as defined in the Executive Agreement). On September 8, 2006 CBAI notified Ms. Anderson of its intention to cancel its contract with her effective September 8, 2006. CBAI satisfied all of its obligations at the termination of this contract.

Pursuant to the Executive Agreement with Noah J. Anderson, Mr. Anderson will serve as Chief Technology Officer of CBAI and President of Family at an annual salary of $108,000 through December 31, 2006. The Executive Agreement entitles Mr. Anderson to receive a quarterly performance bonus of up to 10% of Gross Profit of Family, a year-end bonus of up to 10% of Net Income of Family as well as certain other benefits. Mr. Anderson is subject to non-competition and confidentiality requirements. CBAI may terminate this Executive Agreement at any time without cause. In such event, not later than the Termination Date specified in the Termination Notice (both as defined in the Executive Agreement), CBAI shall pay to Mr. Anderson an amount in cash equal to the sum of his Compensation for 90 days determined as of the date of such Termination Notice Agreement (as defined in the Executive Agreement). On September 8, 2006 CBAI notified Mr. Anderson of its intention to cancel its contract with him effective September 8, 2006. CBAI satisfied all of its obligations at the termination of this contract.

Compensation of the Board of Directors

On January 26, 2006, CBAI's Board of Directors approved a Board Compensation Plan (the “Plan”) effective through 2008. The Plan calls for all Board members (five) to receive shares of the Company’s common stock to be issued as compensation for one year of service in 2006, in an amount equal to $10,000. The number of shares is determined by dividing by the closing stock price on January 25, 2006, which was $0.17, and equaled 271,270 shares. Shares issued as compensation for one year of service in 2007 and 2008 will be based on $10,000 divided by the closing stock price on the last business day of 2006 and  2007, respectively.

Acquisition of CorCell

On February 28, 2007, CBAI completed the acquisition of specific assets from CorCell, Inc., a Delaware corporation, for the aggregate purchase price of $1,841,308 in cash and $2,319,078 value paid in common restricted shares of the Company. The Acquisition related to the existing customer samples owned by CorCell, Inc. and associated with the operations of CorCell, Inc., which predominantly is the current customer base and revenues (See Note 16 – Subsequent Events). At December 31, 2006, the Company had issued 2,563,636 shares of common stock valued at $300,000 as deposit on the acquisition.

Note 9.

Related Party Transactions and Commitments

Advances from Officers

In prior years, the Company received non-interest bearing advances from officers of CBAI. During the year ended December 31, 2006, the officers made additional advances totaling $15,974, and were repaid $49,937, leaving a net balance of $45,183.

Gecko Media

On May 5, 2006, Cord entered into a Web Development and Maintenance Agreement (the "Web Agreement") for the development and maintenance of a website with Gecko Media, a company whose president is a member of the Board of Directors of CBAI. The Web Agreement replaced a prior agreement that expired on March 31, 2006. The 2-year Web Agreement calls for payments of $10,000 per month. As well, at the beginning of each annual term, Gecko Media shares will receive  common stock of CBAI equivalent to a total value of $10,000, based on the closing sales price of CBAI stock on the date of issuance. Subsequent to December 31, 2006, the Company terminated this agreement, prior to the first anniversary date.

Sale of Family Subsidiary

On September 5, 2006, the Company entered into a Stock Purchase Agreement (the “Anderson Agreement”) with Noah Anderson, the President of Family Marketing, Inc., a wholly-owned subsidiary of the Company (“Family”), and Chief Technology Officer of the Company. Mr. Anderson also is the spouse of Ms. Anderson, the Company’s former Chief Financial Officer. Pursuant to the Anderson Agreement, the Company sold all assets and liabilities of Family to Mr. Anderson, in exchange for a credit of $82,500 in Family’s outstanding receivables carried by Cord Partners, Inc., and cancellation of $32,500 in severance compensation (see Note 14, Discontinued Operations).

Consulting Agreement

On January 1, 2006, CBAI entered into a one-year consulting agreement with Stephanie Schissler, CBAI's former President and Chief Operating Officer. Ms. Schissler is the spouse of the Company's Chief Executive Officer. The agreement entitles Ms. Schissler to a $10,000 per month retainer and stock option incentives for her services in relation to strategic corporate planning and other business related matters. The agreement automatically renews for a second year, unless a 60-day written notice of cancellation is provided by either CBAI or Ms. Schissler.

Note 10.

Stock Option Plan

The Company's Stock Option Plan permits the granting of stock options to its employees, directors, consultants and independent contractors for up to 8.0 million shares of its common stock. The Company believes that such awards encourage employees to remain employed by the Company and also to attract persons of exceptional ability to become employees of the Company.

Prior to January 1, 2006, the Company accounted for stock options using the intrinsic value based method of accounting under which no compensation expense was recognized for stock option awards granted at fair market value. Stock-based compensation was recognized in the Consolidated Statements of Operations to the extent that options granted had an exercise price below the market value of the underlying common stock on the date of grant. Options granted to non-employees for services were also recognized as an expense over the periods of the services granted based on the fair market value of the options granted.

The Company adopted SFAS No. 123 (revised 2004),  Share-Based Payment  (“SFAS No. 123R”), effective January 1, 2006 using the modified prospective transition method. Under this transition method, stock-based compensation expense recognized during the year ended December 31, 2006 includes stock options granted prior to, but not yet vested, as of January 1, 2006 based on the grant-date fair value estimated in accordance with the original provisions of SFAS No.123

The estimated fair value of our stock-based awards, less expected forfeitures, is amortized over the awards’ vesting period. Options granted prior to 2005 generally had a vesting period of four years, while options granted in 2005 were either vested immediately or had a one year vesting period.

The following table illustrates the effect on net loss and net loss per share for the year ended December 31, 2005 if we had accounted for its stock plans under the fair value method of accounting under SFAS No. 123:

Net loss, as reported	$ (6,126,131)
Add: stock based employee compensation expense included
in reported net loss net of related tax effects	15,226
Deduct: total stock-based employee compensation expense
determined under the fair value method for all awards,
net of related tax effects	(102,179)
Pro forma net loss	$ (6,213,084)
Basic and diluted loss per common share, as reported	$ (0.17)
Basic and diluted loss per common share, pro forma	$ (0.18)

The weighted average fair value at the date of grant for the options granted during the year ended December 31, 2005 was approximately $0.33 per common share. The Company estimates the fair value of each option at the grant date using the Black-Scholes option-pricing model based on the following assumptions:

Risk-free interest rate	4.39%
Expected life	10 years
Dividend yield	0.00%
Volatility	199.74%

The following table summarizes stock option activity for the years ended December 31, 2006 and 2005:

		Weighted Average
	Option Shares	Exercise Price per Share	Contractual Remaining Life, in Years
Outstanding at January 1, 2005	1,750,000	$ 0.25
Granted	4,889,189	0.28
Exercised	-
Expired/Forfeited	-
Oustanding at December 31, 2005	6,639,189	0.28
Granted	-
Exercised	-
Expired/Forfeited	(1,178,000)	0.24
Outstanding at December 31, 2006	5,461,189	$ 0.28	8.1
Exercisable at December 31, 2006	4,423,689	$ 0.29	6.6

Compensation expense relating to stock options for the year ended December 31, 2006 amounted to approximately $251,000, representing the fair value of options granted, amortized on a straight-line basis over the vesting period. At December 31, 2006, option shares outstanding and exercisable had no intrinsic value.

As of December 31, 2006, there was a total of approximately $84,000 of unrecognized compensation expense related to options for which service has not yet been rendered (616,667 shares at a weighted average grant date fair value of $0.14 per share) which is expected to be recognized over the next 2 years.

Note 11.

Stock Option and Warrant Agreements

CBAI did not issue any new stock options or warrants during the year ending December 31, 2006.

The following table summarizes the warrants outstanding and exercisable at December 31, 2006:

WARRANTS	EXERCISE	MATURITY
OUTSTANDING	PRICE	DATE
1,000,000	$0.1875	9/16/2009
14,285,000	$ 0.101	9/9/2010
8,285,000	$ 0.101	9/9/2010
23,570,000

Note 12.

Income Taxes

The Company has loss carryforwards that it can use to offset a certain amount of taxable income in the future. The loss carryforwards are subject to significant limitations due to change in ownership. The Company is currently analyzing its amount of loss carryforwards, but has recorded a valuation allowance for the entire benefit due to the uncertainty of its realization.

Note 13.

Stockholders’ Deficit

Preferred Stock

CBAI has 5,000,000 shares of $.0001 par value preferred stock authorized. No preferred stock has been issued to date.

Common Stock

On January 26, 2006, CBAI issued a total of 703,518 shares to Cryobank for Oncologic and Reproductive Donors as part of an acquisition (see Note 3). The total cash value of the stock on the date of issuance was $140,000.

On February 6, 2006, CBAI issued a total of 271,270 shares to its directors as compensation. The total cash value of the stock on the issue date was $44,760.

On August 2, 2006, CBAI issued 500,000 shares in connection with the loan received from Strategic. (see Note 7, Notes and Loans Payable, Strategic)

On September 30, 2006 CBAI issued 50,000 shares in connection with a speaking engagement for its CEO. The total cash value of the stock on the issue date was $4,500.

On October 13, 2006, CBAI issued 299,043 shares in connection with the conversion by Cornell of $25,000 of its Note.

On November 7, 2006, CBAI issued 2,500,000 shares to Bergen Community Regional Blood Center as a sign of good faith, with a value of $350,000.

On December 6, 2006, CBAI issued 1,239,000 shares to Strategic Working Capital in exchange for receiving a three month extension on Strategic’s put.

On December 8, 2006, CBAI issued a further 519,751 shares to Cornell in connection with an additional conversion of $50,000 of its Note.

On December 18, 2006, CBAI issued 1,000,000 shares to placement agents in connection with the raising of capital, with a value of $91,000.

During the last quarter of 2006, CBAI issued 2,563,636 shares valued at $300,000 as a deposit on the CorCell acquisition.

As of December 31, 2006 CBAI had 49,118,075 shares of Common Stock outstanding. An additional 39,000,000 shares has been issued and remains in the Company’s treasury.

Note 14.

Discontinued Operations

On September 5, 2006, the Company entered into a Stock Purchase Agreement (the “Anderson Agreement”) with Noah Anderson, the President of Family Marketing, Inc., a wholly-owned subsidiary of the Company (“Family”), and Chief Technology Officer of the Company. Mr. Anderson also is the spouse of Ms. Anderson, the Company’s former Chief Financial Officer. Pursuant to the Anderson Agreement, the Company sold all assets and liabilities of Family to Mr. Anderson, in exchange for a credit of $82,500 in Family’s outstanding receivables carried by Cord Partners, Inc., and cancellation of $32,500 in severance compensation.

The Company follows the provisions of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No.144"), related to the accounting and reporting for segments of a business to be disposed of. In accordance with SFAS No. 144, the definition of discontinued operations includes components of an entity whose cash flows are clearly identifiable.

Following is a summary of the discontinued results of operations and the loss on sale of Family for the years ended December 31, 2006 and 2005:

	Year Ended
	December 31,
	2006	2005
Revenue	$558,260	$178,060
Cost of services	135,240	16,939
Operating Expenses	340,520	99,267
Net Income (Loss) from Discontinued Operations	82,500	61,854
Loss on Sale of Discontinued Operations	(125,830)	--
Income (Loss) from Discontinued Operations	$(43,330)	$61,854

Note 15.

Segment Reporting

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information," requires that public business enterprises report financial and descriptive information about its reportable operating segments. CBAI has three operating segments. Cord generates revenues related to the processing and preservation of umbilical cord blood. Rain generates revenues related to television and radio advertising. Family generated revenues related to internet advertising. (see Note 14, Discontinued Operations). All of its long-lived assets are located in, and substantially all of its revenues are generated from within, the United States of America. The table below presents certain financial information by business segment for the year ended December 31, 2006:

		Adipose/	Radio/
	Umbilical	Peripheral	Television	Segments	Consolidated
	Cord Blood	Blood	Advertising	Total	Total
Revenue from External Customers	$1,136,549	-	$2,191,787	$3,328,336	$3,328,336
Interest Expense	2,111,686	-	819	2,112,505	2,112,505
Depreciation and Amortization	39,720	-	32	39,752	39,752
Segment Income (Loss)	(5,723,479)	(61,429)	139,506	(5,645,402)	(5,645,402)
Segment Assets	$631,710	96	$99,527	$731,333	$731,333

The table below presents certain financial information by business segment for the year ended December 31, 2005:

		Radio/
	Umbilical	Television	Segments	Consolidated
	Cord Blood	Advertising	Total	Total
Revenue from External Customers	$1,089,729	$1,097,734	$2,099,463	$2,099,463
Interest Expense	1,859,688	8,156	1,867,844	1,867,844
Depreciation and Amortization	8,308	155	8,463	8,463
Segment Income (Loss)	(6,191,159)	3,174	(6,187,985)	(6,126,131)
Segment Assets	$2,120,141	$13,850	$2,229,993	$2,229,993

Note 16.

Subsequent Events

Acquisition and Related Agreements

Subsequent to December 31, 2006, CBAI completed the acquisition of specific assets from CorCell, Inc., a Delaware corporation, (“CorCell”) for the aggregate purchase price of $1,841,308 in cash and $2,319,078 value paid in restricted common stock of the Company of which 2,563,636 shares valued at $300,000 were issued at December 31, 2006. The acquisition related to existing customer samples owned by CorCell and the associated operations of CorCell, which predominantly is the current customer base and its related revenues.

Subsequent to December 31, 2006, and related to this transaction, the Company entered into a Promissory Note with CorCell whereby, the Company (i) issued to CorCell a Promissory Note bearing interest at the rate of 10.5%
with an aggregate principal amount of $250,000, due 4 months from the date of issuance, unless redeemed prior thereto by CorCell.  The Promissory Note is subject to acceleration upon an event of default, as defined in the Promissory Note. CorCell was also granted 1,666,667 shares of restricted common stock of the Company as collateral.

Subsequent to December 31, 2006, and related to this transaction, the Company entered into a Convertible Note with CorCell. Pursuant to the Convertible Note, the Company (i) issued to CorCell a Convertible Note bearing interest at the rate of 9% with an aggregate principal amount of $212,959, due 6 months from the date of issuance, unless redeemed prior by CorCell. The Convertible Note also is subject to acceleration upon an event of default, as defined in the Convertible Note. At the option of CorCell, the Convertible Note may be converted into restricted common stock at $0.101 per share, with possible adjustment.

Subsequent to December 31, 2006 CBAI entered into a Securities Purchase Agreement with Shelter Island Opportunity Fund, LLP (“Shelter Island”). Pursuant to the agreement, CBAI (i) issued to Shelter Island a Secured Original Issue Discount Debenture (the “Debenture”) bearing interest at the rate of 11.25% (or Prime +3%) with an aggregate principal amount of $2,300,000 and (ii) delivered 1,000,000 unregistered shares of CBAI’s Common Stock (the “Shares”) to Shelter Island. The Securities Purchase Agreement is due 30 months from the date of issuance. The Securities Purchase Agreement also is subject to acceleration upon an event of default, as defined in the note. Pursuant to the Securities Purchase Agreement, Shelter Island was granted registration rights for the Shares in the event that the Company proposes to register any other shares of its common stock.

Subsequent to December 31, 2006 CBAI entered into an Advisory Fee Agreement, Registration Rights Agreement, Put Option Agreement, and Warrant Agreement with Ascendiant Securities, LLP (the “Ascendiant”). Pursuant to the Securities Purchase Agreement signed with the Shelter Island Opportunity Fund referenced, Ascendiant receives a 3.75% advisory fee for their services.  In addition, they are entitled to the same benefits as Shelter Island Opportunity fund for Registrations Rights, Put Option and Warrant agreements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of the Company.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any Selling Stockholders.

Securities and Exchange Commission registration fee	$20.00
Legal fees and expenses (1)	$30000.00
Accounting fees and expenses (1)	$10000.00
Printing (1)	$400.00
Miscellaneous (1)	$.00
Total (1)	$40420.00

(1) Estimated

ITEM 26.

RECENT SALES OF UNREGISTERED SECURITIES.

During the last three years, in reliance on the exemptions provided by the Securities Act of 1933, as amended, and the Regulations promulgated under the Securities Act, we made the following sales of our securities.

2005

During the year 2005, the company issued 2,051,400 options to employees as compensation. The strike price ranged from $0.20 - $0.51 and the total intrinsic value of the options was $113,153. Total expense was $15,226 during the year 2005.

During the year 2005, the company issued 86,000 options for consulting services ranging in strike price from $0.20 - $0.33. The value was $18,235. Total expense was $5,785 during the year 2005.

During the year 2005, the company issued 318,610 options to related party vendors for carrying past due balances. The strike price ranged from $0.18 - $0.25 and the value was $186,318. Total expense was $186,318 during the year 2005.

During the year 2005, the company issued 483,179 options to certain employees for loaning money to the company. The strike price ranged from $0.18 - $0.33 and the value was $191,303. Total expense was $191,303 during the year 2005.

During the year 2005, the company issued 200,000 options as compensation to its directors. All options had a strike price of $0.25 and the value was $73,898. Total expense was $52,336 during the year 2005.

During the year 2005, the company issued 150,000 options for services. The options had a strike price of $1.00 and a value of $28,522. Total expense was $2,377 during the year 2005.

In September 2005, 1,600,000 options at $0.31 were issued to the Chief Executive Officer of Cord Blood in exchange for that officer placing 7,770,000 shares of common stock owned by such officer in escrow to be used as collateral for the Securities Purchase Agreement. The fair value of these options is approximately $527,100.

During the three months ended September 30, 2005, Cord Blood issued a total of 3,568,734 shares to repay $1,360,553 in outstanding debt and interest to Cornell Capital Partners LP.

On September 1, 2005, 60,000 shares were issued to a consultant for $12,500 in investor relations services performed from May 2005 through September 2005.

On September 7, 2005, 34,000,000 shares of common stock were issued to Cord Blood to serve as collateral to the Agreement entered into with Cornell.  These shares are held as treasury shares.

In January 2005, we sold 185,000 shares of our common stock through a private placement.  The shares were sold for a total of $53,000.

In February 2005, we entered into a purchase and sale agreement to acquire 100% of the outstanding shares of Career Channel, Inc., also known as Rain, through a share exchange. Because Rain and Cord Blood were entities under common control, this transaction will be accounted for in a manner similar to a pooling of interests. We issued 3,656,000 shares of common stock for all of the outstanding shares of Rain.

On March 25, 2005, we issued 20,000 shares of our common stock to Digital Wall Street in return for investor relations conference services.  The total cash value of the stock on the date of issuance was $3,400.

On March 25, 2005, we issued 48,000 shares of our common stock to Sweet Karma in return for operating and distributorship.  The total cash value of the stock on the date of issuance was $10,560.

On April 6, 2005, we issued 1,000,000 shares of our common stock to Bergen County as collateral for blood banking services.  The total cash value of the stock on the date of issuance was $200,000.

On April 8, 2005, we issued 1,000,000 shares of our common stock to Digital Wall Street in return for investor relations conference services.  The total cash value of the stock on the date of issuance was $200,000.

On April 14, 2005, we issued a promissory note to Cornell Capital Partners for the amount of $350,000 for a loan we received from Cornell Capital Partners, equal to that amount.  The promissory note accrues interest at 12% per annum and is due and payable nine months from the date of the note.  The promissory note is secured by 18,944,313 shares of our common stock.  Pursuant to the terms of the promissory note, we have also issued to Cornell Capital Partners a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.20.  The warrant is exercisable for a period of 5 years.

On September 9, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners.  Pursuant to the Securities Purchase Agreement, Cornell Capital Partners purchased secured convertible debentures from us in the original principal amount of $5,000,000, of which $3,500,000 was funded on September 9, 2005 and $1,500,000 was funded on December 28, 2005. The secured convertible debentures have a 3-year term and accrue annual interest of 10%. These secured convertible debentures are also convertible at the holder’s option at the lesser of (i) a conversion price equal to $0.35 or (ii) 96% of the lowest daily volume weighted average price of the common stock during the 30 trading days immediately proceeding the conversion date. The debentures are secured by substantially all our assets. The secured convertible debentures may be redeemed by us at any time, in whole or in part, provided the closing price is less than $0.35 per share. Upon redemption we will pay a redemption premium of 10% of the principal amount being redeemed. Pursuant to an Investor Registration Rights Agreement we entered into with Cornell Capital Partners on September 9, 2005, we are registering under this registration statement, 60,000,000 shares of our common stock under the secured convertible debentures issued to Cornell Capital Partners under the Securities Purchase Agreement.

On September 9, 2005, in connection with the Securities Purchase Agreement we entered into an Investor Registration Rights Agreement with Cornell Capital Partners, whereby we committed to registering shares of our common stock underlying the conversion of our secured convertible debentures.  On December 26, 2005, we amended the Investor Registration Rights to state that the number of shares of common stock to be registered in an initial registration statement was to be 60 million shares underlying the secured convertible debentures and filed no later than January 15, 2006.  In addition, we agreed to file a second registration statement after we increased our authorized common stock to at least 200 million shares no later than March 1, 2006.  On June 27, 2006, we entered into an additional agreement with Cornell Capital Partners, whereby we agreed with Cornell Capital Partners to (i) increase the time for us to comply with our obligations to increase our authorized common stock to August 18, 2006, (ii) increase the time for us to have a second registration statement declared effective to September 30, 2006, (iii) have us waive the conversion restriction for Cornell Capital Partners as set forth in the secured convertible debentures and (iv) allow us in the event we do not have sufficient authorized common stock to issue shares upon conversion of the secured convertible debentures to issue such conversion shares from shares of common stock pledged to Cornell Capital Partners and reduce such number of pledged shares.

In April 2005, we entered into a purchase and sale agreement to acquire 100% of the outstanding shares of Family through a share exchange.  We issued 95,200 shares of common stock for all of the outstanding shares of Family.  Family was owned by a member of the board of directors and is in the business of internet advertising. As a result of the acquisition, the company expects to position itself in front of more expectant families through Family’s marketing channels. As a result of the purchase, goodwill of $12,077 was recognized and is included in the accompanying condensed consolidated balance sheet as of June 30, 2005.

In April 2005, we sold 197,500 shares of our common stock through a private placement. The shares were sold for a total of $20,085.

On May 3, 2005, we issued 800,000 shares of our common stock to the CFO and CTO as compensation. The value of the stock on the date of issuance was $64,000.

On May 11, 2005, we issued 250,000 shares of common stock to Mike Lewis for investor relations performed during 2004. The services were valued at $62,500.

On June 3, 2005, we issued 20,000 shares of common stock to Cinapsys for investor conference attendance fees valued at $4,800.

On June 28, 2005, we issued 250,000 restricted shares in connection with a Placement Agency Agreement relating to due diligence efforts. These services were valued at 62,500.

2006

During the three months ended March 31, 2006, we issued a total of 217,270 shares to its directors as compensation.  The total cash value of the stock on the date of issuance was $44,760.

On August 2, 2006 CBAI issued 500,000 shares in connection with its loan with Strategic Working Capital LLC.

On September 30, 2006 CBAI issued 50,000 shares in connection with a speaking engagement for its CEO. The total cash value of the stock on the issue date was $4,500.

On October 30, 2006, we issued Independence Blue Cross 1,200,000 shares for consideration of $150,000, as a deposit on the acquisition of assets from CorCell, Inc.

On December 18, 2006, we issued Independence Blue Cross 1,363,636 shares for consideration of $150,000, as a deposit on the acquisition of assets from CorCell, Inc.

2007

During the nine months ended September 30, 2007, CBAI issued a total of 324,324 shares to its directors as compensation. The total cash value of the stock on the date of issuance was $42,162.

On February 5, 2007, CBAI issued Independence Blue Cross 1,052,000 shares for consideration of $131,500, as a deposit on the acquisition of assets from CorCell, Inc.

On February 23, 2007 CBAI issued 150,000 shares in exchange for finders fees related to the financing arranged with Shelter.

On February 14, 2007, CBAI entered into a Securities Purchase Agreement whereby the Company issued 1,000,000 deposit shares in exchange for financing a Debenture of $2.3 million, used to purchase the CorCell business.

On March 1, 2007, CBAI issued 1,666,667 common shares to CorCell, Inc. as security for the $250,000 Promissory Note, all related to the purchase of the CorCell business. The Company also issued 18,498,715 as part of the consideration for this same purchase.

On March 22, 2007, CBAI issued Independence Blue Cross 1,270,000 shares for consideration of $127,000, as part of the consideration for the acquisition of assets from CorCell, Inc.

On May 21, 2007, CBAI entered into a placement agent agreement with RHK Midtown Partners, LLC, for providing financial consulting services, at a value of $150,000, in exchange for the issuance of 1,875,000 common shares of the Company.

On May 21, 2007, CBAI signed an exclusive Consulting Agreement with Fuselier & Associates 1, L.P., whereby the consultant will negotiate creditor claims and attempt to effect settlements of these claims (currently in Accounts Payable on the Company’s Balance Sheet). In exchange, the Company issued 15,000,000 restricted common shares with a value of $1,200,000. Creditor claims that go unassigned to the consultant will result in a share reduction equivalent to a set formula, as outlined in the Agreement, on file with the SEC. On July 23, 2007, CBAI signed an amendment to this Agreement, issuing an additional 871,945 common shares.

On May 23, 2007, CBAI issued Independence Blue Cross 750,000 shares for cash consideration of $60,000.

On June 20, 2007, the Company issued 2,000,000 unregistered common shares to Bergen Community Regional Blood Center in consideration for extending the credit terms on its outstanding balance in accounts payable.

On June 28, 2007, Cornell Capital converted $36,212 of their convertible debenture in exchange for 853,080 common shares of CBAI.

On June 28, 2007, CBAI issued 1,433,000 shares to Independence Blue Cross for cash consideration of $71,650.

On July 31 and August 31, 2007, the Company issued 969,388 and 1,473,429 common shares to Independence Blue Cross in exchange for a total cash consideration of $129,786.

On November 26, 2007, we entered into a Securities Purchase Agreement pursuant to which we issued and sold an aggregate of $1,931,106.20 principal amount of 0% Senior Convertible Notes (the “Notes”) to accredited investors (the “Purchasers”) in a private placement. The Notes were sold at a 20% discount. A portion of the principal amount of the Notes in the amount of $680,000 was paid by the Purchasers by converting $544,000 in interest owed by the Company on outstanding notes. We received gross proceeds of approximately $1,000,000.  As part of the transaction, the Purchasers were also issued warrants (the “Purchaser Warrants”) to purchase 48,277,655 shares of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), at the exercise price of $0.037 per share. The Notes are due on November 26, 2009. The initial conversion price of the Notes is $0.03 per share.

In connection with the transaction, the Company paid placement agent fees in the amount of $90,000.   In addition, we issued the placement agents, including their employees and affiliates, 5,833,332 warrants (the “Broker Warrants”) to purchase the Company’s Common Stock. The Broker Warrants have the same terms as the Purchaser Warrants, except that, 2,916,667 of the Broker Warrants have an exercise price of $0.03.

On November 26, 2007, the Company entered into a Second Amendment (the “Second Amendment”) to the Securities Purchase Agreement,  dated as of February 14, 2007, as amended by the First Amendment, dated as of April 9, 2007, by and among Corcell, Ltd., a Nevada corporation (a subsidiary of the Company) (“Corcell”), the Company, and Shelter Island Opportunity Fund, LLP, pursuant to which the Company may borrow an amount not to exceed $1,000,000, exercisable at its option.  Such funds may be drawn down in installments by the Company is amounts of at least $200,000, or an integral multiple in excess thereof.

In the event the Company draws down on the line of credit, it will issue the Debenture, which matures on May 26, 2010. The Company issued Shelter Island 20,270,270 shares of the company’s Common Stock at a purchase price of $0.037 per share.  The Shelter Island warrants may be exercised any time until November 31, 2012.

The Company has also granted Shelter Island a put option pursuant to the Second Amendment pursuant to which Shelter Island can sell the shares issued to Shelter Island under the Second Amendment back to the Company for the product of (i) the aggregate of all advances made (whether or not they are then outstanding) by Shelter Island to Corcell under the Debenture, and (ii) 60.00% (or, on a per put share basis, such product divided by the total number of put shares) at any time during the earlier to occur of the following put option exercise periods: (a) the ten business day period commencing on the first anniversary of the closing date, or (b) the ten business day period commencing on the date which is nine months after the date that the registration statement for the registration of the issued shares is declared effective by the Securities and Exchange Commission.

On December 13, 2007, CBAI issued 5,173,913 shares to Independence Blue Cross for cash consideration of $119,000.

Unless otherwise noted in this section, with respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”), and Regulation D promulgated under the 1933 Act.  In each instance, the purchaser had access to sufficient information regarding Cord Blood so as to make an informed investment decision.  More specifically, we had a reasonable basis to believe that each purchaser was an “accredited investor” as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Cord Blood’s securities.

ITEM 27.

EXHIBITS.

The following exhibits are filed as part of this registration statement:

EXHIBIT	DESCRIPTION
2.0	Form of Common Stock Share Certificate of Cord Blood America, Inc. (1)

3.0	Amended and Restated Articles of Incorporation of Cord Blood American, Inc. (1)

3.1	Amended and Restated Bylaws of Cord Blood America, Inc. (1)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP (31)

10.0	Patent License Agreement dated as of January 1, 2004 between PharmaStem Therapeutics, Inc. and Cord Partners, Inc. (2)

10.1	Web Development and Maintenance Agreement dated March 18, 2004 by and between Gecko Media, Inc. and Cord Partners, Inc. (1)

10.2	Stock Option Agreement dated April 29, 2004 by and between Cord Blood America, Inc. and Matthew L. Schissler (1)

10.3	Stock Option Agreement dated April 29, 2004 by and between Cord Blood America, Inc. and Joseph R. Vicente (1)

10.4	Stock Option Agreement dated April 29, 2004 by and between Cord Blood America, Inc. and Gecko Media, Inc. (1)

10.5	License Agreement by and between Cord Partners, Inc. and Premier Office Centers, LLC (2)

10.6	Purchase and Sale of Future Receivables Agreement between AdvanceMe, Inc. and Cord Partners, Inc. (2)

10.7	Promissory Note dated August 12, 2004 made by Cord Blood America, Inc. to the order of Thomas R. Walkey (2)

10.8	Loan Agreement dated September 17, 2004 by and between Cord Blood America, Inc. and Thomas R. Walkey (3)

10.9	Promissory Note dated January 17, 2005 made by CBA Professional Services, Inc. to the order of Joseph R. Vicente (4)

10.10	Exchange Agreement dated February 28, 2005 by and between Cord Blood America, Inc. and Career Channel, Inc. (5)

10.10	Standby Equity Distribution Agreement dated March 22, 2004 between Cornell Capital Partners, LP and Cord Blood America, Inc. (6)

10.12	Placement Agent Agreement dated March 22, 2005 between Newbridge Securities Corporation, Cornell Capital Partners, LP and Cord Blood America, Inc. (6)

10.13	Registration Rights Agreement dated March 22, 2004 between Cornell Capital Partners, LP and Cord Blood America, Inc. (6)

10.14	Escrow Agreement dated March 22, 2004 between Cord Blood America, Inc., Cornell Capital Partners, LP and David Gonzalez, Esq. (6)

10.15	Promissory Note to Cornell Capital Partners for $350,000 (7)

10.16	Warrant for 1,000,000 shares of common stock to Cornell Capital Partners (7)

10.17	Pledge and Escrow Agreement with Cornell Capital Partners (7)

10.18	Exchange Agreement with Family Marketing Inc. (8)

10.19	Amended and Restated Promissory Note with Cornell Capital Partners for $600,000 (9)

10.20	Amendment Agreement to a Promissory Note with Cornell Capital Partners (10)

10.21	Promissory Note to Cornell Capital Partners for $500,000 (11)

10.22	Warrant to Purchase Common Stock by Cornell Capital Partners (12)

10.23	Security Agreement between Family Marketing Inc. and Cornell Capital Partners (12)

10.24	Security Agreement between Career Channel Inc. and Cornell Capital Partners (12)

10.25	Security Agreement between CBA Professional Services Inc. and Cornell Capital Partners (12)

10.26	Security Agreement between CBA Properties Inc. and Cornell Capital Partners (12)

10.27	Security Agreement between Cord Blood America Inc. and Cornell Capital Partners (12)

10.28	Security Agreement between Cord Partners Inc. and Cornell Capital Partners (12)

10.29	Pledge and Escrow Agreement by Cord Blood America, Inc, Cornell Capital Partners, and David Gonzalez, Esq. (12)

10.30	Insider Pledge and Escrow Agreement by Cornell Capital Partners, Cord Blood America, Inc., Matthew L. Schissler, and David Gonzalez, Esq. (12)

10.31	Investor Registration Rights Agreement between Cord Blood America, Inc. and Cornell Capital Partners (12)

10.32	Securities Purchase Agreement between Cord Blood America, Inc. and Cornell Capital Partners (12)

10.33	Warrant to Purchase Common Stock by Cornell Capital Partners (12)

10.34	Secured Convertible Debenture issued by Cord Blood America, Inc. to Cornell Capital Partners (12)

10.35	Secured Convertible Debenture issued by Cord Blood America, Inc. to Cornell Capital Partners (13)

10.36	Amended and Restated Secured Convertible Debenture issued by Cord Blood America, Inc. to Cornell Capital Partners (13)

10.37	Termination Agreement between Cord Blood America, Inc. to Cornell Capital Partners (13)

10.38	Employment Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Matthew L. Schissler (14)

10.39	Consulting Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Stephanie Schissler (14)

10.40	Stock Option Schedule dated January 1, 2006 by and between Cord Blood America, Inc. and Stephanie Schissler (14)

10.41	Asset Purchase Agreement between Cord Partners, Inc. and Cryobank for Oncologic and Reproductive Donors, Inc. (15)

10.42	Board Compensation Plan (16)

10.42	Web Development and Maintenance Agreement with Gecko Media, Inc. (17)

10.43	Investment Banking Agreement with Kings Pointe Capital, Inc. (18)

10.44	Investment Banking Agreement with FAE Holdings, Inc. (18)

10.45	Investment Banking Agreement with First SB Partners, Inc. (18)

10.46	Agreement with Cornell Capital Partners, LP (19)

10.47	Subscription Agreement with Strategic Working Capital Fund, L.P. (20)

10.48	Promissory Note for the Benefit of Strategic Working Capital Fund, L.P. (20)

10.49	Funds Escrow Agreement with Strategic Working Capital Fund, L.P. (20)

10.50	Severance Agreement, dated September 8, 2006, between the Company and Sandra Anderson (21)

10.51	Stock Purchase Agreement, dated September 5, 2006, between the Company and Noah Anderson (21)

10.52	Asset Purchase Agreement, executed October 13, 2006, between the Company and CorCell, Inc. (22)

10.53	Stock Purchase Agreement, executed October 13, 2006, between the Company and Independence Blue Cross (22)

10.54	Existing Samples Purchase Agreement, executed October 13, 2006, between the Company and Independence Blue Cross (22)

10.55	Registration Rights Agreement, executed October 13, 2006, between the Company and Independence Blue Cross (22)

10.56	Existing Samples Purchase Agreement, executed October 13, 2006, between the Company and CorCell, Inc. (22)

10.57	Bill of Sale, executed October 13, 2006, between the Company and CorCell, Inc. (22)

10.58	Assumption Agreement, executed October 13, 2006, between the Company and CorCell, Inc. (22)

10.59	Trademark Assignment, executed October 13, 2006, between the Company and CorCell, Inc. (22)

10.60	Non-Competition Agreement, executed October 13, 2006, between the Company and CoCell, Inc. (22)

10.61	Office Sublease, executed October 13, 2006, between the Company and CoCell, Inc. (22)

10.62	Employment Agreement Assignment, executed October 13, 2006, between the Company and Bruce Ditnes (22)

10.63	Employment Agreement Assignment, executed October 13, 2006, between the Company and Jill Hutt (22)

10.64	Employment Agreement Assignment, executed October 13, 2006, between the Company and Antonia Lafferty (22)

10.65	Employment Agreement Assignment, executed October 13, 2006, between the Company and Marcia Laleman (22)

10.66	Employment Agreement Assignment, executed October 13, 2006, between the Company and Marion Malone (22)

10.67	Employment Agreement Assignment, executed October 13, 2006, between the Company and George Venianakis (22)

10.68	Technology License Agreement, executed October 13, 2006, between the Company and Vita34AG (22)

10.69	Agreement by and between Cord Blood America, Inc and Cornell Capital Partners, LP executed October 13, 2006 (23)

10.70	Promissory Note dated October 23, 2006 between the Company and Bergen Regional Community Blood Services (24)

10.71	Stock Pledge, Escrow and Security Agreement dated October 23, 2006 for the benefit Bergen Regional Community Blood Services (25)

10.72	Placement Agency Agreement ,dated December 18, 2006, by and between the Company and Stonegate Securities, Inc. (26)

10.73	Consulting Agreement dated June 1, 2007, by and between Cord Blood America, Inc. and Midtown Partners & Co., LLC (27)

10.74	Exclusive Consulting Agreement, dated May 21, 2007, by and between Cord Blood America, Inc. and Jean R. Fuselier, Sr. (27)

10.75	Exclusive Consulting Agreement, dated May 21, 2007, by and between Fuselier Holding, LLC and Cord Blood America, Inc. (27)

10.76	Promissory Note in the amount of $121,500 to Stephanie Schissler (28)

10.77	Promissory Note in the amount of $76,950 to Stephanie Schissler (28)

10.78	Promissory Note in the amount of $25,650 to Matthew L. Schissler (28)

10.79	Pledge Agreement, dated September 28, 2007, between Cord Blood America, Inc., and Stephanie Schissler, relating to note in the amount of $121,500 (28)

10.80	Pledge Agreement, dated September 28, 2007, between Cord Blood America, Inc., and Stephanie Schissler, relating to note in the amount of $76,950 (28)

10.81	Pledge Agreement, dated September 28, 2007, between Cord Blood America, Inc., and Matthew L. Schissler (28)

10.82	Asset Purchase Agreement, dated August 20, 2007, among Cord Partners, Inc., Cord Blood America, Inc., and Curesource, Inc. (29)

10.83	Form of Senior Convertible Note (30)

10.84	Form of Warrant to Purchase Common Stock (30)

10.85	Secured Original Issue Discount Debenture, by Corcell (30)

10.86	Common Stock Purchase Warrant, dated November 26, 2007, by Cord Blood America, Inc. (30)

10.87	Securities Purchase Agreement, dated November 26, 2007, by and among Cord Blood America, Inc., Enable Growth Partners LP, and the other Purchasers (30)

10.88	Security Agreement, dated November 26, 2007, among Cord Blood American, Inc. and the Purchasers (30)

10.89	Registration Rights Agreement, dated November 26, 2007, among Cord Blood America, Inc. and the Purchasers (30)

10.90

Second Amendment, dated November 26, 2007, to the Securities Purchase Agreement, dated as of February 14, 2007, as amendmed by the First Amendment, dated as of April 9, 2007, by and among Corcell, Cord B lood America, Inc., and Shelter Island (30)

10.91	Corcell Security Agreement, dated as of November 26, 2007, by and between Cord Blood America, Inc., and Shelter Island (30)

10.92	Put Option Agreement, dated as of November 26, 2007, by and between Cord Blood America, Inc. and Shelter Island (30)

10.93	Subordination Agreement, dated November 26, 2007, by and between Cord Blood America, Inc., Corcell, Career Channel, Inc. , the Purchasers and Shelter Island (30)

10.94	Manufacturing Support Services Agreement, dated August 1, 2007, by and between Cord Blood American, Inc. and Progenitor Cell Therapy, LLC (31)

10.95	Form of Sublease, dated October 1, 2006, by and between CorCell, Inc. and Cord Blood America, Inc. (31)

21	List of Subsidiaries (filed herewith)

23.1	Consent of Rose, Snyder & Jacobs (filed herewith)

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

(1) Filed as an exhibit to Registration Statement on Form 10-SB filed on May 6, 2004.

(2) Filed as an exhibit to Amendment No. 1 to Form 10-SB filed on August 23, 2004.

(3) Filed as an exhibit to Amendment No. 2 to Registration Statement on Form 10-SB filed on October 6, 2004.

(4) Filed as an exhibit to Current Report on Form 8-K filed on January 17, 2005.

(5) Filed as an exhibit to Current Report on Form 8-K filed on March 1, 2005.

(6) Filed as an exhibit to Current Report on Form 8-K filed on March 28, 2005.

(7) Filed as an exhibit to Current Report on Form 8-K filed on May 2, 2005.

(8) Filed as an exhibit to Current Report on Form 8-K filed on May 3, 2005.

(9) Filed as an exhibit to Current Report on Form 8-K filed on June 24, 2005.

(10) Filed as an exhibit to Current Report on Form 8-K filed on July 7, 2005.

(11) Filed as an exhibit to Current Report on Form 8-K filed on July 21, 2005.

(12) Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005.

(13) Filed as an exhibit to Current Report on Form 8-K filed on December 23, 2005.

(14) Filed as an exhibit to Current Report on Form 8-K filed on January 6, 2006.

(15) Filed as an exhibit to Current Report on Form 8-K filed on January 18, 2006.

(16) Filed as an exhibit to Current Report on Form 8-K filed on February 8, 2006.

(17) Filed as an exhibit to Current Report on Form 8-K filed on May 5, 2006.

(18) Filed as an exhibit to Current Report on Form 8-K filed on June 1, 2006.

(19) Filed as an exhibit to Current Report on Form 8-K filed on June 29, 2006.

(20) Filed as an exhibit to Current Report on Form 8-K filed on August 2, 2006.

(21) Filed as an exhibit to Current Report on Form 8-K filed on September 11, 2006.

(22) Filed as an exhibit to Current Report on Form 8-K filed on October 13, 2006.

(23) Filed as an exhibit to Current Report on Form 8-K filed on October 17, 2006.

(24) Filed as an exhibit to Current Report on Form 8-K filed on October 27, 2006.

(25) Filed as an exhibit to Current Report on Form 8-K filed on October 23, 2006.

(26) Filed as an exhibit to Current Report on Form 8-K filed on December 29, 2006.

(27) Filed as an exhibit to Current Report on Form 8-K filed on June 6, 2007.

(28) Filed as an exhibit to Current Report on Form 8-K filed on October 3, 2007.

(29) Filed as an exhibit to Current Report on Form 8-K filed on August 21, 2007.

(30) Filed as an exhibit to Current Report on Form 8-K filed on November 30, 2007.

(31) Filed as an exhibit to Registration Statement on Form SB-2 filed on December 28, 2007.

ITEM 28.

UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on the 25th day of January, 2008.

CORD BLOOD AMERICA, INC.

By:	/s/ Matthew L. Schissler
Matthew L. Schissler
Chairman and Chief Executive Officer
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:

January 25, 2008	/s/ Matthew L. Schissler
Matthew L. Schissler
Chairman and Chief Executive Officer

January 25, 2008	/s/ Joseph R. Vicente
Joseph R. Vicente
Director

January 25, 2008
Timothy McGrath
Director

January 25, 2008	/s/ Richard J. Neeson
Richard J. Neeson
Director

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
2.0	Form of Common Stock Share Certificate of Cord Blood America, Inc. (1)

3.0	Amended and Restated Articles of Incorporation of Cord Blood American, Inc. (1)

3.1	Amended and Restated Bylaws of Cord Blood America, Inc. (1)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP (31)

10.0	Patent License Agreement dated as of January 1, 2004 between PharmaStem Therapeutics, Inc. and Cord Partners, Inc. (2)

10.1	Web Development and Maintenance Agreement dated March 18, 2004 by and between Gecko Media, Inc. and Cord Partners, Inc. (1)

10.2	Stock Option Agreement dated April 29, 2004 by and between Cord Blood America, Inc. and Matthew L. Schissler (1)

10.3	Stock Option Agreement dated April 29, 2004 by and between Cord Blood America, Inc. and Joseph R. Vicente (1)

10.4	Stock Option Agreement dated April 29, 2004 by and between Cord Blood America, Inc. and Gecko Media, Inc. (1)

10.5	License Agreement by and between Cord Partners, Inc. and Premier Office Centers, LLC (2)

10.6	Purchase and Sale of Future Receivables Agreement between AdvanceMe, Inc. and Cord Partners, Inc. (2)

10.7	Promissory Note dated August 12, 2004 made by Cord Blood America, Inc. to the order of Thomas R. Walkey (2)

10.8	Loan Agreement dated September 17, 2004 by and between Cord Blood America, Inc. and Thomas R. Walkey (3)

10.9	Promissory Note dated January 17, 2005 made by CBA Professional Services, Inc. to the order of Joseph R. Vicente (4)

10.10	Exchange Agreement dated February 28, 2005 by and between Cord Blood America, Inc. and Career Channel, Inc. (5)

10.10	Standby Equity Distribution Agreement dated March 22, 2004 between Cornell Capital Partners, LP and Cord Blood America, Inc. (6)

10.12	Placement Agent Agreement dated March 22, 2005 between Newbridge Securities Corporation, Cornell Capital Partners, LP and Cord Blood America, Inc. (6)

10.13	Registration Rights Agreement dated March 22, 2004 between Cornell Capital Partners, LP and Cord Blood America, Inc. (6)

10.14	Escrow Agreement dated March 22, 2004 between Cord Blood America, Inc., Cornell Capital Partners, LP and David Gonzalez, Esq. (6)

10.15	Promissory Note to Cornell Capital Partners for $350,000 (7)

10.16	Warrant for 1,000,000 shares of common stock to Cornell Capital Partners (7)

10.17	Pledge and Escrow Agreement with Cornell Capital Partners (7)

10.18	Exchange Agreement with Family Marketing Inc. (8)

10.19	Amended and Restated Promissory Note with Cornell Capital Partners for $600,000 (9)

10.20	Amendment Agreement to a Promissory Note with Cornell Capital Partners (10)

10.21	Promissory Note to Cornell Capital Partners for $500,000 (11)

10.22	Warrant to Purchase Common Stock by Cornell Capital Partners (12)

10.23	Security Agreement between Family Marketing Inc. and Cornell Capital Partners (12)

10.24	Security Agreement between Career Channel Inc. and Cornell Capital Partners (12)

10.25	Security Agreement between CBA Professional Services Inc. and Cornell Capital Partners (12)

10.26	Security Agreement between CBA Properties Inc. and Cornell Capital Partners (12)

10.27	Security Agreement between Cord Blood America Inc. and Cornell Capital Partners (12)

10.28	Security Agreement between Cord Partners Inc. and Cornell Capital Partners (12)

10.29	Pledge and Escrow Agreement by Cord Blood America, Inc, Cornell Capital Partners, and David Gonzalez, Esq. (12)

10.30	Insider Pledge and Escrow Agreement by Cornell Capital Partners, Cord Blood America, Inc., Matthew L. Schissler, and David Gonzalez, Esq. (12)

10.31	Investor Registration Rights Agreement between Cord Blood America, Inc. and Cornell Capital Partners (12)

10.32	Securities Purchase Agreement between Cord Blood America, Inc. and Cornell Capital Partners (12)

10.33	Warrant to Purchase Common Stock by Cornell Capital Partners (12)

10.34	Secured Convertible Debenture issued by Cord Blood America, Inc. to Cornell Capital Partners (12)

10.35	Secured Convertible Debenture issued by Cord Blood America, Inc. to Cornell Capital Partners (13)

10.36	Amended and Restated Secured Convertible Debenture issued by Cord Blood America, Inc. to Cornell Capital Partners (13)

10.37	Termination Agreement between Cord Blood America, Inc. to Cornell Capital Partners (13)

10.38	Employment Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Matthew L. Schissler (14)

10.39	Consulting Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Stephanie Schissler (14)

10.40	Stock Option Schedule dated January 1, 2006 by and between Cord Blood America, Inc. and Stephanie Schissler (14)

10.41	Asset Purchase Agreement between Cord Partners, Inc. and Cryobank for Oncologic and Reproductive Donors, Inc. (15)

10.42	Board Compensation Plan (16)

10.42	Web Development and Maintenance Agreement with Gecko Media, Inc. (17)

10.43	Investment Banking Agreement with Kings Pointe Capital, Inc. (18)

10.44	Investment Banking Agreement with FAE Holdings, Inc. (18)

10.45	Investment Banking Agreement with First SB Partners, Inc. (18)

10.46	Agreement with Cornell Capital Partners, LP (19)

10.47	Subscription Agreement with Strategic Working Capital Fund, L.P. (20)

10.48	Promissory Note for the Benefit of Strategic Working Capital Fund, L.P. (20)

10.49	Funds Escrow Agreement with Strategic Working Capital Fund, L.P. (20)

10.50	Severance Agreement, dated September 8, 2006, between the Company and Sandra Anderson (21)

10.51	Stock Purchase Agreement, dated September 5, 2006, between the Company and Noah Anderson (21)

10.52	Asset Purchase Agreement, executed October 13, 2006, between the Company and CorCell, Inc. (22)

10.53	Stock Purchase Agreement, executed October 13, 2006, between the Company and Independence Blue Cross (22)

10.54	Existing Samples Purchase Agreement, executed October 13, 2006, between the Company and Independence Blue Cross (22)

10.55	Registration Rights Agreement, executed October 13, 2006, between the Company and Independence Blue Cross (22)

10.56	Existing Samples Purchase Agreement, executed October 13, 2006, between the Company and CorCell, Inc. (22)

10.57	Bill of Sale, executed October 13, 2006, between the Company and CorCell, Inc. (22)

10.58	Assumption Agreement, executed October 13, 2006, between the Company and CorCell, Inc. (22)

10.59	Trademark Assignment, executed October 13, 2006, between the Company and CorCell, Inc. (22)

10.60	Non-Competition Agreement, executed October 13, 2006, between the Company and CoCell, Inc. (22)

10.61	Office Sublease, executed October 13, 2006, between the Company and CoCell, Inc. (22)

10.62	Employment Agreement Assignment, executed October 13, 2006, between the Company and Bruce Ditnes (22)

10.63	Employment Agreement Assignment, executed October 13, 2006, between the Company and Jill Hutt (22)

10.64	Employment Agreement Assignment, executed October 13, 2006, between the Company and Antonia Lafferty (22)

10.65	Employment Agreement Assignment, executed October 13, 2006, between the Company and Marcia Laleman (22)

10.66	Employment Agreement Assignment, executed October 13, 2006, between the Company and Marion Malone (22)

10.67	Employment Agreement Assignment, executed October 13, 2006, between the Company and George Venianakis (22)

10.68	Technology License Agreement, executed October 13, 2006, between the Company and Vita34AG (22)

10.69	Agreement by and between Cord Blood America, Inc and Cornell Capital Partners, LP executed October 13, 2006 (23)

10.70	Promissory Note dated October 23, 2006 between the Company and Bergen Regional Community Blood Services (24)

10.71	Stock Pledge, Escrow and Security Agreement dated October 23, 2006 for the benefit Bergen Regional Community Blood Services (25)

10.72	Placement Agency Agreement ,dated December 18, 2006, by and between the Company and Stonegate Securities, Inc. (26)

10.73	Consulting Agreement dated June 1, 2007, by and between Cord Blood America, Inc. and Midtown Partners & Co., LLC (27)

10.74	Exclusive Consulting Agreement, dated May 21, 2007, by and between Cord Blood America, Inc. and Jean R. Fuselier, Sr. (27)

10.75	Exclusive Consulting Agreement, dated May 21, 2007, by and between Fuselier Holding, LLC and Cord Blood America, Inc. (27)

10.76	Promissory Note in the amount of $121,500 to Stephanie Schissler (28)

10.77	Promissory Note in the amount of $76,950 to Stephanie Schissler (28)

10.78	Promissory Note in the amount of $25,650 to Matthew L. Schissler (28)

10.79	Pledge Agreement, dated September 28, 2007, between Cord Blood America, Inc., and Stephanie Schissler, relating to note in the amount of $121,500 (28)

10.80	Pledge Agreement, dated September 28, 2007, between Cord Blood America, Inc., and Stephanie Schissler, relating to note in the amount of $76,950 (28)

10.81	Pledge Agreement, dated September 28, 2007, between Cord Blood America, Inc., and Matthew L. Schissler (28)

10.82	Asset Purchase Agreement, dated August 20, 2007, among Cord Partners, Inc., Cord Blood America, Inc., and Curesource, Inc. (29)

10.83	Form of Senior Convertible Note (30)

10.84	Form of Warrant to Purchase Common Stock (30)

10.85	Secured Original Issue Discount Debenture, by Corcell (30)

10.86	Common Stock Purchase Warrant, dated November 26, 2007, by Cord Blood America, Inc. (30)

10.87	Securities Purchase Agreement, dated November 26, 2007, by and among Cord Blood America, Inc., Enable Growth Partners LP, and the other Purchasers (30)

10.88	Security Agreement, dated November 26, 2007, among Cord Blood American, Inc. and the Purchasers (30)

10.89	Registration Rights Agreement, dated November 26, 2007, among Cord Blood America, Inc. and the Purchasers (30)

10.90

Second Amendment, dated November 26, 2007, to the Securities Purchase Agreement, dated as of February 14, 2007, as amended by the First Amendment, dated as of April 9, 2007, by and among Corcell, Cord Blood America, Inc., and Shelter Island (30)

10.91	Corcell Security Agreement, dated as of November 26, 2007, by and between Cord Blood America, Inc., and Shelter Island (30)

10.92	Put Option Agreement, dated as of November 26, 2007, by and between Cord Blood America, Inc. and Shelter Island (30)

10.93	Subordination Agreement, dated November 26, 2007, by and between Cord Blood America, Inc., Corcell, Career Channel, Inc. , the Purchasers and Shelter Island (30)

10.94	Manufacturing Support Services Agreement, dated August 1, 2007, by and between Cord Blood American, Inc. and Progenitor Cell Therapy, LLC (31)

10.95	Form of Sublease, dated October 1, 2006, by and between CorCell, Inc. and Cord Blood America, Inc. (31)

21	List of Subsidiaries (filed herewith)

23.1	Consent of Rose, Snyder & Jacobs (filed herewith)

23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)

(1) Filed as an exhibit to Registration Statement on Form 10-SB filed on May 6, 2004.

(2) Filed as an exhibit to Amendment No. 1 to Form 10-SB filed on August 23, 2004.

(3) Filed as an exhibit to Amendment No. 2 to Registration Statement on Form 10-SB filed on October 6, 2004.

(4) Filed as an exhibit to Current Report on Form 8-K filed on January 17, 2005.

(5) Filed as an exhibit to Current Report on Form 8-K filed on March 1, 2005.

(6) Filed as an exhibit to Current Report on Form 8-K filed on March 28, 2005.

(7) Filed as an exhibit to Current Report on Form 8-K filed on May 2, 2005.

(8) Filed as an exhibit to Current Report on Form 8-K filed on May 3, 2005.

(9) Filed as an exhibit to Current Report on Form 8-K filed on June 24, 2005.

(10) Filed as an exhibit to Current Report on Form 8-K filed on July 7, 2005.

(11) Filed as an exhibit to Current Report on Form 8-K filed on July 21, 2005.

(12) Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005.

(13) Filed as an exhibit to Current Report on Form 8-K filed on December 23, 2005.

(14) Filed as an exhibit to Current Report on Form 8-K filed on January 6, 2006.

(15) Filed as an exhibit to Current Report on Form 8-K filed on January 18, 2006.

(16) Filed as an exhibit to Current Report on Form 8-K filed on February 8, 2006.

(17) Filed as an exhibit to Current Report on Form 8-K filed on May 5, 2006.

(18) Filed as an exhibit to Current Report on Form 8-K filed on June 1, 2006.

(19) Filed as an exhibit to Current Report on Form 8-K filed on June 29, 2006.

(20) Filed as an exhibit to Current Report on Form 8-K filed on August 2, 2006.

(21) Filed as an exhibit to Current Report on Form 8-K filed on September 11, 2006.

(22) Filed as an exhibit to Current Report on Form 8-K filed on October 13, 2006.

(23) Filed as an exhibit to Current Report on Form 8-K filed on October 17, 2006.

(24) Filed as an exhibit to Current Report on Form 8-K filed on October 27, 2006.

(25) Filed as an exhibit to Current Report on Form 8-K filed on October 23, 2006.

(26) Filed as an exhibit to Current Report on Form 8-K filed on December 29, 2006.

(27) Filed as an exhibit to Current Report on Form 8-K filed on June 6, 2007.

(28) Filed as an exhibit to Current Report on Form 8-K filed on October 3, 2007.

(29) Filed as an exhibit to Current Report on Form 8-K filed on August 21, 2007.

(30) Filed as an exhibit to Current Report on Form 8-K filed on November 30, 2007.

(31) Filed as an exhibit to Registration Statement on Form SB-2 filed on December 28, 2007.